UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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EQUIFAX®

EFX.next

Notice of 2025 Annual Meeting and Proxy Statement

A letter to our
Shareholders
EQUIFAX

Mark W. Begor, Chief Executive Officer

2024 marked an energizing chapter of transformation and growth for the New Equifax. We made significant progress towards the completion of our data and technology transformation, and as we look ahead to what's next, we are building on the strong foundation of the Equifax Cloud™. In 2025 and beyond, we expect to drive competitive advantage as we pivot to leveraging the Equifax Cloud and focus fully on growth, innovation, new products, and our EFX.AI capabilities.

Mark L. Feidler, Independent Chairman of the Board of DirectorsMark W. Begor2024 marked an energizing chapter of transformation andtowards the completion of our data and technologytransformation, and as we look ahead to what’s next, we arebuilding on the strong foundation of the Equifax Cloud™. In 2025and beyond, we expect to drive competitive advantage as wepivot to leveraging the Equifax Cloud and focus fully on growth,innovation, new products, and our EFX.AI capabilities

Equifax 2024 revenue of $5.68 billion was a record and up 8% on a reported and organic constant currency basis over 2023, delivering on the financial performance goals set at the beginning of the year against challenging U.S. mortgage and hiring macros. Our strong 2024 performance was aligned with our EFX2026 Strategic Priorities, and was an important inflection point in our ability to accelerate our free cash flow generation and to continue to drive growth through our investments in new products and targeted bolt-on acquisitions. Equifax is well-positioned to return capital to shareholders through both dividend growth and the launch of a multi-year share repurchase program in 2025 and beyond. We entered 2025 with close to 85% of revenue in the Equifax Cloud, and with our United States Information Solutions (USIS) business unit, Canada, Chile and several other Latin American countries completing their consumer cloud customer migrations– a tremendous milestone after over 4 years of building the new Equifax Cloud. Our Cloud progress allowed us to decommission legacy systems and 10 additional data centers to deliver $300 million in spending reductions. Leveraging the power of the Equifax Cloud, we also delivered our fifth consecutive year of more than 100 New Product Innovations (NPls) with a Vitality Index (defined as percentage of revenue from new products introduced in the last three years) of 12%, well above our 10% long term Vitality target for new products, while accelerating the development of advanced models and scores leveraging our market-leading EFX. AI capabilities. In 2024, 95% of our new models and scores were built using Artificial Intelligence (Al) and Machine Learning (ML), up from 75% in 2023.Annual Revenue at the Business Unit Level in 2024Total Annual Revenue: $5.68B Workforce Solutions delivered annual revenue of $2.43 billion, up over 5% from 2023, against challenging mortgage and hiring markets. Workforce Solutions continued to lead in NPI development, with a nearly 15% Vitality Index and had another outstanding year adding new records to The Work Number database, ending the year with 188 million active records, up 20 million records or 12%, with 734 million total records. Workforce Solutions$2.43BInternational International achieved more than a billion dollars in revenue for the fourth consecutive year, with 2024 revenue of $1.35 billion, up a very strong nearly 19% in constant currency year-over-year. Latin America continues to lead our International NPI with a 25% Vitality Index. In March 2025, we appointed Patricio Remon as our new President of Equifax International. Patricio joined Equifax U.S. InformationSolutions$1.89B $1.35B in 2006, most recently serving as President of Equifax Europe, and brings deep global business knowledge, strong customer relationships, growth expertise, and a proven track record of outstanding leadership to the role. U.S. Information Solutions delivered annual revenue of $1.89 billion, an increase of 10% from 2023. With the Equifax Cloud transformation of our U.S. Consumer and telecommunications and utilities exchanges complete, USIS accelerated its NPI growth, doubling the number of new products.
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We made strong progress towards completing our Equifax Cloud Data and Technology Transformation in 2024, with USIS, Argentina, Canada, Chile, the Dominican Republic and Paraguay completing their Consumer Cloud customer migrations. We ended 2024 with the majority of our North America businesses and close to 85% of Equifax revenue in the Cloud as we pivot from building to leveraging the Cloud for innovation, new products, and growth. With our USIS and Workforce Solutions Cloud migrations substantially complete, we are rapidly developing and bringing to market new Only Equifax™ solutions that include unique income and employment data from The Work Number® database and our USIS credit and alternative data assets. These Only Equifax solutions allow our customers to enhance their mortgage, auto, and personal loan originations by using credit attributes alongside income and employment information. As a part of our Equifax Cloud transformation we have decommissioned 36 data centers to date, including 10 in 2024, with three additional data centers expected to be decommissioned by the end of March 2025. Decommissioning legacy on-premise systems and software reduces spending, improves operating margins, and lowers the capital intensity of our business. New Product Innovation leveraging the Equifax Cloud enabled us to deliver a strong 12% Vitality Index in 2024 from broad-based, double-digit performances across all of our businesses, with new product revenue of about $650 million. We were recognized in the inaugural TIME Magazine list of America’s Best Midsize Companies for organizations based in the U.S. with annual revenue between $100 million and $10 billion. Our inclusion in this prestigious list was based on strong performance in employee satisfaction, revenue growth, and responsible business practices. We continued our EFX. AI innovation, and in 2024, 95% of our new models and scores were built using AI and ML, ahead of our 80% goal and up from 75% in 2023. We are seeing significant lifts in performance and predictiveness using EFX. Al and our differentiated data in models, scores, and new products. The Work Number database reached 188 million active records, a 12% increase from 2023, with employment records for nearly 233 million people. We now have 4.2 million employers contributing payroll records to The Work Number database, and signed 15 new partnership agreements – including an agreement with Workday – that will drive record growth in 2025. We continued our commitment to leadership in Security, evolving to meet – and anticipate – emerging cybersecurity threats in 2024 with a maturity level that has outperformed all major industry benchmarks for the last 5 years, a National Institute of Standards Technology (NIST) Cybersecurity Framework (CSF) score of 4.3, and an industry-leading passwordless transformation. Our roll-out of passwordless credentialing technology across Equifax, including the use of biometrics, helps eliminate the number one threat facing security teams: stolen credentials.
2	2025 Proxy Statement

In 2024, we leveraged the Equifax Cloud to accelerate New Product Innovation, marking our fifth consecutive year with over 100 new products developed. With a broad based 2024 Vitality Index of 12%, this was also our third consecutive year above our Long Term 10% Vitality Index goal. Revenue from new products was $650 million, with USIS notably seeing a 90% year-over-year increase in new product revenue. Workforce Solutions continues to lead Equifax in NPIs with a nearly 15% Vitality Index and solutions powered by unique, differentiated data that expand our TotalVerify® data hub, including Talent Report™ High School. This solution provides instant verification of available U.S. high school diploma data to employers and background screeners during the pre-hire process through an exclusive integration with the National Student Clearinghouse®. And we continued our commitment to providing an extensive set of verification solutions for the mortgage industry with offerings like All Employers Within 90 Days, enabling credentialed lenders to verify a borrower’s income and employment information from the previous 90 days – useful in situations where a borrower has been employed at the same job for a long period of time and employment records beyond the last three months are not needed. USIS introduced 28 new products in 2024 with a Vitality Index of 8.5%, including new offerings designed to give lenders and service providers the confidence they need to extend capital to small businesses in a rapidly changing economic environment. The new Equifax Cloud-based Merchant Data Network can improve traditional commercial scoring by more than 8% by providing valuable insights into the revenue small businesses generate from aggregated credit card transactions at the point of sale. The collaborative network combines the power of the Equifax Commercial Financial Network with aggregated credit card transaction data from Fiserv and other leading data providers to bring new visibility to more than 5.5 million businesses from more than 50 billion credit card transactions per year. Our International business unit outperformed its 2023 results, delivering a Vitality Index of 10.4% and a total of 78 NPIs in 2023 – nearly half of which were multi- market offerings. The Equifax Cloud enables us to quickly extend the impact of our International Solutions by taking successful products from one market and easily introducing them into additional markets while maintaining compliance with local data and regulatory requirements. Multi-market solutions included a new suite of Equifax Scores that were first introduced in Argentina and then localized and launched in the Dominican Republic. These new, 100% Cloud-based scores leverage EFX. AI and our unique alternative data assets to bring new financial visibility to more consumers. Accelerate Innovation and New Products Our innovative technologies help drive Equifax products and solutions forward so that our customers and consumers can make critical decisions with greater confidence. As of January 2025, Equifax has more than 625 issued or pending patents across the globe. Our Cloud transformation is enabling us to deliver on patented innovation with a 52% year-over-year increase in original patent applications filed and 57% year-over-year increase in patents granted.
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Leverage Equifax Cloud Capabilities The Equifax Cloud is a top-tier global technology and security infrastructure that continues to set Equifax apart in the industry. We made strong progress against our Equifax Cloud data and technology transformation over the last year, including the migration of our USIS consumer and telecommunications and utilities exchanges to the Cloud. Along with The Work Number, which we migrated more than two years ago, we now have the majority of our North American businesses and three largest data exchanges in the new Equifax Cloud. We ended 2024 with close to 85% of Equifax revenue in the Cloud as we pivot from building to leveraging the Cloud for innovation, new products, and growth. We also made substantial progress in our International technology transformation activities, completing our Canadian Cloud transformation, and moving Argentina, Chile, Costa Rica, the Dominican Republic, and Paraguay 100% to the Cloud in 2024. 2025 is also off to a strong start, with the migration of our consumer credit exchange in Spain completed in the first quarter. Our cloud-native infrastructure is already providing us with the competitive advantages of always-on stability, faster data transmission speeds, and industry leading security for our customers. As a part of our Equifax Cloud transformation we have decommissioned 36 data centers to date, including 10 in 2024, bringing our total to 36, with three additional data centers expected to be decommissioned by the end of March 2025. Decommissioning legacy on-premise systems and software reduces spending, improves operating margins, and lowers the capital intensity of our business. Our International Cloud migration efforts will continue in 2025 and 2026 resulting in additional cloud cost savings. In addition, our Cloud transformation significantly reduces the footprint of on-site technology and data centers and leverages the enhanced energy efficiency of cloud service providers. As we near the finish line of our over $1.5 billion security, data, and technology transformation, we are confident that the Equifax Cloud will be central to our differentiation and our competitive advantage for years to come. Expand Differentiated Data Assets Unique, differentiated data and analytics continue to be at the heart of our business. With the Equifax Cloud, we are expanding the depth and accuracy of our data and helping our customers innovate faster to create more effective insights into the people and communities they serve. Central to the Equifax Cloud is our custom data fabric, an adaptable data platform that unifies the enterprise's data (from over 100 siloed data sources) in a single, virtual structure, enabling critical data governance measures, including data segregation, and maintaining compliance with regulatory requirements. Data fabric offers the ability to ingest and analyze our non-public data at scale, and enhances the keying and linking of our data assets for delivery of multi-data solutions. Powered by the Equifax Cloud, our data fabric enables 40 million inquiries daily and ingests 15 billion records per month on a global basis.
4	2025 Proxy Statement

In 2024, our differentiated, non-public data included: The Work Number Database – 188 million active employment records and734 million total employment records for verifications of employment and income from 4.2 million different U.S. employers. Core Credit – More than 3.5 billion U.S. tradelines with over 1.6 billion updates monthly to currently reported accounts. Relationship with the National Consumer Telecom and Utilities Exchange, Inc.® (NCTUE®) – Operation and management of the U.S. NCTUE database that includes more than 430 million telecommunications, pay TV, internet, home security and utility account records and their associated payments. Insights – 198 million incarceration records from over 2,300 facilities across the United States. IXI – Wealth information with more than $30 trillion in anonymized assets and investments. DataX and Teletrack – Access to 120 million unbanked, underbanked and credit rebuilding consumers – enabling greater access to credit. Partnerships for cash flow data –Information on balances, deposits and withdrawals from more than 7,700 participating U.S. financial institutions - allowing access to visibility of 96.5% of U.S. checking accounts. Partnership with National Student Clearinghouse – Access to 130 million degrees from 2,700 colleges and universities. Digital Solutions – Combined trust and fraud signals from more than 60billion consumer interactions. Commercial Financial Network – 194.4million U.S. commercial tradelines across76.7 million businesses. Strategic partnerships are core to our differentiated data strategy. Last year, USIS extended its nearly 30-year relationship with the NCTUE, continuing our exclusive operation and management of the unique NCTUE database that includes more than 430 million account records and enabling us to deliver products and services that layer telecommunications, pay TV, internet, home security and utility insights on top of traditional credit data to help maximize consumer approval rates, help identify potential risks, reduce manual intervention costs and improve customer experience. We also signed 15 new strategic partnerships in 2024, including Workday, which we expect will fuel Workforce Solutions verification services revenue growth in 2025. By integrating Workday Payroll and The Work Number employment and income verification service, Workday customers will be able to offer their employees seamless, instant verifications in support of their most important life events such as applying for a home mortgage, an auto loan, or government benefits.
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Drive AI Innovation The Equifax Cloud and our custom data fabric enable us to drive AI innovation and maximize our EFX. AI capabilities. The successful use of AI requires deep, accurate and high-quality data. EFX. AI allows us to derive more value from our trusted, proprietary, non-public data – helping lenders and service providers make better decisions and open financial opportunities to otherwise underserved populations. In 2024, 95% of our new models and scores were built using AI and ML, ahead of our 80% goal and up from 75% in 2023.We are well positioned to deliver continued strong, EFX. AI-powered new product growth leveraging the Equifax Cloud. New Cloud and AI-based scores in 2024 included the latest addition to the USIS OneScore suite of risk scores: the new OneScore for Alternative Finance. Designed to expand financial opportunities for consumers that may be credit invisible, unscorable, thin-file, or credit rebuilding, this new score leverages predictive insights from our DataX and Teletrack specialty finance data with the option to include traditional credit data. Our research indicates that OneScore for Alternative Finance could help boost approval rates by as much as 40% for consumers seeking new financial opportunities, with the potential to expand the scorable population to reach up to 97% of Americans seeking alternative finance loans. Importantly, EFX.AI is aligned to both our EFX2026 Strategic Priorities and shared corporate values. Our approach is guided by our AI Governance Program, which sets strategic direction, provides global oversight of the use of Al systems, and defines the principles and practices that comprise Responsible AI at Equifax, with requirements that are aligned to the NIST AI Risk Management Framework. Whether it is for innovation, internal development, or operational improvements, Equifax uses AI Systems in a transparent, trustworthy, fair, explainable, and secure manner to provide benefits to consumers and customers. 2025 marks the 10-year anniversary of our patented Explainable AI (xAI) technology. Equifax led the way towards an industry standard for xAI in financial services, introducing the first machine learning credit scoring system with the ability to generate logical and actionable reason codes for consumers. Our AI innovation continues. As of January 2025, more than 300 of our pending and approved patents support our approach to AI. We infuse our patented AI techniques into solutions designed to enable customers to get to insights faster – helping to create new consumer opportunities. Put Customers and Consumers First Consumers and our customers depend on our data for important financial decisions and we take that responsibility very seriously. We began our Equifax Cloud, data and technology transformation to strengthen security and enhance our data quality and accuracy. With our North American Cloud transformation substantially completed in 2024, we have made significant improvements to our dispute process and consumer support, all with a goal of ensuring maximum possible accuracy. We believe that even one error affecting a consumer is one error too many, which is why we continue to invest in our data quality capabilities, technology, and processes to ensure that we can effectively detect and proactively remove inaccurate account information.
6	2025 Proxy Statement

We transparently publish a monthly consumer credit report accuracy metric on our website, and in 2024 Equifax U.S. consumer credit report accuracy averaged 99.83% each month. This metric is determined by calculating the number of tradelines, collections, and bankruptcy disputes within the month that resulted in a change to a U.S. consumer credit report (regardless of whether that change had any impact on a consumer’s credit score). Our Purpose is to help people live their financial best, and we strive to support economically healthy individuals and financially inclusive communities in each of the 24 countries where we do business. Providing consumers with the resources they need to increase their financial capability is an important part of this. We are proud to provide ongoing credit education designed to help people understand both their personal finances and the credit system as well as the role we play in helping to provide access to mainstream, sustainable financial products. Examples of this include: We continue to evolve the experience for our 26.7 million my Equifax™ users to include access to new offers and services and we are introducing a mobile app in the second quarter of 2025 that will give consumers additional credit visibility. Building on our commitment to consumer education, our robust online U.S. Knowledge Center was updated to include a new Spanish-language hub designed to meet the needs of the 13% of the U.S. population that speaks Spanish at home. More than 2 million viewers have tuned in to our consumer credit video education series, “Equifax Learn,” on YouTube. And in 2024 we added a Spanish language version of the series to drive more awareness of our free translated U.S. credit report in Spanish, helping Spanish-speakers understand credit, know what information is in their credit report and get in the habit of monitoring their financial accounts. Our New Product Innovation also plays a critical role in helping people live their financial best. In Canada, a new Global Consumer Credit File introduced in 2024 helps lenders make more confident credit lending decisions for newcomers to the country. The solution creates a calibrated credit score using newcomers’ credit histories from their countries of origin – essential in obtaining services such as housing, credit cards, and mobile phone contracts. Solutions ranging from our USIS Merchant Data Network and OneScore for Alternative Finance solutions, to our UK Open Banking and Open Finance offerings are designed to help global lenders responsibly create new financial opportunities by bringing more visibility to consumers and small businesses. In 2024, we marked the 30th anniversary of Victim Information and Notification Everyday (VINE). VINE, acquired in our purchase of Appriss Insights in 2021, is the leading victim notification network in the U.S. It allows survivors, victims of crimes, and other concerned citizens to access timely and reliable information about offenders or criminal cases in U.S. jails and prisons. Last year, we saw nearly 6 million consumer registrations, 298 million offender searches, and nearly 22 million notifications to help keep victims of crime safe.
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The Work Number plays a critical role in securing important financial moments such as starting a new job, leasing a car, applying for a mortgage, or seeking government benefits. The Work Number provided social service verifications for 25.5 million people seeking benefits while streamlining government operations and helping to ensure the integrity of safety net Families (TANF), Housing Choice Vouchers, Supplemental Security Income (SSI), and more. Execute Bolt-on M&A Since 2018, we have invested more than $4.5 billion in 25 strategic bolt-on acquisitions to strengthen our core capabilities, grow our differentiated data assets, and drive future non-mortgage growth. These acquisitions have grown our talented team and have expanded our international footprint into new markets. In 2024 we focused our efforts on integrating acquisitions completed over the last two years to drive synergies across our business. Just one year after the acquisition of Boa Vista Serviços, we are creating powerful new opportunities for Brazilian customers and consumers with the addition of our cloud- native products, decisioning and analytics capabilities, including our InterConnect® decision management system for easy access to data sources, attributes, models and decision rules. With Equifax j Boa Vista we are helping to drive new financial opportunities for the 34 million unbanked and underbanked consumers in Brazil, and customers are responding. In the fourth quarter of 2024 Equifax|Boa Vista saw double digit growth. We are continuing this strong momentum with a clear focus on leveraging our robust global platforms, and the completion of the Equifax|Boa Vista migration to the Cloud. In 2022, we expanded our International footprint into the Caribbean with the acquisition of Data-Crédito, the largest consumer credit reporting agency in the Dominican Republic. Equifax República Dominicana was fully migrated to the Cloud last year and the legacy data center was decommissioned. With this transformation, our Dominican Republic team put the power of the Equifax Cloud into action with their powerful new localized Equifax Scores. In a country where 49% of the population is unbanked, these cloud- based scores are bringing new financial visibility to more consumers by combining our EFX. AI capabilities and unique alternative data for better insights. Continue Leadership in Security We continued to deliver on our commitment to being an industry leader in security. As our fifth consecutive publication of our Security Annual Report reflects, our maturity level has outperformed all major industry benchmarks for the last five years, exceeding Technology and Financial Services companies analyzed. Prioritizing security and building it into our systems – versus bolting it on – has become part of our culture and helps drive our performance with strong security underpinning our technology innovation. We are constantly evolving to meet – and anticipate – emerging cybersecurity threats. In 2024 we completed an important milestone in transitioning nearly 22,000 full and part-time employees to passwordless authentication. Passwordless technology, including the use of biometrics, helps eliminate the number one threat facing security teams: stolen credentials. This change has also created a more seamless experience
8	2025 Proxy Statement

for our global workforce. Removing the daily friction of passwords means that password resets, lockouts and Multi-Factor Authentication tools can be removed to save time and costs. Our passwordless environment also eliminates Knowledge- Based Authentication – the use of personal questions to verify a user’s identity – from internal helpdesk calls, ensuring that AI voice cloning and deep fakes cannot be used to trick agents into giving away access, online or on the phone. We remain deeply committed to transparency, communication and collaboration - sharing our security resources for the benefit of the communities where we live and work. In 2024 we expanded our relationship with the Government of Costa Rica. Costa Rica is our third largest Equifax geography worldwide and our work with the country’s Ministry of Science, Innovation, Technology and Telecommunications is designed to boost the country’s cybersecurity, innovation and digital skills capacity at both the institutional and national levels. The new collaboration enables the sharing of Indicators of Compromise, the digital and informational “clues’’ used by incident responders to detect, diagnose, halt, and remediate malicious activity in their networks, fostering a better understanding of cyber threats. This collaboration will help strengthen cybersecurity at all levels. We also continue to help the Costa Rican government build the cyber and technology talent pipeline in their universities. In 2024, the Costa Rican Commission for the Implementation of the National Framework of Qualifications approved the inclusion of a new cloud skills standard as part of the educational system. This has been the result of collaboration between the Costa Rican public sector organizations and expert private sector organizations, led by Equifax. Under this new standard, any technical schools in Costa Rica will be able to develop programs on cloud skills. We are proud of the work that we do in helping organizations around the world become more secure and continue to actively engage with customers, policymakers, and other organizations regarding the challenges and opportunities in cybersecurity. We believe that our nearly 15,000 team members around the world are our greatest asset. Working together as One Equifax to drive cross-functional collaboration and innovation is critical to our success. ï As a values-driven organization, we are committed to nurturing a culture where everyone feels welcomed, valued and respected. Diversity of experience and thought drives increased creativity and innovation – which fuels our bottom line. ï In 2024, Equifax was named to the inaugural TIME Magazine list of America’s Best Midsize Companies, for organizations based in the U.S. with annual revenue between $100 million and $10 billion. Our inclusion in this prestigious list was based on strong performance in employee satisfaction, revenue growth, and responsible business practices. Support for the communities where our employees live and work is core to our responsible business practices. Last year, the Equifax Foundation put our Purpose into action by making $1.3 million in direct charitable grants to community partners in Atlanta and St. Louis – including On The Rise Financial Center, Westside Future Fund, Prosperity Connection, and Credit Builders Alliance to help low-to-moderate income communities achieve the credit strength needed to live their financial best. Act as One Team, One Equifax
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Through our Equifax Gives program, we matched more than $1 million in employee charitable donations in 2024 for more than $3.3 million in total community impact. We also continued our direct community engagement, maintaining a strong commitment to employee volunteerism. Our BEST Credit Training, which trains U.S. based employees to deliver financial literacy content in their communities, provided more than 1,500 hours of training last year. We expanded our work with organizations like Junior Achievement, creating an Equifax storefront at the Atlanta-based Junior Achievement Finance Park where more than 30,000 students each year learn the basics of credit through real-life scenarios. And we doubled our UK community efforts, dedicating time and talent to organizations like Speakers for Schools. Over the last year we worked with more than 600 UK youth to help them learn more about credit, understand how to borrow responsibly, and avoid potential financial scams. Internal career development remained a priority in 2024 and we continued to make a number of internal and external training opportunities available to our teams worldwide, with our global employees completing almost
170,000 hours of training and professional development. We also continued our work to enable employees to explore and map career options, identify and access targeted focus areas and development options matched to career desires, and easily access recommended internal job postings. We are proud to be a place where our employees can grow and develop their careers with nearly 50% of open roles filled internally in 2024. EFX2027 Strategic Priorities As we reflect on our accomplishments in 2024, we are also looking ahead to what's next for the New Equifax with our EFX2027 Strategic Priorities aligned to our outlook for the next three years. With our Cloud transformation substantially complete, we are well positioned to deliver continued strong EFX.AI-powered New Product Innovation leveraging the Equifax Cloud that will drive our top line growth. Accelerate Innovation and New Products Expand Differentiated Data Assets Put Customers and Consumers First Continue Leadership in Security Leverage Equifax Cloud Capabilities Drive AI Innovation Execute Bolt-on M&A Act as One Team, One Equifax

10	2025 Proxy Statement

2025 is a pivotal year for Equifax in our ability to accelerate our Free Cash Flow generation as capital expenditures come down and our EBITDA expands. Our strong Free Cash Flow conversion – which will approach our 95% long term goal – and leverage from expanding EBITDA, positions us to return capital to shareholders through both growing our dividend and launching a multi-year share repurchase program in 2025. In 2025, we expect to deliver 6% constant dollar revenue growth, as well as adjusted EBITDA margin expansion of 25 basis points, with EBITDA increasing to over $1.9 billion despite our expectation of continued challenging end markets in mortgage and hiring. Adjusted EPS at the midpoint of guidance is expected to be $7.45 per share, up 2% versus 2024, with Free Cash Flow approaching $900 million. We anticipate U.S. mortgage credit inquiries to decline 12% in 2025 compared to last year, and further expect U.S. hiring to be down about 8% relative to 2024, and on the order of over 10% below average hires over the last 10 years. Absent these assumed mortgage and hiring market declines, 2025 organic constant dollar revenue growth would be at the midpoint of our Long Term framework of 7 to 10% with EBITDA margins expanding over 100 basis points. As end markets normalize, we are confident in our ability to deliver organic revenue growth in our 7 to 10% Long Term framework, continue expanding adjusted EBITDA margins at 50 basis points per year, growing cash conversion to above 95%, and executing bolt-on M&A. We are entering the next chapter of the New EFX with our Cloud transformation substantially complete with about 85% of EFX revenue in the Cloud. We are energized by our commercial momentum, New Product Innovation, EFX.AI capabilities, and the benefits of the new EFX Cloud, but even more energized about the future of the New Equifax! On behalf of the Equifax Board, leadership team, and nearly 15,000 global employees, we thank you for your ongoing support and confidence in our business. Thanks for your support, Mark W. Begor Mark L. Feidler Chief Executive Officer and Director Independent Chairman of the Board of Directors

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Date, Time & Location: Thursday, May 8, 2025 8:00 a.m. (ET) 1550 Peachtree Street, N.W. Atlanta, Georgia 30309
Review your proxy statement and vote in one of four ways:
Via the internet Visit the website listed on your proxy card
By telephone Call the telephone number on your proxy card
By mail Sign, date and return your proxy card in the enclosed envelope
Attend the meeting Attend the meeting in person or virtually and cast your vote

Notice of 2025 Annual
Meeting of Shareholders
Agenda
Elect the ten director nominees named in the accompanying Proxy Statement.
Hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers (commonly referred to as “say-on-pay”).
Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025.
Approve amendments to the Company’s Articles of Incorporation to eliminate supermajority voting requirements.
Consider other business properly brought before the meeting or any adjournment or postponement thereof.
Proxies in the form furnished are being solicited by the Board of Directors of Equifax Inc. for this meeting or any adjournment or postponement thereof.
Shareholders are cordially invited to participate in the Annual Meeting by attending in person or attending virtually via our live meeting webcast. See page 119 of the Proxy Statement for more information on how to attend, participate in and vote at the Annual Meeting.
YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.
Most shareholders have a choice of voting over the internet, by telephone or by using a traditional proxy card. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.
Proxy materials were first made available to shareholders beginning on March 28, 2025.
By order of the Board of Directors,
Lisa M. Stockard
SVP, Office of Corporate Secretary
March 28, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 8, 2025. The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

Election to receive electronic delivery of future annual meeting materials.
You can expedite delivery and avoid costly mailings by confirming in advance your preference for electronic delivery. For further information on how to take advantage of this cost-saving service, please see page 124 of the Proxy Statement.

12	2025 Proxy Statement

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Proxy Summary
This summary highlights certain information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.
Equifax 2025 Annual Meeting Information
Time and Date:	8:00 a.m., Eastern Time, on May 8, 2025
Location:	1550 Peachtree Street, N.W. Atlanta, Georgia 30309
Items of Business and Voting Recommendations
	Item of Business	Board Vote Recommendation	Further Details
1.	Election of Ten Directors	The Board recommends a vote “FOR” each of our director nominees	See page 22
2.	Advisory Vote to Approve Named Executive Officer Compensation (“Say-on-Pay”)	The Board recommends a vote “FOR” this proposal	See page 50
3.	Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2025	The Board recommends a vote “FOR” this proposal	See page 114
4.	Approval of Amendments to our Articles of Incorporation to Eliminate Supermajority Voting Requirements	The Board recommends a vote “FOR” this proposal	See page 116
In addition, shareholders may be asked to consider any other business properly brought before the meeting or any adjournment or postponement thereof.
Voting and Admission Information
Voting
Holders of our common stock as of the record date, March 7, 2025, are entitled to notice of and to vote at our 2025 Annual Meeting. Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at our 2025 Annual Meeting. Even if you plan to attend our 2025 Annual Meeting, please cast your vote as soon as possible.
Review Your Proxy Statement and Vote in One of Four Ways:

Via the internet Visit the website listed on your proxy card	By telephone Call the telephone number on your proxy card	By mail Sign, date and return your proxy card in the enclosed envelope	Attend the meeting Attend the meeting in person or virtually and cast your vote
14	2025 Proxy Statement

Admission
Equifax shareholders as of the record date are entitled to attend the 2025 Annual Meeting. Our 2025 Annual Meeting will be held using a “hybrid” in-person and virtual format. Shareholders of record can attend the meeting in person or virtually using the meeting webcast. Please review the admission procedures in this Proxy Statement under “Questions and Answers about the Annual Meeting.”
Website Content Not Incorporated
References to our website included in this Proxy Statement are provided solely for convenience purposes. Content on our website is not, and shall not be deemed to be, part of this Proxy Statement or incorporated herein or into any of our other filings with the U.S. Securities and Exchange Commission (the “SEC”).
15

Our Company
Overview
Equifax Inc. is a global data, analytics and technology company. We provide information solutions for businesses, governments and consumers, and we provide human resources business process automation and outsourcing services for employers. We have a large and diversified group of clients, including financial institutions, corporations, government agencies and individuals. Headquartered in Atlanta and supported by nearly 15,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe and the Asia Pacific region.
2024 Performance Highlights
*
Adjusted EPS and Adjusted EBITDA are non-GAAP financial measures. Reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP financial measures can be found in Annex A to this Proxy Statement.

Strategy
Our strategic priorities are based on our pivot from building, investing and transforming to fully leveraging the Equifax Cloud and our EFX.AI capabilities to drive new product innovation and growth. With our new Equifax Cloud foundation in place, we are executing against the following strategic priorities:
Our business and strategy are described in more detail in our 2024 Annual Report on Form 10-K filed with the SEC on February 20, 2025. Our 2024 progress against our goals and the link to our 2024 compensation program is described under “Executive Compensation – Compensation Discussion and Analysis – Executive Summary” on page 53.
16	2025 Proxy Statement

Who We Are
As a global data, analytics and technology company, we play an essential role in the economy by helping companies in diverse industries, such as automotive, communications, utilities, financial services, fintech, healthcare, insurance, mortgage, professional services, retail, e-commerce and government agencies, make critical decisions with greater confidence.
Our unique blend of differentiated data, analytics and technology lets us create the insights that power decisions to move people forward. We help businesses provide a seamless and positive experience during life’s pivotal moments – like applying for a job or mortgage, financing an education or buying a car.
Our Purpose

Our purpose is helping people live their financial best.
We strive to create economically healthy individuals and communities everywhere we do business. In a single year, our unique data and analytics change millions of lives across the world.

Our Values
Our values express who we are, how we work and the behaviors that support our company, our vision and our purpose. They serve as guiding principles for our global team. They are:
• Be leaders in security and trusted data stewards • Lead with integrity and be personally accountable • Hold high standards in all our markets around the world	• Exceed our customers’ expectations every day • Deliver value and quality to our customers so we grow together • Aspire to be our customers’ first call
• Deliver results and play to win • Drive excellent execution • Have a sense of urgency, agility, and grit	• Work together as one aligned global team • Assume best intentions from each other • Foster optimism and have fun together
• Be intellectually curious and insights driven • Optimize our data and technology to sustain market and product leadership • Drive scalable, profitable growth	• Take initiative to develop ourselves and help others grow • Value diversity of experience and thought • Proudly show our Equifax spirit at work and in our communities
17

Board Refreshment and Composition
Board Refreshment
Added 4 new Directors since 2020	Skills added as a result of the recent Board refreshment:
	Accounting & Finance	Corporate Governance	Cybersecurity	Data & Analytics	Equifax Industry Knowledge
	International Business	Legal & Regularity	Risk Management	Strategy Development	Technology
Board Composition Highlights
Shareholder Engagement
•
Following our 2024 Annual Meeting, members of management, together with our Independent Chairman or our Compensation Committee Chair for certain conversations, conducted an extensive shareholder outreach program and met with investors holding approximately 65% of our outstanding shares

•
During these one-on-one meetings, we discussed Board governance and oversight, artificial intelligence, shareholder rights, data accuracy and consumer experience, employee engagement and more (see pages 35–36 for an overview of our shareholder engagement program)

•
Following these engagements, we continued our long-standing process of sharing feedback received with our Board and relevant Board committees, and taking responsive actions (see page 36)

Since Our 2024 Annual Meeting
We contacted investors representing	We met with investors representing	Directors met with investors representing
78%	65%	50%
of our shares	of our shares	of our shares
18	2025 Proxy Statement

Our Director Nominees
Our Board recommends that you vote FOR each of the director nominees named below for terms that expire at the 2026 Annual Meeting. The following table provides summary information about each nominee, and you can find additional information under “Proposal 1, Election of Director Nominees” on pages 22–34.

Our Board

1. **Mark W. Begor**
   Chief Executive Officer, Equifax Inc.
   Age: 66
   Director Since: 2018

2. **Mark L. Feidler**
   Independent Chairman, Equifax Inc.
   Founding Partner, MSouth Equity Partners
   Age: 68
   Director Since: 2007
   Committees: Compensation, Governance

3. **Karen L. Fichuk**
   Former Chief Executive Officer,
   Randstad North America
   Age: 59
   Director Since: 2023
   Committee: Audit

4. **G. Thomas Hough**
   Retired Americas Vice Chair,
   Ernst & Young LLP
   Age: 70
   Director Since: 2016
   Committees: Audit, Compensation

5. **Barbara A. Larson**
   Chief Financial Officer, SentinelOne, Inc.
   Age: 54
   Director Since: 2024
   Committee: Audit

6. **Robert D. Marcus**
   Former Chairman and Chief Executive Officer,
   Time Warner Cable Inc.
   Age: 59
   Director Since: 2013
   Committees: Compensation, Governance

7. **Scott A. McGregor**
   Former President and Chief Executive Officer,
   Broadcom Corporation
   Age: 68
   Director Since: 2017
   Committees: Audit, Technology

8. **John A. McKinley**
   Founder, Great Falls Ventures
   Age: 67
   Director Since: 2008
   Committees: Audit, Technology

9. **Melissa D. Smith**
   Chair and Chief Executive Officer, WEX Inc.
   Age: 56
   Director Since: 2020
   Committees: Compensation, Governance

10. **Audrey Boone Tillman**
    Senior Executive Vice President and General Counsel,
    Aflac Incorporated
    Age: 60
    Director Since: 2021
    Committees: Governance, Technology

Director Skills and Experience

Skill	Rating
Accounting & Finance	●●●●●●●○○○
Consumer Marketing	●●●●○○○○○○
Corporate Governance	●●●●●●●○○○
Cybersecurity	●●●●●○○○○○
Data & Analytics	●●●●●○○○○○
Equifax Industry Knowledge	●●●●●●○○○○
Executive Leadership & Business Operations	●●●●●●●●●●
International Business	●●●●●●●●●○
Legal/Regulatory	●●●●○○○○○○
Merger & Acquisitions	●●●●●●●●●●
Risk Management	●●●●●●●●●○
Strategy Development	●●●●●●●●●●
Technology	●●●●●○○○○○

19

Compensation Program Highlights
2024 Compensation Decisions
For the 2024 fiscal year, the Committee thoughtfully evaluated the compensation program structure in light of the ongoing evolution of our business strategy and shareholder feedback, when making decisions regarding the program. After evaluation, the Compensation Committee took certain actions with respect to our short- and long-term incentive programs for 2024, as summarized below and described in further detail under “Analysis of 2024 Compensation Decisions” beginning on page 60:
Our compensation program has been designed in response to direct shareholder feedback, and remained consistent with our prior year program (see page 60)
•
In designing the 2024 compensation program, the Compensation Committee conducted a thoughtful review, considering both the ongoing evolution of our business strategy and feedback from our shareholders

•
During its deliberations, the Committee noted that our shareholders were broadly supportive of the structure and design of our core 2023 compensation program, including the use of performance-based equity award structures to drive alignment of the interests of our executives and shareholders

•
As a result of this feedback, the Committee determined not to make any changes to our core compensation program for 2024

–
As an example, our CEO’s target pay did not increase in 2024 relative to 2023

Our compensation program is designed to deliver payouts that align with performance (see pages 54–60, 63–64 and 72)
•
Our compensation program emphasizes long-term equity awards and annual performance-based cash incentives so that a majority of each executive’s total compensation opportunity is linked directly to the Company’s stock price or otherwise tied to performance

–
For 2024, 89% of target total direct compensation for our CEO and an average of 85% for the other NEOs was in the form of variable, at-risk pay

•
Our annual and long-term compensation plans, including our 2024 compensation program, have operated by design to align CEO pay with our financial performance

–
In 2022-2024, although we achieved record revenues, our financial performance fell short of our enterprise targets due to the unprecedented declines in the U.S. mortgage market and challenging U.S. macroeconomic environment, which began in 2022 and continued through 2024; as a result, the annual incentive payout to our CEO, whose award is tied 100% to enterprise financial results, was below target in each of 2022, 2023 and 2024

–
The TSR and Adjusted EBITDA performance shares granted in 2022 both paid out below target, reflecting the prolonged challenges to our business presented by U.S. macroeconomic factors

Compensation Best Practices

Independent Compensation Committee advised by independent compensation consultant

Performance-oriented pay philosophy, as evidenced by a target pay mix for our CEO and other NEOs that is predominantly performance-based (see page 56)

Capped annual and long-term performance-based awards

Double-trigger change in control cash severance benefits and vesting of equity awards

No income tax gross-ups other than for certain relocation or foreign tax expenses

Performance shares are subject to a post-vesting holding period of 12 months

Compensation clawback policy contains financial and reputational harm standard, including in supervisory capacity

Meaningful share ownership requirements for senior executives

Anti-hedging and -pledging policy for directors, officers and other employees

Senior executives cannot purchase or sell Equifax securities except pursuant to a Rule 10b5-1 trading plan with robust requirements

No re-pricing of underwater stock options

RSUs granted under our annual LTI program cliff vest at the end of three years

20	2025 Proxy Statement

Corporate Governance Highlights
Independent Board	• 9 of our 10 director nominees are independent
Board Refreshment
•
The Governance Committee has implemented a succession plan to identify highly-qualified director candidates taking into account scheduled retirements

•
Since 2020, we have refreshed our Board with four new directors who bring valuable perspective and expertise

Annual Board Leadership Evaluation and CEO Succession Planning
•
The Board annually reviews our Company leadership structure to determine whether a combined Chair and CEO role or separate roles is in the best interests of shareholders

•
The Board annually evaluates the CEO’s performance and conducts a rigorous review and assessment of the succession planning process for the CEO and other top officers

Independent Board Chairman	• We have separated the roles of CEO and Chairman
Limits on Outside Board Service	• Outside directors are limited to service on three other public company boards • Our CEO is limited to two other public company boards (and serves on one outside board)
Director and Executive Stock Ownership
•
Each independent director is required to own Equifax common stock with a market value of at least 5x his/her annual cash retainer

•
Our CEO and our other senior executive officers are required to own Equifax common stock with a market value of at least 6x and 3x base salary, respectively

Rigorous Trading Policy and Protocols
•
Our insider trading policy prohibits our CEO and other senior executives from purchasing or selling Equifax securities except pursuant to an approved Rule 10b5-1 trading plan

•
Our trading policy and security incident escalation procedures are designed to ensure that those with decision-making authority on trading restrictions and approvals have notice of any potential security incident

No “Poison Pill”	• We do not have a stockholder rights plan, or “poison pill,” in place
Board Oversight of Risk
•
Our Board oversees risk management at the Company and exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees

•
Our Governance Committee oversees our strategy with respect to our responsible business priorities

•
Our Audit Committee reviews our policies related to enterprise risk assessment and risk management

•
Our Audit Committee and Technology Committee jointly oversee risk management with respect to cybersecurity

Board Oversight of Political Contributions and Lobbying Activities
•
Our Governance Committee has oversight authority regarding Company political activity (including corporate political expenditures) pursuant to our political engagement policy

•
Our political engagement policy prohibits using corporate funds to make political contributions

Annual Board Self- Evaluation
•
We have an annual Board and committee self-evaluation process, which presents the opportunity to examine the Board’s effectiveness and identify areas for improvement

•
The Board periodically engages a third party consultant to facilitate its annual Board and committee self-evaluation process

•
The Board periodically solicits feedback from management as part of its annual self-evaluation process

Director Orientation and Continuing Education
•
Upon joining our Board, directors participate in an orientation program regarding our Company, including business operations, strategy, regulatory compliance, cybersecurity and governance

•
The Board also conducts periodic visits to our key facilities and Board members annually review management’s crisis management planning

21

Proposal 1
Election of Director Nominees
All members of our Board are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The ten nominees for election listed in Proposal 1 have consented to being named in this Proxy Statement and to serve if elected. All director nominees attended 75% or more of the aggregate of the meetings of the Board and of the committees of the Board on which such directors served during 2024. The Company does not have a policy about directors’ attendance at the annual meeting of shareholders, but directors are encouraged to attend. All of the directors then serving attended the 2024 Annual Meeting.
Our director nominees have a variety of backgrounds, which reflects the Board’s continuing objective to achieve a diversity of perspective and experience. As more fully discussed in “Process for Identifying Director Nominees” on page 34, director nominees are considered on the basis of a range of criteria, including their business knowledge and background, reputation and global business perspective. They must also have demonstrated experience and ability that is relevant to the Board’s oversight role with respect to Company business and affairs. Biographical information for each of the nominees is set forth on pages 23−32 and a Board matrix is set forth on page 33.
Board Recommendation
The Board recommends a vote “FOR” the election of each of our director nominees.
22	2025 Proxy Statement

Our Director Nominees
Mark W. Begor Chief Executive Officer Age 66 Director since 2018 Other Public Directorships NCR Atleos Corporation
Mr. Begor has served as our Chief Executive Officer and as a director since April 2018. Prior to joining Equifax, Mr. Begor was a Managing Director in the Industrial and Business Services group at Warburg Pincus, a global private equity investment firm, since June 2016. Prior to Warburg Pincus, Mr. Begor spent 35 years at General Electric Company (“GE”), a global industrial and financial services company, in a variety of operating and financial roles. During his career at GE, Mr. Begor served in a variety of roles leading multibillion dollar business units of the company, including President and CEO of GE Energy Management from 2014 to 2016, President and CEO of GE Capital Real Estate from 2011 to 2014, and President and CEO of GE Capital Retail Finance (Synchrony Financial) from 2002 to 2011. Mr. Begor served on the Fair Isaac Corporation (FICO) board of directors from 2016 to 2018.
Key Skills and Experience
Executive Leadership & Business Operations. When he joined Equifax as CEO in 2018, Mr. Begor brought over 35 years of operating and leadership experience as an executive in senior roles at GE. During his tenure, Equifax has grown from $3.4 billion of annual revenue in 2018 to record annual revenue of $5.7 billion in 2024, a compound growth rate of approximately 9%. This strong financial performance has enabled us to complete 14 strategic acquisitions totaling nearly $4 billion since the beginning of 2021 to broaden our capabilities well beyond a traditional credit bureau, while making investments to expand data, analytics, product and technology capabilities.
Strategy Development. During over three decades at GE, Mr. Begor gained immense experience setting strategy for multibillion dollar business units of the company. As our CEO and a member of our Board, Mr. Begor plays a crucial role in setting the strategic direction of our company. Since 2018, we have developed and executed on our strategic priorities – investing more than $1.5 billion in our Equifax Cloud data and technology transformation, becoming an industry leader in security and accelerating innovation, new products, EFX.AI capabilities and growth.
Equifax Industry Knowledge. During his tenure at GE, Mr. Begor served as chief executive of GE Capital Retail Finance (Synchrony Financial), a consumer finance lender. This experience provided him the perspective of being a credit bureau customer, which helps us execute on our strategic priority to put customers and consumers first. In addition, prior to joining Equifax, Mr. Begor served for two years as a director at FICO, a public data and analytics company focused on credit scoring services and an Equifax industry peer. Mr. Begor’s unparalleled knowledge of our industry and our business make him uniquely qualified to lead the Company and serve as a director as we pivot from building, investing and transforming to fully leveraging our Equifax Cloud and EFX.AI capabilities to drive new product innovation and growth.

23

Mark L. Feidler Independent Chairman of the Board Age 68 Director since 2007 INDEPENDENT Committees Compensation Governance (Chair) Other Public Directorships New York Life Insurance Company
Founding Partner of MSouth Equity Partners, a private equity firm based in Atlanta, since February 2007. Mr. Feidler was President and Chief Operating Officer and a director of BellSouth Corporation (“BellSouth”), a major regional telecommunications company, from 2005 until January 2007. Mr. Feidler served as its Chief Staff Officer during 2004. From 2001 through 2003, Mr. Feidler was Chief Operating Officer of Cingular Wireless and served on the Board of Directors of Cingular from 2005 until January 2007. From 1991 to 2000, he served as the head of corporate development for BellSouth and as president of various operating subsidiaries. From 1986 to 1990, he worked in the investment banking department of The Robinson-Humphrey Company (predecessor to SunTrust Robinson Humphrey). From 1981 to 1986, Mr. Feidler was an attorney in the corporate law section of King & Spalding LLP.
Key Skills and Experience
Executive Leadership & Business Operations. Mr. Feidler has extensive operating, financial, legal and regulatory experience through his prior position with a major regional telecommunications company, as well as expertise in private equity investing and acquisitions. He also has broad based leadership experience through his nearly 20 years of service on the board of directors of New York Life Insurance Company. His many years of experience in business operations and executive leadership is especially relevant to us given his role as independent Chair of the Equifax Board.
Strategy Development. Mr. Feidler co-founded MSouth, an Atlanta-based private equity firm, in 2007. Prior to MSouth, Mr. Feidler amassed over 25 years of M&A and transactional experience through his roles at BellSouth, Cingular Wireless, The Robinson-Humphrey Company and King & Spalding. Mr. Feidler’s extensive experience in acquiring and successfully growing businesses helps our Board oversee the core elements of our business strategy, including new product development, strategic partnerships and acquisition strategies.
Equifax Industry Knowledge. Equifax has exclusive rights to operate and manage the NCTUE database of more than 430 million telecommunications, pay TV, internet, home security and utility account records. Mr. Feidler’s deep understanding of the value of this data, gained through his years of experience with BellSouth and Cingular Wireless, is valuable as we seek to layer insights from these records on top of traditional credit data to help maximize consumer approval rates, help customers identify potential risks, reduce manual intervention costs and improve customer experience.

24	2025 Proxy Statement

Karen L. Fichuk Age 59 Director since 2023 INDEPENDENT Committee Audit
Former Chief Executive Officer of Randstad North America, a unit of Randstad N.V., the world’s largest human resources services provider, from 2019 until 2023. Prior to joining Randstad North America, Ms. Fichuk spent more than 25 years with Nielsen Holdings PLC (“Nielsen”), a global information services leader, where she held various positions, including President, Developed Markets, President North America and Global Managing Director for Kraft and Mondelez, among other positions.
Ms. Fichuk is an advisor and investor in startup technology and AI companies and recently completed Northwestern University’s AI Applications for Growth certification. Ms. Fichuk also has significant nonprofit experience, including serving as a trustee for the United States Council for International Business and as a member of the CEO Council for the Global Business Alliance and sitting on the Global Leadership Council of the Colorado State University College of Business.
Key Skills and Experience
Data & Analytics. Ms. Fichuk gained extensive global data and analytics expertise during her 25 years at Nielsen, where she most recently served as President, Developed Markets. In this role, she led 4,000 employees across North America and Western Europe transforming the business model from client service to a product sales organization while providing global consumer intelligence to the world’s largest retailer and manufacturing companies. During her time as CEO of Randstad North America, she drew upon her experience at Nielsen to help the company make more sophisticated use of data. As a global data, analytics and technology company, Ms. Fichuk’s experience will help us execute on our strategic priority to expand our portfolio of differentiated data assets and leverage data-driven insights to help our customers.
International Business. Ms. Fichuk has decades of experience working for businesses with large global operations. Most recently, she ran the North American business of Randstad, which is headquartered in the Netherlands, where she led Randstad’s core business brands in the U.S. and Canada. She also served as a member of the company’s Executive Board, overseeing global strategy, operations and compliance. During her career at Nielsen, her roles included President of Developed Markets and Strategic Initiatives, with responsibility for North America, Western Europe and Australia/New Zealand. This experience benefits our Board’s oversight of our global operations, including continued growth within our International business unit.
Equifax Industry Knowledge. Ms. Fichuk served most recently as CEO of the North American business unit of Randstad, a global human resources services company. Ms. Fichuk’s experience in human resources services and the labor market is important to the Board as we seek to continue growing our portfolio of human resources business process automation and outsourcing services for employers.

25

G. Thomas Hough Age 70 Director since 2016 INDEPENDENT Committees Audit (Chair) Compensation Other Public Directorships Federated Hermes Fund Family Haverty Furniture Companies, Inc.
Retired Americas Vice Chair of Ernst & Young LLP (“EY”), an international public accounting firm. He was Vice Chair of Assurance Services of EY Americas from 2009 to July 2014, and Americas Vice Chair until his retirement in September 2014. Mr. Hough joined EY in 1978 and became a partner in 1987. During his career, he led various teams across the firm, including serving as Vice Chair and Southeast Area Managing Partner from 2000 to 2009 and Vice Chair of Human Resources from 1996 to 2000.
Key Skills and Experience
Accounting & Finance. Mr. Hough was trained as an accountant, with over 36 years of experience as a certified public accountant with EY. As a senior leader for more than two decades engaging with many of EY’s most significant clients across diverse industries, he regularly engaged with members of issuer company management, boards and audit committees on audit, financial accounting, financial reporting, risk management and governance matters. Mr. Hough’s deep expertise in these areas makes him exceptionally qualified to serve as chair of our Audit Committee.
Risk Management. Mr. Hough currently serves as chairman of the Federated Hermes Fund Family (“Federated Hermes”) and as lead director and audit committee member of Haverty Furniture Companies, Inc. (“Havertys”). He previously served as audit committee chair at both Federated Hermes and Publix Super Markets, Inc. (“Publix”). Through these board positions and his 27 years as a partner at EY, Mr. Hough has acquired in-depth knowledge related to risk policies and processes and overall enterprise risk management. Mr. Hough is able to apply this experience in his role as our chair of our Audit Committee and co-chair of our joint Audit and Technology Committees.
Executive Leadership & Business Operations. Mr. Hough is a seasoned public company director with broad experience in executive leadership roles at a major international accounting firm. In his roles as Vice Chair of EY Americas Assurance Services and EY Americas Vice Chair, he oversaw services provided by 1,550 partners and 17,150 professionals throughout the Americas. Through his membership on the EY Executive Board and EY Global Assurance Executive Committee, he helped provide strategic and operational direction for the global firm. He has extensive experience as a board member, including current service with Federated Hermes and Havertys and prior experience with Publix. Mr. Hough’s broad and varied leadership experience benefits Equifax as our Board oversees management’s execution against our business strategy.

26	2025 Proxy Statement

Barbara A. Larson Age 54 Director since 2024 INDEPENDENT Committee Audit
Chief Financial Officer of SentinelOne, Inc. (“SentinelOne”), a global leader in AI-powered cybersecurity, since September 2024. Prior to that, from 2022 to 2024, she served as Executive Vice President and Chief Financial Officer at Workday, Inc. (“Workday”), a leading AI enterprise platform that helps organizations manage their people and money. From 2014 to 2022, she held positions of increasing significance at Workday. Prior to joining Workday, she held various leadership roles in corporate finance spanning more than 20 years at VMWare, TIBCO and Symantec.
Key Skills and Experience
Accounting & Finance. Ms. Larson is a seasoned finance professional who currently serves as chief financial officer of SentinelOne. During her nearly decade-long tenure with Workday, Ms. Larson held several leadership positions across the company’s finance and product organizations, including serving as chief financial officer, where she was responsible for the company’s overall finance and accounting functions, internal audit and investor relations. Ms. Larson has a background as a certified public accountant with an undergraduate degree in finance and accounting. Her deep public company finance and accounting leadership experience benefits our Audit Committee in its oversight of our financial performance and financial reporting.
Equifax Industry Knowledge. Ms. Larson served in several leadership roles across the finance and product organizations during her ten years at Workday, a company that offers a suite of AI-powered, cloud-based enterprise software solutions primarily focused on human capital management (HCM), financial management, enterprise resource planning (ERP) and analytics. Her experience in both human capital management and enterprise technology is a tremendous asset to our Board as we continue to expand the portfolio of employer services offered under our Workforce Solutions business unit.
Cybersecurity; Technology. Ms. Larson has acquired experience with cybersecurity, cloud technology and AI through her roles at SentinelOne and Workday. This experience enhances her skill sets in relation to the Equifax Board, as we maintain our leadership in cybersecurity and seek to fully leverage our Equifax Cloud technology and EFX.AI capabilities to drive new product innovation and growth.

27

Robert D. Marcus Age 59 Director since 2013 INDEPENDENT Committees Compensation (Chair) Governance
Former Chairman and Chief Executive Officer of Time Warner Cable Inc. (“Time Warner Cable”), a provider of video, high-speed data and voice services, from January 2014 until the company was acquired by Charter Communications in May 2016. He was named a director of Time Warner Cable in July 2013 and served as President and Chief Operating Officer from 2010 to 2013. Prior thereto, he was Senior Executive Vice President and Chief Financial Officer from January 2008 and Senior Executive Vice President from August 2005. Mr. Marcus joined Time Warner Cable from Time Warner Inc. where he held various senior positions from 1998. From 1990 to 1997, he practiced law at Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), a premier law firm based in New York.
Mr. Marcus is an Executive Partner at XN LP, a New York-based investment firm. He serves on the Board of Directors of Newhouse Broadcasting Co. as well as the boards of several non-profit organizations, including New Alternatives for Children, Uncommon Schools, Newark Academy, Cooperman Barnabas Medical Center and OpenDor Media.
Key Skills and Experience
Executive Leadership & Business Operations. Mr. Marcus served as chairman and chief executive officer of Time Warner Cable from 2014 until the completion of the company’s merger with Charter Communications in 2016. During the course of a decade, he served in other senior roles of increasing responsibility at Time Warner Cable, including president and chief operating officer and chief financial officer. His public company operating and finance experience, which includes a background in executive compensation, is invaluable to the Board as we execute on our long-term strategic priorities and to the Compensation Committee as we design compensation programs that attract, retain and motivate executive talent.
Mergers & Acquisitions. Mr. Marcus has deep mergers and acquisitions experience. He served as chairman and chief executive officer of Time Warner Cable during the company’s merger with Charter Communications. Prior to that, he served over nearly a decade in roles at Time Warner Cable that involved significant mergers and acquisitions activity, including president and chief operating officer, chief financial officer and the senior executive vice president overseeing corporate groups including mergers and acquisitions. Before joining Time Warner Cable, he held roles at Time Warner Inc. that included senior vice president of mergers and acquisitions. Mr. Marcus’s experience is relevant to Equifax, as the execution of bolt-on M&A is a core pillar of our growth strategy.
Legal & Regulatory. Mr. Marcus has significant legal and regulatory experience, gained through his years of practice at Paul Weiss and his experience as chief executive officer of Time Warner Cable, where the legal and regulatory functions reported into him. This experience navigating public company legal and regulatory issues facilitates Mr. Marcus’s significant insights and contributions as a member of the Board and the Governance Committee, in particular.

28	2025 Proxy Statement

Scott A. McGregor Age 68 Director since 2017 INDEPENDENT Committees Audit Technology Other Public Directorships Applied Materials, Inc.
Former President, Chief Executive Officer and Director of Broadcom Corporation (“Broadcom”), a world leader in wireless connectivity, broadband, automotive and networking infrastructure. Mr. McGregor served in those positions from 2005 until the company was acquired by Avago in 2016. From 2016 to 2017, Mr. McGregor served on the board of directors of Xactly Corporation (“Xactly”), an AI-powered provider of intelligent revenue solutions. From 2010 to 2016, he served on the board of directors of Ingram Micro, Inc. (“Ingram Micro”), a U.S. distributor of information technology products and services. From 2001 to 2005, Mr. McGregor served as President and Chief Executive Officer of the Philips Semiconductors division of Royal Philips Electronics. Prior thereto, Mr. McGregor was head of Philips Semiconductors’ Emerging Business unit from 1998. He previously served in a range of senior management positions at Santa Cruz Operation Inc., Digital Equipment Corporation (now part of HP), Xerox PARC and Microsoft, where he was the architect and development team leader for Windows 1.0. Mr. McGregor received a B.A. in Psychology and an M.S. in Computer Science and Computer Engineering from Stanford University.
Mr. McGregor currently serves on the board of directors of Applied Materials, Inc. (“Applied Materials”), a U.S. company that provides materials engineering solutions used to produce new chip and advanced displays. Prior to that, he served on the board of directors of Alorica Inc. (“Alorica”), an industry leader at leveraging data-driven insights to design and deploy digitally engineered, tech-enabled customer experiences at scale, and at Luminar Technologies (“Luminar”), a U.S. technology company that develops vision-based lidar and machine perception technologies, primarily for self-driving cars.
Key Skills and Experience
Cybersecurity. Mr. McGregor has decades of experience running and overseeing technology companies with sophisticated cybersecurity programs. In particular, he served as chief executive officer of Broadcom for over ten years, during which time he oversaw the development of networking semiconductors that are the foundation for a large part of the world’s cybersecurity hardware and acquired extensive cybersecurity expertise. Mr. McGregor’s cybersecurity experience is particularly important to us as we seek to maintain our intense focus on data security as we innovate for future growth.
Technology. Mr. McGregor has spent his career at the forefront of technology and innovation. An industry leader in information technology, he began his career as a computer engineer, helping to design the first personal computers and the first version of Microsoft Windows. He later served in executive roles within the Philips Semiconductors division of Royal Philips Electronics and as the chief executive officer of Broadcom. His executive management experience is supplemented by his current and prior experience as a member of the board of directors of several cutting-edge technology companies, including Applied Materials, Xactly, Ingram Micro, Alorica and Luminar. He also has decades of experience focusing on AI issues, including experience gained through service as an executive and/or board member at technology companies and his position as an investor in an AI company. Mr. McGregor’s expertise in innovation and technology is invaluable to our Board as we leverage our Equifax Cloud data and technology transformation to accelerate innovation and new product development.
Data & Analytics. Mr. McGregor currently chairs the technology committee of the board at Applied Materials, a company for which AI and data analytics is fundamental to the business. In addition, he previously served on the board of directors of Alorica, a business driven by data-driven insights. Our Board believes this experience benefits Equifax as we execute on our strategic priorities of accelerating innovation and new products and expanding differentiated data assets.

29

John A. McKinley Age 67 Director since 2008 INDEPENDENT Committees Audit Technology (Chair)
Founder of Great Falls Ventures, a venture capital firm based in Washington, D.C., since April 2007. He was Chief Technology Officer of News Corporation from July 2010 to September 2012. He was President, AOL Technologies and Chief Technology Officer from 2003 to 2005 and President, AOL Digital Services from 2004 to 2006. Prior thereto, he served as Executive President, Head of Global Technology and Services and Chief Technology Officer for Merrill Lynch & Co., Inc., from 1998 to 2003; Chief Information and Technology Officer for GE Capital Corporation from 1995 to 1998; and Partner, Financial Services Technology Practice, for Ernst & Young International from 1982 to 1995.
Key Skills and Experience
Technology. Mr. McKinley has a background in managing complex global technology operations as chief technology officer at a number of leading global companies, which is important for Equifax as we leverage our Equifax Cloud data and technology transformation to accelerate innovation and new product development. Mr. McKinley also has extensive experience in the areas of artificial intelligence (AI) and natural language processing. He and his team delivered the first robo-advisor solution for Merrill Lynch in 2002. He is also currently an advisor to AI-centric firms in the investment and security sectors. This experience with AI enhances our Board’s effective oversight of our responsible AI innovation.
Cybersecurity. Mr. McKinley has cybersecurity experience that has facilitated the enhancement of our security program maturity to a level that has outperformed all major industry benchmarks for the last five years. He gained this experience through, among other things, serving on the board of cloud-based security company MessageLabs, which was acquired by Symantec. He started his career at EY, where he helped establish the computer security practice in the United States.
Finance & Accounting. Mr. McKinley began his career with EY, eventually becoming a partner in the Financial Services Technology Practice. In this role, he assisted in multiple IT control reviews. Later, during his tenure as President of Digital Services at AOL, he had full P&L responsibilities for the division. Prior to joining the Equifax Board, he served on the audit committee of Proxicom. Mr. McKinley received an undergraduate degree in economics from the Wharton School at the University of Pennsylvania. Mr. McKinley’s varied finance and accounting expertise, combined with his background in technology, is highly relevant to his role as a member of our Audit Committee and co-chair of our joint Audit and Technology Committees.

30	2025 Proxy Statement

Melissa D. Smith Age 56 Director since 2020 INDEPENDENT Committees Compensation Governance Other Public Directorships WEX Inc.
Chair and Chief Executive Officer of WEX Inc. (“WEX”), a global leader in financial technology solutions. Ms. Smith has served as Chief Executive Officer since 2014 and Board Chair since 2019. She joined WEX in 1997 and held several senior leadership positions across different aspects of the business prior to her appointment as Chief Executive Officer, including serving as Chief Financial Officer for ten years. Before joining WEX, Ms. Smith started her career at Ernst & Young LLP.
Ms. Smith also has a history of extensive nonprofit work and currently serves on the MaineHealth board of trustees.
Key Skills and Experience
Executive Leadership & Business Operations. Ms. Smith has served as CEO and board chair of WEX for eleven years and six years, respectively. In these broad-based leadership roles, she has gained significant experience in overseeing business operations and driving business growth, as evidenced by the fact that WEX’s annual revenue has increased from $800 million to $2.63 billion during her tenure as CEO. The Board views this experience as particularly valuable as we fully leverage our Equifax Cloud and EFX.AI capabilities to drive new product innovation and growth.
Strategy Development; Data & Analytics. During over two decades at WEX, Ms. Smith has been instrumental in the company’s strategic growth, overseeing major acquisitions, technology investments and international expansion. The Board believes Ms. Smith’s strategic vision and leadership experience in a business driven by data and analytics benefit Equifax as we develop and execute on our corporate strategy.
Accounting & Finance. Among other roles at WEX, Ms. Smith served as chief financial officer for ten years, during which time she spearheaded the company’s initial public offering. She began her career as an auditor at Ernst & Young LLP. This deep financial expertise facilitates the Board’s oversight of our annual operating budget and financial performance and our Compensation Committee’s design of incentive programs that align with our financial performance.

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Audrey Boone Tillman Age 60 Director since 2021 INDEPENDENT Committees Governance Technology
Senior Executive Vice President and General Counsel of Aflac Incorporated (“Aflac”), the largest U.S. provider of supplemental insurance, since 2014. Ms. Tillman joined Aflac in 1996 and has held positions of increasing significance, including serving as Senior Vice President of Human Resources. Prior to joining Aflac, she was an associate with Smith, Helms, Mulliss and Moore and an associate professor at the North Carolina Central University School of Law.
Ms. Tillman has received numerous awards and accolades during her career. Most recently, she was named to Black Enterprise magazine’s Most Powerful Women in Business list for the third consecutive year and Women’s Inc.’s Top Corporate Counsel list in 2019. In 2020, she was awarded the Meritorious Public Service Medal by the Department of the United States Army.
Key Skills and Experience
Legal & Regulatory. Ms. Tillman has extensive legal and regulatory experience, having served as the general counsel of Aflac for more than a decade. She directs Aflac’s legal division and functions related to compliance, as well as the office of the corporate secretary, including oversight functions of the legal and compliance offices at Aflac Japan, where the company earns more than 75% of its revenue. Prior to Aflac, she acquired additional legal expertise as an attorney at Smith, Helms, Mulliss and Moore and an associate professor at the North Carolina Central University School of Law. The Board values Ms. Tillman’s experience in these areas, given that Equifax is subject to a number of U.S. federal, state, local and foreign laws and regulations that involve matters central to our business.
Risk Management. As general counsel of Aflac, Ms. Tillman has legal and compliance oversight responsibilities that give her significant experience with enterprise risk management and governance frameworks. This experience benefits our Board’s ability to oversee Equifax’s various risk management and governance frameworks, including our enterprise risk management program.
Corporate Governance. Ms. Tillman brings deep knowledge in corporate governance, gained over decades of experience in the insurance industry and legal and human resources fields. In her position as general counsel of Aflac, a U.S. public company, she is exposed to many of the same corporate governance issues we encounter at Equifax. In particular, she is able to leverage these insights as a member of our Board’s Governance Committee.

32	2025 Proxy Statement

Board Matrix
The Board matrix below summarizes certain of the key skills, experience, qualifications and attributes that our director nominees bring to the Board to enable the effective oversight of our Company and execution of our business strategy. This matrix highlights the depth and breadth of the skills and experience of our director nominees. Additional details regarding each director nominee’s skills, experience and background are set forth in the individual biographies on pages 23−32.

Skills and Experience	Begor	Feidler	Fichuk	Hough	Larson	Marcus	McGregor	McKinley	Smith	Tillman
Accounting & Finance
Corporate Governance
Cybersecurity
Data & Analytics
Equifax Industry Knowledge
Executive Leadership & Business Operations
CEO Experience
CFO Experience
International Business
Legal/Regulatory
Mergers & Acquisitions
Risk Management
Strategy Development
Technology
Background
Tenure/Age/Gender
Tenure (years)	7	18	2	8	1	11	7	16	4	4
Age	66	68	59	70	54	59	68	67	56	60
Gender (Male or Female)	M	M	F	M	F	M	M	M	F	F
Race and Ethnicity
Hispanic or Latino
Black or African American
White
Asian
American Indian or Alaska Native
Native Hawaiian or Pacific Islander
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Process for Identifying Director Nominees
When the need to fill a new Board seat or vacancy arises, the Governance Committee proceeds in the manner it deems appropriate to identify a qualified candidate or candidates. Candidates may be identified through the engagement of an outside search firm, recommendations from independent directors, the Chairman of the Board, management or other advisors to the Company, and recommendations by shareholders. The Governance Committee Chair and Chairman of the Board are provided with copies of the resumes for any potential candidates so identified and review them as appropriate with the Governance Committee, our CEO and the full Board.
Our Governance Committee determines the selection criteria and qualifications for director nominees. As set forth in our Governance Guidelines, these criteria include, among other things, a director candidate’s integrity and ethical standards, independence from management, an ability to provide sound and informed judgment, a history of achievement that reflects superior standards and willingness to commit sufficient time. Cybersecurity is one of the skills that the Governance Committee specifically considers in its assessment of Board membership criteria. With respect to the most recent additions to the Board, the Governance Committee was also focused on expertise in accounting and finance, corporate governance, data and analytics, Equifax industry knowledge, international business, legal and regulatory, risk management, technology and strategy development.
Although the Committee does not have a formal diversity policy for Board membership, it considers whether a director nominee contributes or will contribute to the Board in a way that can enhance the perspective and experience of the Board as a whole through, among other things, diversity in professional background, education, gender, age, race and ethnicity. When current Board members are considered for nomination for re-election, the Committee also takes into consideration their prior Board contributions, performance and meeting attendance records. The effectiveness of the Board’s skills and expertise is also considered as part of the Board’s annual self-assessment.
Directors are limited to service on three other public company boards, not including our Board. Audit Committee members may not serve on the audit committee of more than three public companies absent a Board determination that such service will not impair the ability of such member to serve effectively on our Audit Committee. In addition, when our CEO is a member of our Board, he or she may not serve on more than two other public company boards. These policies – and our directors’ compliance with these policies – are reviewed at least annually and all directors currently comply with these limitations.
See “Questions and Answers about the Annual Meeting” beginning on page 119 for information on the procedures for shareholders to recommend director nominees for consideration by the Governance Committee.
34	2025 Proxy Statement

Board Leadership & Corporate Governance
Corporate Governance Overview
Our Board of Directors and management team are committed to achieving and maintaining high standards of corporate governance, ethics and integrity. We conduct our business in a manner that is socially responsible, values-based and in compliance with the law. We periodically review our governance policies and practices against evolving standards and make changes as appropriate. We also value the perspectives of our shareholders and other stakeholders, including our employees and the communities in which we operate.
The following sections summarize our corporate governance policies and practices including our Board leadership structure, our criteria for director selection and the responsibilities and activities of our Board and its committees. Our corporate governance documents, including our Corporate Governance Guidelines (“Governance Guidelines”), our Board committee charters and our Code of Ethics and Business Conduct applicable to directors, officers and employees, are available at www.equifax.com/about-equifax/corporate-governance, or in print upon request to Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, telephone (404) 885-8000. The Code of Ethics and Business Conduct provides our policies and expectations on a number of topics, including our commitment to good citizenship, providing transparency in our public disclosures, prohibiting insider trading, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of Company assets, compliance with all laws and operating with integrity.
See “Corporate Governance Highlights” on page 21 for a summary of our key governance practices.
Shareholder Engagement Program
Program Overview
Our Board of Directors and management team value the constructive feedback received from shareholders through our proactive and regular engagement. Investor engagement continues to prompt review of and changes to our governance practices, and our Board remains committed to seeking out and responding to investor feedback. Our integrated outreach team, led by our Office of Corporate Secretary and Investor Relations personnel, and joined by members of our Board for certain conversations, discusses a wide variety of issues with our shareholders.
2024 Outreach and Engagement
This past year, we continued our extensive outreach efforts, which follow an annual cycle centered around our annual meeting of shareholders.
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Following our 2024 Annual Meeting, we reached out to shareholders holding approximately 78% of our outstanding common shares (“O/S”) and engaged with shareholders holding approximately 65% of our outstanding shares. We thoughtfully considered shareholder input on a range of topics, including Board governance and oversight, artificial intelligence, shareholder rights, data accuracy and consumer experience, employee engagement and more. Our Independent Board Chair and our Compensation Committee Chair led several of these engagement meetings. We included outreach to both of the leading proxy advisory firms as part of our engagement efforts.
Board Actions in Response to Shareholder Feedback
Our Board conducted an in-depth review of the shareholder feedback provided in 2024 to develop an appropriate response to topics raised by investors, evaluating actions both in terms of potential changes to practices and disclosure, as described below.
Key Themes Discussed	Equifax Actions
Board oversight and governance
•
Added new proxy statement disclosure to highlight the specific skills and expertise of our directors and how they tie to oversight of business strategy (see pages 23–32)

•
As part of its annual self-evaluation, the Board solicited and considered feedback from management (see page 38)

Artificial intelligence governance
•
Published information about our AI Governance Program, including our Responsible AI Policies and Principles (see Equifax.com/about-equifax/ai)

•
Added new proxy statement disclosure to provide an overview of how we operationalize Responsible AI at Equifax (see pages 44–45)

•
Added new proxy statement disclosure to clarify the members of the Board with AI-related skill sets and expertise (see pages 25, 27 and 29–30)

Shareholder rights and governance
•
The Board adopted an amendment to our Articles of Incorporation to eliminate supermajority voting requirements on actions requiring a shareholder vote (see Proposal 4 on page 116)

•
We recommend shareholders vote FOR Proposal 4

Initiatives related to consumers, including data accuracy and consumer experience	• Enhanced website disclosure to highlight our commitments and initiatives related to financial inclusion, access to credit and consumer experience (see Equifax.com/ about-equifax/our-commitments)
36	2025 Proxy Statement

Board Leadership Structure
The Board annually reviews its leadership structure and our governance documents provide the Board with the flexibility to select the appropriate leadership structure for us at any given time. In 2017, the Board decided to adjust its leadership structure to separate the roles of Chairman and CEO. Mark Feidler, who had previously served as a leader for the independent directors in his role as Presiding Director, was elected to the role of Independent Chairman. In selecting Mr. Feidler to serve as Independent Chairman, the then-serving independent directors considered, among other things, his effective leadership when serving in the role of Presiding Director and his ability to commit sufficient time to the additional workload and increased meeting attendance as important qualifications.
The Board has determined that having separate Chairman and CEO roles is in the best interest of the Company and its shareholders at this time. This structure provides for direct independent oversight of management and clearly delineates the role of the Board as a source of insight and oversight for management. The Board believes this leadership structure, which also includes a majority independent Board and fully independent Board committees, best serves the objectives of the Board’s independent oversight of the Company’s business and affairs.
Mark L. Feidler INDEPENDENT CHAIRMAN OF THE BOARD
The role and responsibilities of Independent Chairman include:
•
Calling meetings of the full Board or of the non-management directors

•
Establishing the agenda for each Board meeting, in coordination with the CEO

•
Presiding at all meetings of the Board

•
Advising the CEO of decisions reached and suggestions made at the executive sessions of the non-management directors

•
Facilitating communication between the directors and with the CEO

•
Meeting directly with management and other employees of the Company

•
Presiding at meetings of shareholders and calling special meetings of shareholders

•
Being available for consultation and direct communication with shareholders

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Annual Board Self-Evaluations
Our Board continually seeks to improve its performance. We have a robust and constructive annual Board and committee self-evaluation process, which presents the opportunity to examine the Board’s effectiveness and practices and identify areas for improvement. Our Governance Committee annually reviews and recommends the specific format to use for that year’s Board evaluation.
Questionnaire	One-On-One Discussion With Independent Chairman	Committee/ Full Board Sessions	Periodic Engagement of Outside Consultant
On an annual basis, each director completes written Board and committee evaluation questionnaires The questionnaire responses are then aggregated without individual attribution	Our Independent Chairman references the response summaries and conducts a one-on-one discussion with each director regarding Board and committee effectiveness and engagement	Following these individual discussions, each committee and the full Board conducts a self-evaluation discussion in non-management executive sessions	Periodically, the Board engages an outside consultant to facilitate the Board and committee self- evaluation process
Board Self-Evaluation Process for 2024-2025
Based upon the recommendation of the Governance Committee, the Board determined it was appropriate to implement its standard process for the 2024-2025 self-evaluation cycle. Under the standard process, each director completed written Board and committee self-evaluation questionnaires, which were aggregated by the Office of Corporate Secretary without individual attribution. The Independent Chairman then participated in one-on-one discussions with each of the other directors, during which they discussed the Board and committee response summaries.
As a part of this year’s self-evaluation process, the Board also solicited and considered feedback from the senior leadership team regarding management’s engagement with the Board. The Chairman reviewed the results of the self-evaluation process with the full Board in February 2025. In addition to the Board self-evaluation, each standing committee conducted its own self-evaluation and charter review.

Feedback Incorporated
Over the past few years, the evaluation process has highlighted opportunities to strengthen the effectiveness of the Board’s practices, structures, competencies and communications.
Key themes for this year’s evaluation included:
•
Areas of strategic focus and Board composition in support of long-term strategy

•
Balance and scope of topics and materials covered in Board meetings

•
Board engagement and communication with management

•
Management, director and committee succession planning

38	2025 Proxy Statement

Committees of the Board of Directors
The Board has four standing committees, each of which is comprised entirely of independent directors as defined in the New York Stock Exchange (“NYSE”) rules. The Board appoints committees to help carry out its duties and work on key issues in greater detail than is generally possible at Board meetings. Committees regularly review the results of their meetings with the Board. In 2024, the full Board held four meetings and the standing committees held a total of 29 meetings (including four joint meetings of the Audit and Technology Committees and two joint meetings of the Governance and Compensation Committees).
Committee Memberships
Name	Independent	Audit	Compensation	Governance	Technology
Mark W. Begor
Mark L. Feidler
Karen L. Fichuk
G. Thomas Hough
Barbara A. Larson
Robert D. Marcus
Scott A. McGregor
John A. McKinley
Melissa D. Smith
Audrey Boone Tillman
 = Independent Chairman
  = Audit Committee Financial Expert
 = Committee Chair
 = Committee Member
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Committee Responsibilities
Each committee operates pursuant to a written charter which is available on our website at www.equifax.com/about-equifax/corporate-governance. The oversight responsibilities of each committee are summarized below.
Audit Committee	Meetings held in 2024: 9
Members: Tom Hough (Chair), Karen Fichuk, Barbara Larson, Scott McGregor, John McKinley

•
Direct authority to appoint, oversee, compensate and discharge our independent auditors

•
Reviews and pre-approves the services provided by our independent auditors and reviews the independence of that firm

•
Reviews our financial statements, earnings press releases and financial information and discusses the same with our independent auditors and management

•
Reviews the integrity of our financial reporting process and the adequacy and effectiveness of our financial and information technology controls

•
Oversees our regulatory compliance program and administers our Code of Ethics and Business Conduct

•
Reviews our policies related to enterprise risk assessment and risk management

•
In coordination with the Technology Committee, oversees risk management with respect to cybersecurity

•
Oversees our internal audit function

•
Meets separately with our internal and external auditors to ensure full and frank communications

Compensation Committee	Meetings held in 2024: 6
Members: Rob Marcus (Chair), Mark Feidler, Tom Hough, Melissa Smith

•
Approves and oversees our executive compensation plans, programs and policies

•
Evaluates the performance and determines the compensation for our CEO; oversees the performance evaluations for our other executive officers and makes compensation determinations

•
Approves equity compensation awards made to Section 16 officers

•
Reviews the CD&A and other proxy statement disclosures related to executive compensation; recommends the inclusion of the CD&A in the proxy statement

•
Considers the results of shareholder advisory votes on executive compensation and determines any appropriate responsive actions

•
Oversees an annual risk assessment of our compensation programs

•
Monitors the effectiveness and funded status of our retirement and 401(k) plans

•
Advises management and the Board on succession planning and other significant human resources matters

40	2025 Proxy Statement

Governance Committee	Meetings held in 2024: 6
Members: Mark Feidler (Chair), Rob Marcus, Melissa Smith, Audrey Tillman

•
Oversees an annual review of the performance and effectiveness of the Board and its committees

•
Makes recommendations regarding the independence and qualifications of individual directors, as well the composition of the Board and its committees

•
Makes recommendations regarding the election of new directors and re-election of incumbent directors

•
Oversees an annual review of the Committee charters

•
Makes recommendations on matters related to Board policies and practices, including the Corporate Governance Guidelines

•
Oversees an annual review of the director compensation program

•
Oversees our shareholder engagement program and our responses to shareholder proposals

•
Oversees our strategy with respect to responsible business priorities

•
Oversees the new director orientation program and the continuing education activities of the Board

•
Annually reviews our political activities, including lobbying activities

Technology Committee	Meetings held in 2024: 8
Members: John McKinley (Chair), Scott McGregor, Audrey Tillman

•
Oversees our technology strategy, including new product development programs and new technology investments

•
Reviews our technology investments and infrastructure associated with risk management, including policies relating to information security, disaster recovery and business continuity

•
In coordination with the Audit Committee, oversees risk management with respect to cybersecurity

•
Oversees engagement of outside advisors to review our cybersecurity program and annually reviews the effectiveness of our cybersecurity program

•
Receives reports directly from our Chief Information Security Officer, Chief Technology Officer and the internal audit department, including in executive session

41

Director Independence
Our Governance Guidelines provide that a substantial majority of our Board should be independent. Our Guidelines for Determining the Independence of Directors, which is an appendix to our Governance Guidelines and may be accessed on our website at www.equifax.com/about-equifax/corporate-governance, meet or exceed the requirements of SEC rules and regulations and the NYSE listing standards.
The Board has affirmatively determined that all director nominees (other than our CEO, Mark Begor) are independent under the applicable NYSE listing standards, SEC rules and our Guidelines for Determining the Independence of Directors. In making these determinations, the Board considered the types and amounts of the commercial dealings between the Company and the companies and organizations with which the directors are affiliated. The Board views the independence analysis as an ongoing consideration and will continue to monitor these relationships.
Each director is an equal participant in decisions made by the full Board. All of our standing Committees are comprised solely of independent directors.
Board Refreshment and Succession Planning
Board Refreshment
The Governance Committee regularly assesses the requirements of the Board and makes recommendations regarding its size, composition and structure. The Governance Committee is focused on how the experience and skill set of each individual director complements those of fellow directors to create a balanced Board that reflects a mix of viewpoints, skills and expertise through members with a diversity of professional experience, education, gender, age, race and ethnicity. As part of its ongoing strategic review regarding Board refreshment, the Governance Committee seeks to anticipate future needs for expertise in cybersecurity, data and analytics, international business operations and technology. Among other things, the Governance Committee considers committee composition and chair rotation as part of its overall succession planning process.
The Governance Committee and the Board actively seek new director candidates that can provide valuable guidance as we focus on executing our strategic priorities by fully leveraging the Equifax Cloud and our EFX.AI advanced analytics and machine learning capabilities to drive innovation, new products and growth. The Board believes that the additions of Melissa Smith in 2020, Audrey Tillman in 2021, Karen Fichuk in 2023 and Barbara Larson in 2024 have provided our Board with additional broad-based executive leadership experience, as well as enhanced expertise in accounting and finance, corporate governance, cybersecurity, data and analytics, Equifax industry knowledge, international business, legal and regulatory, risk management, technology and strategy development.
The Board will continue to seek out highly-qualified director candidates as part of the Board succession plan to enhance the composition of our Board to align with our overall strategy.
Board Tenure and Succession Planning
Pursuant to our Bylaws and Governance Guidelines, we have a mandatory retirement age of 72, after which a director will not be elected or re-elected unless the Governance Committee and Board determine that the continued service of the director on the Board would be of benefit to the Company. The following chart shows the individual and average tenure of our director nominees, which is well distributed to create a balanced Board. Since 2020, we have refreshed our Board with four new directors who bring valuable perspective and expertise.
42	2025 Proxy Statement

Committee Tenure and Refreshment
The Governance Committee is responsible for reviewing the composition of the committees of the Board. In its review of committee composition, the Governance Committee considers the responses collected during the Board and committee annual self-evaluations, as well as the past experience and relevant skills of each director. The Governance Committee and the Board annually consider the composition of the committees of the Board to ensure each committee has the appropriate relevant mix of skills and experience.
Director Orientation and Continuing Education
Upon joining our Board, our directors participate in an orientation program regarding our Company, including business operations, strategy, regulatory compliance, cybersecurity, governance and company policies. In addition to the onboarding process, our Board receives regular updates from management regarding the Company’s operating plan and strategy, including updates specific to each business unit and the enterprise as a whole. In addition to these regular reports, the Board receives periodic updates from management and third parties, as appropriate, regarding regulatory compliance, government relations, investor perspectives, artificial intelligence, shareholder activism and other Board governance topics. The Board also conducts periodic visits to our key facilities. Our directors participate in annual cybersecurity training and receive annual updates on our crisis management program in order to ensure enterprise preparedness. Board members also may attend outside director continuing education programs at Company expense to assist them in keeping pace with developments in corporate governance and other critical issues relating to the operations of public company boards.
Management Succession Planning and Talent Development Process
Our Board is accountable for the development, implementation and continual review of a succession plan for the CEO and other executive officers. The Governance and Compensation Committees jointly oversee the succession planning process for the CEO and the Compensation Committee oversees the succession planning process for other executive officers. The Compensation Committee monitors each of the CEO’s direct reports for high potential internal CEO succession candidates, all of whom have ongoing exposure to the Board and are reviewed annually with the Board by the CEO and the Chief Human Resources Officer. The Compensation Committee and the Board also review the foregoing in executive session on a regular basis. The Board’s process ensures that critical business capabilities are safeguarded, executive development is prioritized and strategic talent is leveraged to focus on current and new business imperatives.
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Responsible Business at Equifax
We have identified a series of responsible business priorities that are aligned with our corporate strategy.
By doing so, we remain focused on the areas that are most relevant to our business, which drives the creation of shareholder value and positions us for long-term sustainability. For more information, see www.equifax.com/about-equifax/responsible-business-priorities.
Responsible AI at Equifax
Equifax has been driving responsible artificial intelligence (AI) innovation for more than a decade. As we use AI to innovate for future growth, we are focused on maintaining strong governance and oversight in order to ensure we operationalize responsible AI.
AI Governance Program
Our AI Governance Program helps to ensure we are using AI systems in a transparent, trustworthy, fair, explainable and secure manner. We believe effective governance starts with the tone at the top, and our Board of Directors and senior leadership team are directly involved in shaping our AI Governance Program, which applies to our entire workforce.
44	2025 Proxy Statement

AI Governance Program Steering Committee
Our AI Governance Steering Committee consists of senior leaders from Data & Analytics, Product, Privacy & Compliance, Technology, Security and Legal, and analyzes new AI use cases to ensure responsible and ethical use of AI.

Framework for Managing AI-Related Risks
We adopted the National Institute of Standards and Technology (NIST) AI Risk Management Framework (“NIST AI Framework”) as the foundation for managing AI risks across our company. The NIST AI Framework complements our NIST-aligned Security and Privacy Controls Framework and helps us define actionable requirements for managing AI risks.
We established AI Controls and Operational Requirements to integrate the NIST AI Framework into our business operations. We mapped these AI Controls and Operational Requirements to our overall Compliance Control Framework to help ensure we meet regulatory requirements for our use of AI systems and establish a unified set of requirements across the Company.
To implement our AI Controls and Operational Requirements, we published a global AI Policy. Where possible, we leverage existing governance and oversight processes and Standard Operating Procedures to address the risks associated with using AI, further supporting end-to-end governance and oversight.

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Workforce Talent Development and Engagement
Our People
At Equifax, we blend unique data, analytics and technology to create insights that power decisions and enable people to live their financial best. This is brought to life by our nearly 15,000 employees in 22 countries around the world who are passionately focused on our customers and consumers. We believe our greatest competitive advantage and asset is our people. Nurturing a team environment that fosters cross-functional collaboration and innovation and working as One Equifax is core to our success. In 2024, we hired approximately 2,200 new employees and promoted approximately 1,900 employees as we continue to grow and transform our businesses around the world.
Our Culture and Values
We are focused on nurturing our people through meaningful opportunities for career advancement, learning and development, supporting our next generation of leaders, an inclusive work environment, sustainable employee engagement and ongoing recognition.
Our team shares a culture that informs how we see ourselves and our view of the world. Our work is guided by our purpose and our shared values. Our values express who we are, how we work and the behaviors that support our company. Combined with our purpose, our values guide how we work together every day and form our relationships with customers, partners and shareholders.
Our Values
Our values express who we are, how we work and the behaviors that support our company, our vision and our purpose. They serve as guiding principles for our global team. They are:
• Be leaders in security and trusted data stewards • Lead with integrity and be personally accountable • Hold high standards in all our markets around the world	• Exceed our customers’ expectations every day • Deliver value and quality to our customers so we grow together • Aspire to be our customers’ first call
• Deliver results and play to win • Drive excellent execution • Have a sense of urgency, agility, and grit	• Work together as one aligned global team • Assume best intentions from each other • Foster optimism and have fun together
• Be intellectually curious and insights driven • Optimize our data and technology to sustain market and product leadership • Drive scalable, profitable growth	• Take initiative to develop ourselves and help others grow • Value diversity of experience and thought • Proudly show our Equifax spirit at work and in our communities
Employee Engagement
We focus on generating sustained employee engagement by shaping meaningful experiences that result in increased productivity, loyalty and belonging. For a description of our strategy and initiatives related to our workforce talent development and engagement, see our 2024 SASB Report available at Equifax.com/about-equifax/responsible-business-priorities.
46	2025 Proxy Statement

Board Oversight of Risk
Our Board oversees risk management at the Company. The Board exercises direct oversight of strategic risks to the Company and other risk areas not delegated to one of its committees. The risk management roles and responsibilities of the Board and its committees are:
Board of Directors

•
Monitors our “tone at the top” and risk culture and oversees principal risks facing the Company

•
On an annual basis, reviews an enterprise risk assessment prepared by management that describes the principal risks and monitors the steps management is taking to map and mitigate these risks

–
The Board then sets the general level of risk appropriate for the Company through business strategy reviews

–
Risks are assessed throughout the business, focusing on (i) financial, operational and strategic risks, and (ii) ethical, legal, privacy, data security (including cybersecurity), data quality, regulatory and other compliance risks

Audit Committee
•
Reviews risks related to financial reporting; discusses material violations, if any, of our ethics, legal, regulatory and other compliance policies

•
Considers our annual audit risk assessment which identifies internal control risks and drives the internal and external audit plan for the ensuing year

•
Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls

•
Discusses with management our risk management policies and procedures

•
In coordination with the Technology Committee, oversees risk management with respect to cybersecurity

Governance Committee
•
Focuses on corporate governance risks, including evaluation of our leadership and risk oversight structure to ensure that it remains the optimal structure for our Company and shareholders

•
Oversees our political engagement policy and reviews our political expenditures on an annual basis

•
Oversees our strategy with respect to our responsible business priorities

Technology Committee
•
Reviews our technology investments and infrastructure associated with risk management

•
In coordination with the Audit Committee, oversees risk management with respect to cybersecurity

•
Reviews our technology strategy and monitors new technology product development programs and technology investments, including our use of artificial intelligence

Compensation Committee • Reviews compensation, human resource and management succession risks, as summarized under “Management of Compensation-Related Risk” on page 76
Audit and Technology Committees Coordinate on Cybersecurity Risk Oversight
As described above, the Audit Committee and Technology Committee coordinate on risk management oversight with respect to cybersecurity, including through quarterly joint committee meetings that cover the following topics:
•
Regular reports from the internal audit department regarding the security and technology portions of the internal audit plan

•
Regular reports from our Chief Information Security Officer and Chief Technology Officer regarding the cybersecurity control environment, including remediation updates, compensating controls analyses and other recurring items

•
Regular reports from our Chief Privacy and Compliance Officer regarding our global privacy, risk management and compliance programs, including compliance matters related to cybersecurity

47

How We Manage Risk
We have a comprehensive enterprise risk management (“ERM”) program focused on the application of controls over the following primary risk types:
• Compliance • Cybersecurity • Data and Privacy	• Financial • Legal • Operational	• Reputational • Strategic • Technology
In addition to the categories set forth above, we have a process under our ERM program for identifying other risks that could adversely affect our business, including risks related to responsible business-related matters. Our Audit Committee annually reviews our policies and processes with respect to risk assessment and risk management.
We have implemented an ERM framework based on the “three lines of defense” model for establishing effective checks and balances, which is used by leading financial institutions.
LINES OF DEFENSE
1 OPERATIONAL	2 RISK & COMPLIANCE	3 INTERNAL AUDIT DEPARTMENT
The first line of defense, the operational line, is the business unit or corporate support unit, such as IT, data security, finance and human resources. Business unit and corporate support unit leaders are directly responsible for managing risks and controls in their operations.	The second line of defense provides risk and regulatory compliance oversight, and is primarily comprised of the Enterprise Risk Management and Compliance organizations within Equifax. These functions have a direct reporting channel to the Board and are responsible for establishing frameworks, policies and standards, performing independent risk-based monitoring and testing, and independently identifying and assessing material risks, including IT and data security risks.	The third line of defense, the internal audit department, as supplemented by third party support, audits the effectiveness of the oversight of the second line of defense and performs direct audits of the first line of defense. Internal audit is responsible for providing the Audit and Technology Committees and senior management with an independent assessment and assurance regarding the design and effectiveness of the risk management framework.
The execution of our ERM program is supervised by our Compliance organization, with each business unit and corporate support unit having primary responsibility for assessing and mitigating risks within its respective areas of responsibility. Our Chief Privacy and Compliance Officer leads the ERM organization and function and meets regularly with the Board, the Audit Committee and the Technology Committee. A Risk Program Governance team develops, enhances, deploys and manages risk program elements.
48	2025 Proxy Statement

Related Person Transaction Policy
The Board has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members (each, a “Related Person”), where the amount of the transaction is expected to exceed $120,000 in a single calendar year.
The policy provides that the Audit Committee reviews transactions subject to the policy and decides whether or not to approve those transactions. In doing so, the Audit Committee determines whether the transaction is in the best interests of the Company. In making that determination, the Audit Committee takes into account the following, along with other factors it deems appropriate:
•
the extent of the Related Person’s interest in the transaction;

•
whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;

•
the benefits to the Company;

•
the availability of other sources for comparable products or services; and

•
the terms of the transaction.

The Governance Committee also determines the impact or potential impact on a director’s independence in the event the Related Person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer.
Certain Relationships and Related Person Transactions of Directors, Executive Officers and 5 Percent Shareholders
During 2024, the Company was not a participant in any transaction or series of transactions in which the amount involved did or may exceed $120,000 in which any Related Person had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” beginning on page 52 and “Director Compensation” beginning on page 107.
49

Proposal 2
Advisory Vote to Approve Named
Executive Officer Compensation
Summary
As we do each year, and as required by Section 14A of the Securities Exchange Act, we are seeking advisory shareholder approval of the compensation of our named executive officers (“NEOs”) as disclosed in the section of this Proxy Statement titled “Executive Compensation” beginning on page 52. This vote is commonly referred to as “Say-on-Pay.” Shareholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Equifax’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).”
Our executive compensation program aligns closely with our performance and shareholder interests.
We provide competitive pay opportunities that reflect best practices and strong governance standards (see pages 56–60)
•
Attracting, retaining and motivating the right talent is a high priority for us as we focus on executing the business initiatives that underpin our strategy

•
In support, the Compensation Committee annually reviews our executive compensation program to ensure that it provides competitive pay opportunities, establishes appropriate performance targets based on our strategic and operating plans, and considers evolving market trends to ensure that the overall program aligns with best practices

•
The Committee retains an independent compensation consultant to assist in aligning our program with our shareholders’ interests and current market practices, and to guard against programs that create any inappropriate or excessive risk likely to have a material adverse effect on the Company

Our compensation program has been designed in response to direct shareholder feedback, and remained consistent with our prior year program (see page 60)
•
In designing the 2024 compensation program, the Compensation Committee conducted a thoughtful review, considering both the ongoing evolution of our business strategy and feedback from our shareholders

•
During its deliberations, the Committee noted that our shareholders were broadly supportive of the structure and design of our core 2023 compensation program, including the use of performance-based equity award structures to drive alignment of the interests of our executives and shareholders

•
As a result of this feedback, the Committee determined not to make any changes to our core compensation program for 2024

–
As an example, our CEO’s target pay did not increase in 2024 relative to 2023

50	2025 Proxy Statement

Our compensation program is designed to deliver payouts that align with performance (see pages 54–60, 63–64 and 72)
•
Our compensation program emphasizes long-term equity awards and annual performance-based cash incentives so that a majority of each executive’s total compensation opportunity is linked directly to the Company’s stock price or otherwise tied to performance

–
For 2024, 89% of target total direct compensation for our CEO and an average of 85% for the other NEOs was in the form of variable, at-risk pay

•
Our annual and long-term compensation plans, including our 2024 compensation program, have operated by design to align CEO pay with our financial performance

–
In 2022-2024, although we achieved record revenues, our financial performance fell short of our enterprise targets due to the unprecedented declines in the U.S. mortgage market and challenging U.S. macroeconomic environment, which began in 2022 and continued through 2024; as a result, the annual incentive payout to our CEO, whose award is tied 100% to enterprise financial results, was below target in each of 2022, 2023 and 2024

–
The TSR and Adjusted EBITDA performance shares granted in 2022 both paid out below target, reflecting the prolonged challenges to our business presented by U.S. macroeconomic factors

Board Recommendation

Our Board believes that the information provided above and within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with those of our shareholders.
Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results in connection with their ongoing evaluation of Equifax’s executive compensation program.
The Board recommends a vote “FOR” Proposal 2.

51

Executive Compensation
Compensation Discussion and Analysis
To assist shareholders in finding important information, this Compensation Discussion and Analysis (CD&A) section is organized as follows:
Quick Reference
This CD&A discusses the compensation decisions for the NEOs listed in the Summary Compensation Table on page 79 of this Proxy Statement. The NEOs in 2024 were:
NEO	Position in 2024	Years at Equifax at End of 2024 (rounded)
Mark W. Begor	Chief Executive Officer	7
John W. Gamble, Jr.	Executive Vice President, Chief Financial Officer and Chief Operations Officer	11
Chad M. Borton	Executive Vice President, President, Workforce Solutions	1
Todd Horvath	Executive Vice President, President, U.S. Information Solutions	2
Jamil Farshchi	Executive Vice President, Chief Technology Officer and Chief Information Security Officer	7
Rodolfo O. Ploder*	Former Executive Vice President, President, Workforce Solutions	20

*
Mr. Ploder stepped down from his role as a member of the senior leadership team on May 6, 2024 and retired from Equifax on September 30, 2024.

52	2025 Proxy Statement

Executive Summary
2024 Financial Highlights
*
Adjusted EPS and Adjusted EBITDA are non-GAAP financial measures. Reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP financial measures can be found in Annex A to this Proxy Statement.

2024 Progress Against Our Strategic Priorities
During 2024, we were guided by our strategic imperatives, which align with our pivot from building, investing and transforming to fully leveraging the Equifax Cloud and our EFX.AI capabilities to drive new product innovation and growth. A summary of our significant 2024 accomplishments against our strategic priorities is set forth below.
Accelerate Innovation and New Products • Launched 120 new products; 5th consecutive year above 100 • Vitality Index of 12%, above our Long-Term Financial Framework goal of 10%
Leverage Equifax Cloud Capabilities • Nearly 85% of revenue in the Equifax Cloud • Decommissioned 10 data centers, for a total of 36 since the start of our transformation

Expand Differentiated Data Assets
•
Continued to grow The Work Number database, ending 2024 with 734 million employment records

•
Extended our exclusive operation and management of the NCTUE® database, including 190 million payment records that can be layered with traditional credit data to help expand access to credit

Drive AI Innovation
•
Built 95% of our new models and scores with EFX.AI as of year end

•
Expanded our AI patent portfolio, receiving or initiating 38 patents

•
Established an AI Governance Program, with controls aligned to NIST AI Risk Management Framework

Put Customers and Consumers First
•
Approximately 2,600 team members supporting our customers and consumers 24x7x365

•
Expanded resources for customers to build financial capability, with over 2 million views

Execute Bolt-on M&A • 1-year anniversary of Boa Vista Serviços acquisition, with strong progress in integration • Fully transformed the Dominican Republic, now 100% in the Equifax Cloud

Continue Leadership in Security
•
Security maturity rating outperformed all major industry benchmarks; 5th consecutive year

•
Enhanced network security by moving to a passwordless login requirement for all employees and contractors

Act as One Team, One Equifax
•
Expanded our community impact, helping young people build credit skills and offering charitable grants through the Equifax Foundation

•
Our US BEST credit education program delivered 1,500+ hours of consumer credit training to 1,000+ people in communities where we live and work

•
Continued developing our people, completing almost 170,000 hours of training and professional development

53

Our Incentive Programs Align Payouts with Financial Performance and Non-Financial Goals
Our 2024 compensation program metrics, established in the first quarter of 2024, were:
Annual Incentive Plan (AIP) Opportunity
Payouts are based on the attainment of financial goals and individual non-financial strategic goals
Financial Goals
•
Corporate Operating Revenue measures our top line business growth1,2

•
Corporate Adjusted EPS measures our profitability1,2

Individual Non-Financial Strategic Goals
Individual goals aligned with our strategic priorities (see pages 62–63):
•
Accelerate Innovation and New Products

•
Leverage Equifax Cloud Capabilities

•
Expand Differentiated Data Assets

•
Drive AI Innovation

•
Put Customers and Consumers First

•
Execute Bolt-on M&A

•
Continue Leadership in Security

•
Act as One Team, One Equifax

Payouts Align With Performance
Our NEOs’ 2024 AIP awards paid out between 95%-118% of target in alignment with our performance against financial goals (see page 63)

Long Term Incentive (LTI) Plan Opportunity
Designed to strike a balance between stock market-based and operational performance
Financial Performance Metrics
•
Performance shares tied to three-year cumulative TSR measuring our stock performance relative to companies in the S&P 500, providing a broad index for comparison and alignment with shareholder investment choices

–
If our cumulative three-year TSR is negative, the payout is capped at target (100%), regardless of our relative TSR percentile ranking

•
Performance shares tied to Adjusted EBITDA are earned based on our Adjusted EBITDA performance over a three-year period3

–
If we fail to meet our threshold Adjusted EBITDA goals for any year during the three-year performance period, the payout for that year will be $0

Payouts Align With Performance
TSR and Adjusted EBITDA performance shares granted in 2022 vested in 2025 at 68.6% and 61.7% of target, respectively (see page 72)

1
Corporate Operating Revenue and Corporate Adjusted EPS, as used for corporate-level financial goals under the AIP, are non-GAAP measures. Corporate Operating Revenue is Operating Revenue adjusted to be stated in constant dollars at our budgeted 2024 foreign exchange rates. Corporate Adjusted EPS is Adjusted EPS as shown in Annex A to this Proxy Statement, and then further adjusted to be stated in constant dollars at our budgeted 2024 foreign exchange rates. Because of these adjustments to Operating Revenue and Adjusted EPS, the actual Corporate Operating Revenue and Corporate Adjusted EPS used for incentive management purposes are not the same as Operating Revenue and Adjusted EPS reported under our “2024 Financial Highlights” on page 53.

2
Certain of our NEOs had roles for 2024 for which their AIP outcome was tied to specific business unit-level financial goals, as described in further detail under “Analysis of 2024 Compensation Decisions” beginning on page 60.

3
Adjusted EBITDA is a non-GAAP measure, as shown in Annex A to this Proxy Statement.

54	2025 Proxy Statement

Say-on-Pay Voting Results in 2024
In evaluating our executive compensation program, one factor our Compensation Committee considers is the results of the most recent annual shareholder advisory vote on executive compensation, or “say-on-pay”, vote. At our 2024 Annual Meeting, approximately 91% of the votes cast approved our executive compensation program. Following our 2024 Annual Meeting, the Committee continued to review our compensation program and practices and how they align with our core compensation philosophy, market best practices and our strategic priorities. The Committee continues to take steps to ensure that pay opportunities are performance-based, with a mix of fixed and at-risk variable pay that ensures alignment between management and shareholder interests.
Shareholder Engagement on Executive Compensation
As part of our Board-directed shareholder engagement program, feedback received from shareholders on our executive compensation program is shared with the Compensation Committee and the full Board. The Compensation Committee considers this feedback, as well as the compensation plan and benchmarking advice from its independent compensation consultant, in its review of our compensation program.
Following the 2024 Annual Meeting, members of our management team, together with our Compensation Committee Chair or our Independent Board Chair for certain conversations, conducted investor outreach meetings with investors representing approximately 65% of our shares. During these meetings, our shareholders:
•
expressed support for our core compensation program, including our use of performance-based equity award structures to drive alignment of the interests of our NEOs and shareholders; and

•
described their priorities and provided constructive feedback regarding various topics.

This feedback informed the Committee’s decisions with respect to the design of our 2025 compensation program, which remains consistent with our 2024 program, as more fully described under “Actions Taken with Respect to 2025 Compensation” on page 72.
Taking account of shareholder feedback, we continue to improve our proxy disclosures regarding the structure of our executive compensation program. We will continue to evaluate and integrate this feedback into the Committee’s discussions, including topics such as metrics that are used to determine the NEOs’ short- and long-term incentive compensation.
55

Compensation Program Highlights
Executive Compensation Philosophy
•
The Compensation Committee is responsible for the Company’s executive compensation policies and plans.

•
The Committee works to ensure that incentives are performance-based and aligned with shareholders’ interests, while guarding against metrics or goals that create inappropriate or excessive risk reasonably likely to have a material adverse effect on the Company.

•
The Committee has designed and regularly reviews our compensation program to ensure we are providing competitive pay opportunities to attract and retain executive talent and to incentivize achievement of strategic and financial goals.

2024 Target Pay Mix
As illustrated in the charts below, the Company emphasizes long-term equity awards and annual performance-based cash incentives so that a majority of each executive’s total compensation opportunity is linked directly to the Company’s stock price or otherwise tied to performance. For 2024, 89% of target total direct compensation for our CEO and an average of 85% for the other NEOs was in the form of variable, at-risk pay. Moreover, 80% of long-term incentive awards for our CEO and 75% of long-term incentive awards for our other NEOs was in the form of performance-based compensation (performance shares and stock options).
*
Percentages calculated based upon actual base salary, target annual incentive and the target grant date value of annual long-term incentive awards, excluding special awards. Percentages may not total 100% due to rounding.

Compensation Best Practices

Independent Compensation Committee advised by independent compensation consultant

Performance-oriented pay philosophy, as evidenced by a target pay mix for our CEO and other NEOs that is predominantly performance-based (see above)

Capped annual and long-term performance-based awards

Double-trigger change in control cash severance benefits and vesting of equity awards

No income tax gross-ups other than for certain relocation or foreign tax expenses

Performance shares are subject to a post-vesting holding period of 12 months

Compensation clawback policy contains financial and reputational harm standard, including in supervisory capacity

Meaningful share ownership requirements for senior executives

Anti-hedging and -pledging policy for directors, officers and other employees

Senior executives cannot purchase or sell Equifax securities except pursuant to a Rule 10b5-1 trading plan with robust requirements

No re-pricing of underwater stock options

RSUs granted under our annual LTI program cliff vest at the end of three years

56	2025 Proxy Statement

How We Determine the Total Amount of Compensation
Compensation Elements and Objectives
Element	Objectives
Base Salary	• Provides competitive pay to attract and retain experienced and successful executives
Annual Incentive Plan (AIP)
•
Encourages and rewards valuable contributions to our annual financial and operational performance objectives, which align with our strategic priorities

•
Designed to reward high performance and achievement of financial goals and individual non-financial strategic goals by key employees, including our NEOs

Long-Term Incentive (LTI) Program
•
Designed to align the interests of key employees with those of shareholders, while striking a balance between stock market-based and operational performance

–
TSR performance shares align the interests of key employees with those of shareholders by linking pay to our share price performance relative to other companies in which shareholders could invest

–
Adjusted EBITDA performance shares tie our executive compensation payouts to a key internal operational performance metric that measures management’s ability to drive profitable growth over time

–
Market-priced stock options (granted to our NEOs other than the CEO) provide a strong incentive for the creation of long-term shareholder value because the options may be exercised for a profit only to the extent our stock price appreciates following the grant date

–
Premium-priced stock options (granted to our CEO) provide an even stronger link between our LTI compensation and creation of shareholder value by ensuring that our CEO receives gains only after a premium return is delivered to investors

–
RSUs cliff vest at the end of three years and primarily encourage retention and alignment with long-term shareholder interests

Compensation Design Process
Role of the Compensation Committee and Management in Determining Executive Compensation
The Compensation Committee reviews and makes decisions about executive compensation, including the amount of base salary, short-term incentives and long-term incentives awarded to our NEOs. Our CEO and other executives may assist the Committee from time to time in its evaluation of compensation elements or program design or by providing mathematical calculations, historical information, year-over-year comparisons and assessments of performance and potential. For the 2024 AIP and 2024 LTI program, the Committee considered recommendations from members of management regarding the performance measures and targets, including the individual non-financial strategic goals under the AIP. The Compensation Committee also considers recommendations from its independent compensation consultant and competitive data and makes decisions on executive compensation based on its assessment of individual performance and achievement of goals by both the individual and the Company.
The CEO’s performance is reviewed by the Compensation Committee with input from the other non-employee members of the Board. The CEO annually reviews the performance of each executive officer who reports to him, including the NEOs. The conclusions reached and recommendations made based on these reviews, including with respect to salary
57

adjustments and annual award amounts, are presented to the Compensation Committee for approval and to the Board for review. Members of management play various additional roles in this process:
•
The CEO makes recommendations to the Committee regarding the design of performance measures for our AIP and the design of our LTI program, as well as compensation packages for the executive officers (other than himself) based on his evaluation of the performance, experience, long-term potential and leadership of the executives who report to him.

•
The Chief Human Resources Officer provides the Committee with details regarding the operation of our compensation plans, including the design of performance measures for our AIP and the design of our LTI program. The CHRO also facilitates a robust performance evaluation process and succession planning discussions.

•
The Chief Financial Officer provides information and analysis relevant to the establishment of financial performance targets for our performance-based annual and long-term incentive awards and presents information regarding the attainment of corporate and business unit financial goals for the preceding year.

•
The Chief Legal Officer attends meetings of the Committee to provide input on legal issues, to communicate investor perspectives on our pay program based on shareholder engagement efforts, and to respond to questions about corporate governance and executive compensation.

Although members of management participate in the executive compensation process, the Compensation Committee makes the final determination regarding our overall compensation program design and the compensation provided to each of our NEOs.
Compensation Consultant Services and Independence
The Compensation Committee has the authority to engage advisors to assist it in fulfilling its responsibilities. The Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), a nationally-recognized executive compensation consulting firm, to provide advice with respect to 2024 compensation for our CEO and other executive officers. FW Cook performs services solely on behalf of the Committee and does not provide any other services to the Company. Management had no role in selecting the Committee’s compensation consultant and has no separate relationship with FW Cook. The Committee has assessed the independence of FW Cook pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent FW Cook from independently representing the Committee. In 2024, FW Cook assisted the Committee in determining appropriate levels of compensation for the CEO and other executive officers for 2024, advising on the structure of variable incentives and assisting the Committee in evaluating performance goals.
Benchmarking Use of a Peer Group
Compensation Peer Group
Robust Annual Review Process
We are a global data, analytics and technology company. We provide information solutions for businesses, governments and consumers, and we provide human resources business process automation and outsourcing services for employers. The market for our products and services is highly competitive and is subject to change. Our direct competitors vary widely in size and in the nature of the products and services they offer.
The Committee regularly evaluates whether the compensation opportunities for our executives are appropriate and competitive by comparing each NEO’s target compensation opportunity to the compensation opportunities for executives in comparable positions at peer companies. The Committee considers the pay practices of our peer companies as a primary factor when setting target pay opportunities for our executives. However, the Committee also believes that compensation decisions are multi-dimensional and require consideration of other factors, including relevant industry data, market competition, internal pay equity and each individual executive’s performance, experience, long-term potential and leadership contributions.
58	2025 Proxy Statement

The Committee conducts an annual review of our peer group, with the assistance of FW Cook, to ensure the selected companies continue to reflect our business strategy and the evolving market in which we compete for business. Most importantly, the Committee seeks to ensure that the peer group also includes competitors for talent, as our labor market for executive leadership extends across the highly competitive technology and technology-enabled industries. The peer group selection process further refines these business and labor market competitors to only include companies that are similar to us in scale and business complexity.
Business Evolution and Impact on Peer Group
Since 2018, our market capitalization has increased by 2.7x and we have transformed into a faster growing, diversified data, analytics and technology company that has expanded well beyond a traditional consumer credit bureau. Our peer group has evolved along with our business. During the past several years, the Committee has made changes to our peer group to align with our size, growth orientation and business strategy and to more closely reflect companies we consider competitors for executive talent.
In particular, the Committee has sought to ensure that our peer group continues to reflect the significance of Workforce Solutions, our largest and fastest-growing business segment. We have added peers over time to reflect our Workforce Solutions services offerings (including peers that provide global cloud based financial and human capital management software and application services and related outsourcing solutions). We have also added peers we consider competitors for executive talent (including peers that provide credit ratings, data analytics and workflow solutions, and mortgage technology data and analytics).
Although the Committee reviews the compensation peer group annually, the Committee does not change the peer group annually. We last made changes to our peer group in May 2022.
2024 Peer Group
In May 2023, following annual review and based on the recommendations of FW Cook, the Committee determined it would be appropriate to retain the same 15-company peer group for 2024 that was utilized in 2023. The Committee utilized this peer group in February 2024 when setting NEO pay levels under the 2024 compensation program.
The companies comprising our 2024 compensation peer group were as follows:
Automatic Data Processing, Inc.	Gartner, Inc.	Paychex, Inc.
Broadridge Financial Solutions, Inc.	Global Payments, Inc.	S&P Global Inc.
Fidelity National Information Services	Intercontinental Exchange, Inc.	TransUnion
Fair Isaac Corporation (FICO)	Intuit Inc.	Verisk Analytics, Inc.
Fiserv, Inc.	Moody’s Corporation	Workday, Inc.
2025 Peer Group
Following annual review in May 2024, the Committee determined to retain the same 15-company peer group described above for purposes of setting 2025 compensation levels.
Peer Group for Performance Shares
The peer group described above was deemed appropriate for compensation purposes, although the stock performance of those companies is not necessarily impacted by the same economic factors as ours. Moreover, investors are likely to compare Equifax to other companies in the S&P 500 Index (of which we are a member). For that reason, the Compensation Committee believes that a broader peer group is more appropriate for evaluating TSR performance for performance shares issued under our LTI program. Therefore, the Committee uses the companies in the S&P 500 Index as the comparative group for that purpose.
59

Use of  “Tally Sheets”
On a regular basis, the Compensation Committee reviews “tally sheets” relating to compensation of the NEOs. For each executive, the tally sheets quantify the executive’s total compensation package, the impact of stock price changes on the value of existing long-term incentives, the wealth created from prior equity grants and amounts payable upon hypothetical employment change events. These summaries allow the Committee to assess the cumulative impact of its past compensation decisions and to evaluate retention risk. Tally sheet review in 2024 did not lead to any specific compensation program changes.
Other Factors Considered in Setting Pay Opportunities for NEOs
The CEO and the Compensation Committee consider a number of factors in addition to the market data in determining individual pay amounts. Such factors include an individual’s level of performance, the individual’s demonstrated success in meeting or exceeding business objectives and creating shareholder value, job market conditions, our operating environment and business challenges, the individual’s importance to our business, succession planning considerations and the individual’s pay in the context of others at the Company. The application of discretion based on such factors may result in pay opportunities that are different from market. Overall compensation opportunities reflect our executives’ positions, responsibilities, performance, leadership and tenure. In the case of our CEO, the terms of his employment agreement are also relevant.
Analysis of 2024 Compensation Decisions
Context for 2024 Compensation Decisions
At our 2023 Annual Meeting, the advisory vote on executive compensation, or “Say-on-Pay” vote, failed to receive support from a majority of votes cast. Following the 2023 Annual Meeting, our Compensation Committee, Governance Committee and entire Board were focused on understanding and responding to our shareholders’ feedback as reflected in the 2023 Say-on-Pay vote.
During the summer and through the fall of 2023, we conducted extensive engagement with shareholders to capture their feedback on our compensation program. During these discussions, shareholders generally expressed strong support for the structure and design of our core compensation program. Instead, we heard that most investors do not favor one-time awards and that investors who voted against our Say-on-Pay proposal in 2023 did so due to concerns about the possibility of additional one-time awards being granted to our CEO. In response to this feedback, the Compensation Committee committed that it does not intend to grant any future one-time awards to our CEO or other NEOs (beyond the awards granted in the process of hiring new employees) absent extraordinary circumstances.
In view of the shareholder feedback received, the Compensation Committee concluded that a change to our 2023 core compensation program would not be responsive to shareholder feedback. In designing our 2024 compensation structures and target pay levels, the Committee sought to ensure that the compensation program reflected our strategic business priorities, while also ensuring that the Company could attract and retain talented employees in order to create value for shareholders and provide appropriate incentives for executives managing those efforts.
2024 Annual Cash Incentive Structures and Outcomes
Summary
Annual cash incentive awards are designed to reward the achievement of near-term business goals in alignment with our strategic business priorities. Moreover, these awards are structured to ensure that payouts are aligned to performance and shareholder experience. In addition to financial metrics, annual incentive awards are based on an assessment of individual contributions toward the achievement of business and strategic goals.
The 2024 corporate financial performance goals for the NEOs with Company-wide responsibilities were based on Corporate Operating Revenue (used to measure top line business growth) and Corporate Adjusted EPS (used to measure profitability). We refer to this as the Corporate Plan. The financial goals for business unit leaders were focused primarily
60	2025 Proxy Statement

on relevant business unit revenue and operating income performance (used to measure business unit growth and profitability), as well as Corporate Adjusted EPS (to emphasize profitability of the Company as a whole). We refer to these as Business Unit Plans.
When setting the range of performance goals for the Corporate Plan and the Business Unit Plans at the outset of the fiscal year, the Compensation Committee considers our financial results from the prior year and our annual operating budget for the coming year. The Committee also considers the history of goal attainment in prior years, economic and industry conditions, industry sector performance and the views of our shareholders.
Establishment of Corporate-Level Financial Goals
The Compensation Committee established corporate-level financial goals required to earn a cash incentive award for 2024 in a manner that was designed, within reasonable limits, to encourage achievement that exceeds target goals and penalizes underachievement. The financial goals under our compensation program are established with reference to our annual operating budget, which is approved by the Board. We set challenging but achievable goals, including maximum payout opportunities requiring exceptional performance for the Company and our executives in order to drive the achievement of our short-and long-term objectives.
The 2024 threshold, target and maximum goals for Corporate Operating Revenue were set above 2023 goal levels and above 2023 actual results. The 2024 target and maximum goals for Corporate Adjusted EPS were set above 2023 goal levels and above 2023 actual results. The 2024 threshold goal for Corporate Adjusted EPS was set above the 2023 threshold level, but slightly below 2023 actual results, due to the unprecedented declines in the U.S. mortgage market that began in 2022 and continued throughout 2023 and 2024.
In setting the corporate-level financial goals under the 2024 AIP, the Compensation Committee considered (i) our 2024 operating budget, (ii) our 2024 financial outlook as of February 2024 (including assumptions related to global macroeconomic factors, U.S. mortgage market conditions and business unit growth trends for 2024) and (iii) our strategic priorities, taking into account the initiatives to be implemented during 2024. Although we achieved record revenue in 2023, our financial performance fell short of our targets due to the unprecedented declines in the U.S. mortgage market and a softening of the global macroeconomic environment. The Compensation Committee was mindful of these external, macroeconomic factors when setting the 2024 AIP goals. In designing the 2024 compensation structures and target pay levels, the Committee sought to ensure that the compensation program reflected our financial and strategic business priorities, while also ensuring that the Company could attract and retain talented employees in order to create value for shareholders and provide appropriate incentives for executives managing those efforts.
The 2024 corporate-level financial goals under the AIP were as follows:
Performance Measure1	Weight (%)2	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)
Corporate Adjusted EPS	65	$6.62	$7.35	$7.62
			(11.0% above Threshold)	(15.1% above Threshold)
Corporate Operating Revenue	15	$5.318 billion	$5.728 billion	$5.929 billion
			(7.7% above Threshold)	(11.5% above Threshold)

1
Corporate Operating Revenue and Corporate Adjusted EPS, as used for the corporate-level financial goals under the AIP, are non-GAAP measures. Corporate Operating Revenue is Operating Revenue adjusted to be stated in constant dollars at our budgeted 2024 foreign exchange rates and further adjusted. Corporate Adjusted EPS is Adjusted EPS as shown in Annex A to this Proxy Statement and then further adjusted to be stated in constant dollars at our budgeted 2024 foreign exchange rates. Because of these adjustments to Operating Revenue and Adjusted EPS, the actual Corporate Operating Revenue and Corporate Adjusted EPS used for incentive management purposes are not the same as Operating Revenue and Adjusted EPS reported under our 2024 Performance Highlights above.

2
Mr. Begor’s AIP awards are determined based exclusively on achievement measured against Company financial goals (rather than 80% financial goals and 20% individual objectives). As a result, his 2024 AIP payout was based upon our Corporate Adjusted EPS (81.25% weighting) and Corporate Operating Revenue (18.75% weighting).

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Establishment of Business Unit-Level Financial Goals
The Compensation Committee reviewed and approved a Business Unit Plan for each of our business units. The Compensation Committee established business unit-level financial goals required to earn a cash incentive award for 2024 in a manner designed, within reasonable limits, to encourage achievement that exceeds target goals and penalizes underachievement. Each Business Unit Plan included a corporate-level financial goal (Corporate Adjusted EPS) at a 30% weighting.
In 2024, Messrs. Borton and Ploder participated in the Business Unit Plan for the Workforce Solutions business unit and Mr. Horvath participated in the Business Unit Plan for the USIS business unit. The 2024 business unit objectives for Messrs. Borton, Ploder and Horvath are set forth below.
Workforce Solutions Plan
The 2024 threshold, target and maximum goals for Workforce Solutions operating revenue were set above 2023 goal levels, with threshold equal to 2023 actual results. The 2024 threshold, target and maximum goals for Workforce Solutions operating income were set above 2023 goal levels and above 2023 actual results.
Workforce Solutions Plan – Performance Measures	Weight (%)	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)
Corporate Adjusted EPS	30	$6.62	$7.35	$7.62
			(11.0% above Threshold)	(15.1% above Threshold)
Workforce Solutions Operating Revenue	30	$2.316 billion	$2.503 billion	$2.590 billion
			(8.1% above Threshold)	(11.8% above Threshold)
Workforce Solutions Operating Income	20	$1.041 billion	$1.129 billion	$1.192 billion
			(8.5% above Threshold)	(14.5% above Threshold)
USIS Plan
The 2024 threshold, target and maximum goals for USIS operating revenue were set above 2023 goal levels, with threshold equal to 2023 actual results. The 2024 target and maximum goals for USIS operating income were set above 2023 goal levels and above 2023 actual results. The 2024 threshold goal for USIS operating income was set below 2023 actual results due to the unprecedented declines in the U.S. mortgage market that began in 2022 and continued throughout 2023 and 2024.
USIS Plan – Performance Measures	Weight (%)	Threshold (25% payout)	Target (100% payout)	Maximum (200% payout)
Corporate Adjusted EPS	30	$6.62	$7.35	$7.62
			(11.0% above Threshold)	(11.8% above Threshold)
USIS Operating Revenue	30	$1.720 billion	$1.855 billion	$1.919 billion
			(7.9% above Threshold)	(11.6% above Threshold)
USIS Operating Income	20	$355.5 million	$410.1 million	$452.8 million
			(15.4% above Threshold)	(27.4% above Threshold)
Establishment of Individual Non-Financial Strategic Goals
Non-financial strategic goals have proven to be an effective tool for motivating our executives to execute on our key strategic initiatives. Through our conversations with shareholders, we understand the importance of clearly linking these non-financial goals to our business strategy and the creation of long-term shareholder value. Individual non-financial objectives for our NEOs are developed in the first quarter of each year in connection with the preparation of our business plan and overall strategy. These individual objectives are specific to each NEO but also intended to support our enterprise-wide initiatives. The 2024 non-financial performance objectives for our NEOs were developed in alignment with our enterprise-wide strategic priorities, tailored to each NEO’s individual role and responsibilities.
62	2025 Proxy Statement

These individual non-financial strategic goals are considered management business objectives (MBOs) and evaluated along with an executive’s other MBOs to ultimately determine the 20% portion of that executive’s AIP opportunity based on non-financial individual goals. Consistent with investor feedback, our CEO’s 2024 AIP payout was based entirely on financial performance metrics, although he was still responsible for meeting individual strategic non-financial goals.
Evolution of AIP Goals Related to Responsible Business Priorities
As described above, we have identified a set of responsible business priorities that are aligned with our corporate strategy. By aligning our responsible business practices with our corporate strategy, we remain focused on the areas that are most relevant to our business, which drives the creation of shareholder value while at the same time positioning the Company for long-term sustainability.
Since 2018, our AIP has incorporated non-financial goals that relate to our Equifax responsible business practices. We began by adding a cybersecurity performance measure as an AIP metric in 2018, in order to promote a Company-wide focus on data security and reinforce our overall security program goals. Today, Equifax employees who participate in the AIP have a mandatory security-focused performance goal as part of their individual objectives, which is designed to support the highest level of performance under our global cybersecurity awareness program. Employees are required to identify one or more predetermined security goals, established by the Security Department, that are most appropriate to their role and scope of responsibility.
Over the past several years, we have continued to monitor the evolution of non-financial strategic goals in compensation programs. In recent years, we have expanded our use of non-financial goals in the AIP to include other responsible business practices tied to pre-determined individual performance objectives that align with our strategic priorities.
Evaluation of Individual NEO Performance
Following the end of each year, the CEO evaluates the performance of the other NEOs, taking into account performance for the just-completed year versus predefined commitments for such year, as well as any unforeseen financial, operational and strategic issues and any other relevant information. These performance evaluations are subject to the review of the Compensation Committee. For 2024, the payout levels for the non-financial MBO portion of the AIP (20% weighting) were set at 0% to 200% of target.
The Compensation Committee evaluates the performance of the CEO in a similar manner, with input from the full Board. In connection with the amendment of our CEO’s employment agreement in February 2021, the Compensation Committee determined that Mr. Begor’s future AIP awards would be determined based exclusively on achievement measured against Company financial goals (rather than 80% financial goals and 20% individual objectives). The Committee set non-financial performance objectives for Mr. Begor for 2024; however, Mr. Begor’s performance against those objectives did not impact his 2024 incentive payout.
Summary of 2024 Annual Cash Incentive Awards
In February 2025, the Compensation Committee reviewed each NEO’s performance against the pre-established 2024 performance goals as approved by the Committee. Awards could range from 0% of the executive’s award goal (for performance below the threshold level) to 200% of the individual’s award target (for performance at or above the maximum level). The award paid to our CEO under the 2024 AIP was based exclusively on achievement measured against specified financial goals. Awards paid to our other NEOs under the 2024 AIP were determined based on achievement measured against specified financial goals (80% weighting) and non-financial MBOs (20% weighting). The target and maximum incentives, along with a summary of the actual 2024 awards earned by the NEOs, are set forth in the table that follows. A detailed description of how each NEO’s 2024 incentive award was achieved follows the table.
Although we achieved record revenue in 2024, our financial performance fell short of our enterprise targets due to the continued challenging U.S. macroeconomic environment, including the mortgage market, with U.S. mortgage inquiries
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down 10% compared to 2023. As a result, the payout to our CEO, whose AIP award is tied 100% to enterprise financial results, was below target. Payouts to our other NEOs under the 2024 AIP were 107.2% of target, on average.
Named Executive Officer	Base Salary ($)1	Target Incentive (as Percentage of Salary) (%)	Target Incentive ($)	Maximum Incentive ($)2	Earned 2024 Incentive as Percentage of Target (%)	2024 Incentive Payout ($)
M. Begor	1,500,000	120	1,800,000	3,600,000	95.1	1,712,415
J. Gamble	800,000	120	960,000	1,920,000	116.1	1,114,630
C. Borton	460,096	110	797,500	1,595,000	102.6	818,367
T. Horvath	697,115	110	766,827	1,533,653	118.4	907,716
J. Farshchi	687,692	100	687,692	1,375,384	116.1	798,461
R. Ploder	579,808	100	579,808	1,159,616	82.6	479,0183

1
The maximum incentive for each is 200% of Target.

2
Mr. Borton’s $725,000 base salary was prorated for 2024, reflecting his appointment as Executive Vice President, President, Workforce Solutions on May 6, 2024; however, his annual incentive opportunity was calculated based upon his full year base salary.

3
Mr. Ploder’s $750,000 base salary was prorated for 2024, reflecting his retirement on September 30, 2024; his annual incentive opportunity was calculated based his prorated base salary.

Determination of each NEO’s Performance and Annual Cash Incentive
Mark Begor | Chief Executive Officer
Objectives	Target Level	Actual Results	Actual Payout as a % of Target	2024 Incentive Payout
Corporate Adjusted EPS	$7.350	$7.309	96	$1,400,895
Corporate Operating Revenue	$5.728 billion	$5.686 billion	92	$311,520
Individual Objectives1	n/a		n/a	n/a

1
Mr. Begor’s AIP award payouts are determined based exclusively on achievement measured against Company financial goals (rather than 80% financial goals and 20% individual objectives). As a result, his 2024 AIP payout was based upon our Corporate Adjusted EPS (81.25% weighting) and Corporate Operating Revenue (18.75% weighting). The Committee also set non-financial performance objectives for Mr. Begor for 2024; however, his performance against those objectives did not impact his 2024 incentive payout.

Mr. Begor’s achievements for 2024 included:
•
Executed against our strategic priorities and led the Company to achieve record revenue of $5.7 billion, up 8% over 2023, despite an estimated 10% decline in U.S. mortgage originations.

•
Delivered $813 million of free cash flow, up 58% versus 2023, and strengthened our balance sheet.

•
Delivered more than 100 new product innovations for the fifth consecutive year, resulting in a Vitality Index of 12%, which is well above our 10% long-term vitality index target for new products.

•
Reached a milestone of 85% of revenue derived from products delivered from an application running in the new Equifax Cloud, up from 70% in 2023.

•
Established a NIST-aligned AI governance program and invested in responsible AI innovation, with 95% of our new models and scores built using EFX.AI during 2024, ahead of our 80% goal and up from 75% in 2023.

•
Developed our Only Equifax strategic initiative.

64	2025 Proxy Statement

John Gamble | Executive Vice President, Chief Financial Officer and Chief Operations Officer
Objectives	Target Level	Actual Results	Actual Payout as a % of Target	2024 Incentive Payout
Corporate Adjusted EPS	$7.350	$7.309	96	$597,715
Corporate Operating Revenue	$5.728 billion	$5.686 billion	92	$132,915
Individual Objectives	$192,000		200	$384,000

Mr. Gamble’s achievements for 2024 included:
•
Supported achievement of the Company’s budget goals, despite the challenging U.S. macroeconomic environment, by proactively managing costs and capital spending across the enterprise.

•
Executed on cost reduction actions of nearly $130 million, successfully balancing market realities, our Cloud transformation and growth.

•
Led efforts within the finance organization to support the integration of recent acquisitions, including successful navigation of complex tax, finance and accounting matters.

•
Effectively managed our cash flows and financing activity, including a successful $650 million public debt offering to refinance our then-outstanding term loan.

•
Developed and retained talent within a high-performing leadership team and across the broader finance organization, including through meaningful employee engagement initiatives, internal promotion opportunities and a rotational development program.

Chad Borton | Executive Vice President, President, Workforce Solutions
Objectives	Target Level	Actual Results	Actual Payout as a % of Target	2024 Incentive Payout
Corporate Adjusted EPS	$7.350	$7.309	96	$229,172
WS Operating Revenue	$2.503 billion	$2.434 billion	72	$173,149
WS Operating Income	$1.129 billion	$1.083 billion	61	$97,047
Individual Objectives	$159,500		200	$319,000

Mr. Borton’s achievements for 2024 included:
•
Led the Workforce Solutions business unit to deliver revenue of $2.4 billion, an increase of 5% compared to 2023, despite challenging U.S. mortgage and hiring markets, with Adjusted EBITDA margins of 52%.

•
Continued to drive growth in The Work Number database, increasing active records by 12% over 2023 and signing 15 new strategic partnerships.

•
Led Workforce Solutions to deliver the highest level of new product innovations at the Company, attaining a Vitality Index of nearly 15%, well above our long-term goal.

•
Oversaw continued growth in the government vertical, including obtaining an extension to our contract with the U.S. Social Security Administration to provide income and employment verifications, with a potential contract value of approximately $500 million over the next five years.

•
Advanced several strategic initiatives, including the implementation of a customer-centric engagement model and our Only Equifax initiative.

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Todd Horvath | Executive Vice President, President, U.S. Information Solutions
Objectives	Target Level	Actual Results	Actual Payout as a % of Target	2024 Incentive Payout
Corporate Adjusted EPS	$7.350	$7.309	96	$220,358
USIS Operating Revenue	$1.855 billion	$1.893 billion	159	$366,344
USIS Operating Income	$410.1 million	$414.1 million	109	$167,649
Individual Objectives	$153,365		100	$153,365

Mr. Horvath’s achievements for 2024 included:
•
Led the USIS business unit to deliver revenue of $1.89 billion, an increase of 10% compared to 2023.

•
Contributed significantly to our Equifax Cloud transformation progress by leading efforts within USIS to complete the migration of our U.S. consumer and telecommunications and utilities exchanges.

•
Leveraged our Equifax Cloud capabilities to accelerate new product innovation, with a 200% year-over-year increase in new products and a 90% year-over-year increase in new product revenue.

•
Extended our nearly 30-year relationship with the National Consumer Telecom and Utilities Exchange, Inc.® (NCTUE®), continuing our exclusive operation and management of the unique NCTUE database that includes 190 million payment records.

Jamil Farshchi | Executive Vice President, Chief Technology Officer and Chief Information Security Officer
Objectives	Target Level	Actual Results	Actual Payout as a % of Target	2024 Incentive Payout
Corporate Adjusted EPS	$7.350	$7.309	96	$428,171
Corporate Operating Revenue	$5.728 billion	$5.686 billion	92	$95,213
Individual Objectives	$137,538		200	$275,077

Mr. Farshchi’s achievements for 2024 included:
•
Continued our leadership in security, attaining a cybersecurity program maturity level that exceeded all major industry benchmarks for the fifth consecutive year, with a posture that ranks in the top 1% of technology companies and top 3% of financial services companies.

•
Oversaw an enterprise-wide initiative to further enhance our network security by moving to a passwordless login requirement for all employees and contractors.

•
Led the technology organization to move our Cloud technology transformation toward substantial completion, ending the year with approximately 85% of revenue generated from products delivered from an application running in the Equifax Cloud, up from 70% in 2023.

•
Drove efforts to decommission 10 additional data centers as part of our Cloud transformation, delivering $300 million in spending reductions.

•
Led significant improvements in our technology operations, including year-over-year improvements in network stability and cybersecurity incident response times.

•
Led efforts to operationalize our new product and engineering centers based in India.

66	2025 Proxy Statement

Rudy Ploder | Former Executive Vice President, President, Workforce Solutions
Objectives	Target Level	Actual Results	Actual Payout as a % of Target	2024 Incentive Payout
Corporate Adjusted EPS	$7.350	$7.309	96	$166,615
WS Operating Revenue	$2.503 billion	$2.434 billion	72	$125,885
WS Operating Income	$1.129 billion	$1.083 billion	61	$70,556
Individual Objectives	$115,962		100	$115,962

Mr. Ploder stepped down from his role as a member of the senior leadership team on May 6, 2024 and retired from Equifax on September 30, 2024. His achievements for the portion of 2024 he served as President, Workforce Solutions included:
•
Led the Workforce Solutions business unit to deliver revenue of $603 million in the first quarter of 2024, with 7% non-mortgage revenue growth.

•
Continued to drive growth in the Government vertical, which had 35% revenue growth in the first quarter of 2024.

•
Oversaw continued expansion of The Work Number database, signing agreements with multiple payroll processors and growing the pipeline for future records growth.

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2024 Long-Term Equity Incentive Compensation
Overview
For our CEO and other NEOs, LTI is the largest element of their total compensation package. In determining the value of long-term incentive awards to executive officers other than the CEO, the Committee considers numerous factors including the benchmarking data described on page 58, individual performance, internal equity, importance of role and share run rate (a measure of actual equity-grant activity in relation to the total number of shares outstanding at the Company).
In February 2024, the Committee approved a 2024 Annual LTI structure for our NEOs other than the CEO consisting of TSR performance shares (weighted 25%), Adjusted EBITDA performance shares (weighted 25%), market-priced stock options with a ten-year term (weighted 25%) and time-based RSUs (weighted 25%). The 2024 Annual LTI award mix for our CEO is set forth in his employment agreement and consists of TSR performance shares (weighted 30%), Adjusted EBITDA performance shares (weighted 30%), premium-priced stock options (weighted 20%) and time-based RSUs (weighted 20%).
The 2024 Annual LTI framework for our NEOs (including our CEO) remained consistent with the 2023 LTI award mix.
2024 Annual LTI Structure

■
TSR performance shares: value based on the performance of our stock relative to companies in the S&P 500 Index over a three-year period; subject to post-vesting holding period of 12 months

■
Adjusted EBITDA performance shares: value based on our Adjusted EBITDA performance during a three-year period; subject to post-vesting holding period of 12 months

■
Premium-priced stock options: granted to our CEO, cliff vest on the third anniversary of the grant date and have exercise prices set at a premium to the market value of our stock on the grant date

■
Market-priced stock options: granted to our other NEOs, vest ratably over three years and have an exercise price set at the market value of our stock on the grant date

■
Time-based RSUs: accomplish retention objectives through a three-year cliff vesting schedule while also augmenting the alignment of management and shareholder interests

A detailed description of each element of our 2024 Annual LTI program follows.
2024 LTIP Elements
Performance shares are granted based on two different metrics: TSR and Adjusted EBITDA.
TSR Performance Shares
TSR performance shares align with shareholder interests, as higher relative TSR results in higher returns for shareholders compared to other investment options. TSR performance shares are earned, if at all, based on the percentile ranking of the Company’s cumulative TSR compared to the TSR of the companies in the S&P 500 Index (as constituted on the initial grant date, subject to certain adjustments) after a three-year performance period.
68	2025 Proxy Statement

As described on pages 58–59, our compensation peer group is composed of companies with which we compete for business and talent. While the Committee recognizes this as a valuable peer group for evaluating compensation, the stock performance of the companies in our compensation peer group is not necessarily impacted by the same economic factors as ours. Moreover, investors are likely to compare Equifax to other companies in the S&P 500 Index (of which we are a member). For this reason, the Committee believes that the broader peer group of the S&P 500 Index is more appropriate for evaluating our relative TSR performance for purposes of performance shares issued under our LTI plan.
Payouts in February 2027 (if any) for the TSR performance shares awarded on February 9, 2024 will be based on the following scale, with straight-line interpolation between the threshold and maximum levels:
TSR Performance Shares: Performance/Payout Scale
Company TSR Percentile	Performance Share Payout as a % of Target
75th	200%
50th	100%
25th	50%
Below 25th	0%
The number of TSR performance shares payable is the target award multiplied by a percentage (from 0% to 200%), calculated by taking an average of the payout percentages achieved for each of the last four quarters of the performance period based on the Company’s cumulative TSR percentile ranking through the end of each such quarter. Basing the award payout on the average of the payout percentages for each of the last four quarters of the three-year performance period counterbalances potential late performance period volatility.
If our team does not deliver cumulative TSR that ranks at or above the 25th percentile, the value of the TSR performance shares will be $0. In addition, in the event our cumulative TSR is negative over the three-year performance period, the payout is capped at 100% of the target shares, irrespective of our TSR percentile rank versus the S&P 500.
TSR performance share awards accrue dividend equivalents on earned shares and require the recipient to hold the shares for a period of 12 months following vesting.
Adjusted EBITDA Performance Shares
Adjusted EBITDA performance shares tie our executive compensation payouts to a key internal operational performance metric that measures management’s ability to drive profitable growth.
Adjusted EBITDA performance shares granted in 2024 are earned, if at all, based on our Adjusted EBITDA for each of the three years of the performance period. In February 2024, the Committee set the threshold, target and maximum Adjusted EBITDA levels for 2024, and threshold, target and maximum Adjusted EBITDA growth rate goals for each of 2025 and 2026. The number of Adjusted EBITDA performance shares payable is the target award multiplied by a percentage (from 0% to 200%), calculated by taking an average of the payout percentages achieved for each of the three years of the performance period.
Adjusted EBITDA performance share awards accrue dividend equivalents on earned shares and require the recipient to hold the shares for a period of 12 months following vesting.
Market-Priced Stock Options
The Compensation Committee believes that market-priced stock options provide a strong incentive for the creation of long-term shareholder value, because stock options may be exercised for a profit only to the extent our stock price appreciates after the grant date. If our NEOs are not able to drive share price returns in excess of the exercise price before the expiration date, the realized value of their 2024 stock options will be $0.
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The exercise price of stock options granted in 2024 for our NEOs other than the CEO were set at the market value of our stock on the grant date. The market-priced stock options granted on February 9, 2024 vest in equal installments on the first, second and third anniversaries of the grant date, assuming continued employment with the Company, and have a ten-year term.
Premium-Priced Stock Options
Premium-priced stock options granted to our CEO tighten the link between our long-term incentive compensation and the creation of shareholder value by ensuring that our CEO receives gains only after a premium return is delivered to investors.
The exercise prices of stock options granted in 2024 for our CEO were set above the market value of our stock in two equally weighted tranches, with exercise prices of 110% and 120% of the market value of our stock on the grant date. The premium-priced stock options granted on February 9, 2024 cliff-vest on the third anniversary of the grant date, assuming continued employment with the Company, and have a seven-year term.
RSUs
We use RSUs to encourage retention of our employees over the long-term and simultaneously inspire our team to focus on corporate performance. The RSUs issued to our NEOs on February 9, 2024 cliff vest on the third anniversary of the grant date, thereby maximizing the award’s long-term retention value. The value of RSUs varies directly with the market price of our common stock, which creates an added incentive to make decisions that will build shareholder value over the long term. RSUs accrue dividend equivalent units on earned shares.
Target Grant Value for 2024 Annual LTI Awards
The following table details the target grant value used by the Compensation Committee to determine the number of performance shares, stock options and RSUs granted to each NEO in 2024. Actual grant date values, computed in accordance with applicable accounting standards, are disclosed in the “2024 Grants of Plan-Based Awards” table on page 82. The actual value of equity awards that may be realized by the NEOs will depend on their continued service, our Adjusted EBITDA growth and our future stock price performance.
The Committee approved a 2024 Annual LTI award mix for our CEO that included TSR performance shares (weighted 30%), Adjusted EBITDA performance shares (weighted 30%), premium-priced stock options with a seven-year term (weighted 20%) and time-based RSUs (weighted 20%). The Committee approved a 2024 Annual LTI award mix for our NEOs other than the CEO that included TSR performance shares (weighted 25%), Adjusted EBITDA performance shares (weighted 25%), market-priced stock options with a ten-year term (weighted 25%) and time-based RSUs (weighted 25%).
Name	Target Grant Value ($)1,2	Target Number of Performance Shares (TSR) Granted3	Target Number of Performance Shares (Adj. EBITDA) Granted4	Number of Stock Options Granted5	Number of RSUs Granted6
M. Begor	10,100,000	13,305	13,305	29,759	8,107
J. Gamble	4,000,000	4,391	4,391	12,904	4,014
C. Borton	3,750,0007	4,434	4,434	12,097	4,053
T. Horvath	3,500,000	3,842	3,842	11,291	3,512
J. Farshchi	2,500,0008	2,716	2,716	7,978	2,482
R. Ploder	3,500,000	3,842	3,842	11,291	3,512

1
Except as otherwise noted, the grant date for annual equity awards to each of the NEOs was February 9, 2024; the closing stock price on such date was $249.18.

2
The Compensation Committee determined the 2024 long-term incentive awards by establishing a dollar value for each NEO and then converting this dollar value to a number of performance shares, stock options (either market- or premium-priced) and RSUs.

70	2025 Proxy Statement

3
The number of TSR performance shares granted is calculated by taking the target grant value divided by the closing price of our common stock on the grant date, then applying an illiquidity discount to reflect the 12-month post-vesting holding period.

4
The number of Adjusted EBITDA performance shares granted is calculated by taking the target grant value divided by the closing price of our common stock on the grant date, then applying an illiquidity discount to reflect the 12-month post-vesting holding period.

5
Premium-priced stock options were granted to our CEO in 2024 and market-priced stock options were granted to our other NEOs. The premium-priced stock options were granted in two equally-weighted tranches, with exercise prices of 110% and 120% of the grant date closing stock price. The number of premium-priced stock options granted is calculated using a Monte Carlo model, which is built on a lattice model framework. The number of market-priced stock options granted is calculated based on a binomial valuation model.

6
The number of RSUs granted is calculated by taking the target grant value divided by the closing price of our common stock on the grant date.

7
The grant date for the annual equity award to Mr. Borton, who joined the Company on May 6, 2024, was May 6, 2024; the closing stock price on such date was $231.34.

8
Mr. Farshchi received an annual equity award of $1,700,000 on February 9, 2024 in his capacity as Chief Information Security Officer. He received an additional annual equity grant of $800,000 on February 20, 2024 upon his appointment as Chief Technology Officer in recognition of his increased responsibilities and a review of competitive market rates for his new position; the closing stock price on such date was $257.85.

2024 Borton New Hire Award
In connection with his hiring as Executive Vice President, President, Workforce Solutions, and to compensate him for foregoing unvested equity previously granted at his prior employer, in addition to the 2024 annual LTI award, on May 6, 2024, Mr. Borton received a new hire “make whole” grant of RSUs, TSR performance shares and Adjusted EBITDA performance shares with an aggregate grant date fair value of $6.2 million. His new hire RSU award (comprising $3 million in value) vests in three equal increments beginning on the first anniversary of the grant date. His new hire TSR and Adjusted EBITDA performance share awards (comprising $3.2 million in aggregate value) vest at the end of a three-year performance period. As described above under “2024 LTIP Elements,” RSU and TSR performance share awards accrue dividend equivalents on earned shares; TSR and Adjusted EBITDA performance shares require the recipient to hold the shares for a period of 12 months following vesting.
CEO Equity Deferrals
As a result of his voluntary, irrevocable deferral elections, our CEO will continue to be invested in Equifax for more than ten years following his tenure at the Company.
•
During the past four years, our CEO has made proactive irrevocable elections under our deferred compensation program to defer 100% of his long-term incentives granted in the form of RSUs and performance shares.

•
These deferred equity awards had an aggregate value of more than $61 million as of March 7, 2025 (assuming payout at 100% of target for his outstanding awards), are payable only in Equifax common stock if earned and are not payable until after Mr. Begor leaves the Company.

•
Deferred awards granted in 2021 begin paying out in equal annual installments over a 10-year period, beginning five years following Mr. Begor’s departure from Equifax.

•
Deferred awards granted in 2022 through 2024 begin paying out in equal annual installments over a 10-year period, beginning seven months following Mr. Begor’s departure from Equifax.

•
These deferral decisions reflect our CEO’s belief in the shareholder value to be delivered by executing on our strategic priorities and building on the strong foundation of the Equifax Cloud to accelerate innovation, new products, EFX.AI capabilities and growth.

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Vesting Results of Previously-Granted Performance Shares
2022 TSR Performance Share Awards
In February 2025, the Compensation Committee approved the vesting and payment of the TSR performance shares granted in February 2022 at 68.61% of the target award level. The Committee’s determination was based on the Company’s achievement of total shareholder return relative to companies in the S&P 500 Index (as constituted on the initial grant date, subject to certain adjustments) over the three-year performance period ended December 31, 2024. The number of TSR performance shares payable was the target award multiplied by a percentage (from 0% to 200%) that was calculated by taking the average of the payout percentages achieved through each of the last four quarters of the performance period, based upon the Company’s cumulative TSR percentile ranking through the end of each such quarter, as shown in the table below:
	Period from January 1, 2022 through the end of:
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Average
Equifax TSR	-7.1%	-15.7%	2.4%	-11.1%
Equifax Percentile vs. S&P 500	37th	31st	39th	31st
Payout	73.51%	62.55%	77.11%	61.28%	68.61%
2022 Adjusted EBITDA Performance Share Awards
In February 2025, the Compensation Committee approved the vesting and payment of the Adjusted EBITDA performance shares granted in February 2022 at 61.7% of the target award level. The Committee’s determination was based on our Adjusted EBITDA for each of the three years of the performance period ended December 31, 2024. The number of Adjusted EBITDA performance shares payable was the target award multiplied by a percentage (from 0% to 200%) that was calculated by taking the average of the payout percentages achieved for each of the three years of the performance period, as shown in the table below:
Performance Period		Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Actual Payout as a % of Target
Year 1	2022	$1.671 billion	$1.893 billion	$1.963 billion	$1,721,798	61.5%
Year 2	2023	$1.722 billion (prior year actual)	$1.851 billion (+7.5% from prior year actual)	$1.911 billion (+11% from prior year actual)	$1,694,748	0%
Year 3	2024	$1.695 billion (prior year actual)	$1.822 billion (+7.5% from prior year actual)	$1.881 billion (+11% from prior year actual)	$1,836,067	123.7%
Final 3-Year Average Payout Percentage						61.7%
Actions Taken with Respect to 2025 Compensation
Based on a 91% approval of our compensation program at the 2024 Annual Meeting and direct engagement with approximately 65% of our shareholder base since that time, our investors have expressed support for our overall compensation strategy.
In February 2025, after conducting a thoughtful review and considering shareholder feedback as described above, the Committee determined the key elements of our 2025 executive compensation program. Based on the high level of shareholder support for our core compensation program, the Committee determined that no changes to the structure of the compensation program were necessary in 2025 compared to 2024.
The Compensation Committee will continue to monitor our executive compensation program to ensure that it is consistent with the Company’s objectives, provides appropriate incentives to management, and remains competitive with other companies in the industries in which we operate and compete for executive talent.
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Other Compensation Program Information
Equity Award Grant Practices
We have a written policy on equity grants, including stock options, designed to formalize our equity grant practices and ensure that equity awards will be made on specified dates. The Compensation Committee reviews and approves annual equity-based awards to senior executives who are direct reports to the CEO or reporting officers under Section 16 of the Exchange Act in the first calendar quarter of each year (around the time of their annual performance reviews). In accordance with our policy and shareholder-approved 2023 Omnibus Incentive Plan (which replaced our 2008 Omnibus Incentive Plan effective May 4, 2023), the Committee has delegated specific authority to the CEO to approve grants (within specified limits) to non-executive officers and other eligible employees. We may make equity awards at other times during the year for new hires or for other reasons, such as a job promotion or as a result of an acquisition. The Compensation Committee reviews equity grants made pursuant to the CEO’s delegated authority, if any, on a quarterly basis.
The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. We generally schedule Board and Committee meetings at least a year in advance and, as noted above, make annual equity awards to our NEOs at around the same time every year.
As required by Item 402(x) of the Securities Exchange Act of 1934, the following table presents information regarding stock options issued to our NEOs in 2024 during any period beginning four business days before the filing of Form 10-K or Form 10-Q, or the filing or furnishing of a Form 8-K that discloses material nonpublic information (other than a Form 8-K disclosing a material new option grant under Item 5.02(e)), and ending one business day after the filing or furnishing of such report with the SEC.
Name	Grant Date	Number of Securities Underlying the Awards	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award
Percentage Change in the
Closing Market Price of the Securities
Underlying the Award Between
the Trading Day Ending Immediately
Prior to the Disclosure of
Material Nonpublic Information
and the Trading Day Beginning
Immediately Following the
Disclosure of Material
Nonpublic Information

J. Farshchi	2/20/2024	2,494	$257.85	$199,997	(0.41)%1	3.48%1
C. Borton	5/6/2024	12,097	$231.34	$870,340	4.27%2	1.28%2

1
On February 20, 2024, Jamil Farshchi received an equity award, including a grant of stock options, in connection with his promotion to Chief Technology Officer. The Company filed a Current Report on Form 8-K on February 20, 2024 to disclose the resignation of the Company’s Executive Vice President, Chief Technology, Product and Data & Analytics Officer and the promotion of Mr. Farshchi to Chief Technology Officer (the “2/20/24 Form 8-K”). The Company also filed its Annual Report on Form 10-K on February 22, 2024 (the “Form 10-K”). The percentage change in the closing market price of the Company’s common stock between the trading day ending immediately prior to the furnishing of the 2/20/24 Form 8-K and the trading day beginning immediately following the furnishing of the 2/20/24 Form 8-K is (0.41)%. The percentage change in the closing market price of the Company’s common stock between the trading day ending immediately prior to the furnishing of the Form 10-K and the trading day beginning immediately following the filing of the Form 10-K is 3.48%.

2
On May 6, 2024, Chad Borton received his 2024 annual LTI award, including a grant of stock options, following his hiring as Executive Vice President, President, Workforce Solutions. The Company filed a Current Report on Form 8-K on May 6, 2024 to disclose Mr. Borton’s hiring (the “5/6/24 Form 8-K”). The Company also filed a Current Report on Form 8-K on May 7, 2024 to disclose the voting results of its 2024 Annual Meeting of Shareholders and the appointment of Barbara Larson to the Board (the “5/7/24 Form 8-K”). The percentage change in the closing market price of the Company’s common stock between the trading day ending immediately prior to the furnishing of the 5/6/24 Form 8-K and the trading day beginning immediately following the furnishing of the 5/6/24 Form 8-K is 4.27%. The percentage change in the closing market price of the Company’s common stock between the trading day ending immediately prior to the furnishing of the 5/7/24 Form 8-K and the trading day beginning immediately following the filing of the 5/7/24 Form 8-K is 1.28%.

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Retirement and Other Benefits
Our NEOs receive retirement, deferred compensation and other benefits that are designed to be part of a competitive package to attract and retain executive talent. We maintain the following retirement, deferred compensation and other benefit plans, in which all or some of our NEOs participate:
401(k) Plan
The 401(k) Plan is a tax-qualified defined contribution plan that permits eligible employees (including NEOs) to defer a portion of their compensation and receive Company matching contributions.
Supplemental Retirement Plan
The Supplemental Retirement Plan for Executives of Equifax Inc. (the “SERP”) covers certain of our NEOs (Messrs. Gamble and Ploder) as well as certain senior executive officers designated by the Compensation Committee. The SERP provides monthly supplemental retirement benefits after retirement. The SERP was closed to new participants after January 1, 2016.
Supplemental Contribution Program
In 2016, we amended the Executive Deferred Compensation Plan to establish a supplemental retirement contribution program (the “Supplemental Contribution Program”) for senior executive officers designated by the Compensation Committee who are not eligible to participate in the SERP. The Supplemental Contribution Program provides for an annual contribution equal to 10% of the sum of the eligible executive’s base salary paid and cash incentive earned for the year. Messrs. Begor, Borton, Horvath and Farshchi participate in the Supplemental Contribution Program. Messrs. Gamble and Ploder participate in the SERP and are not eligible to participate in the Supplemental Contribution Program.
Deferred Compensation Plans
The NEOs and other executives are eligible to participate in the Company’s non-qualified deferred compensation plans. These plans allow participants to elect to defer cash compensation and receipt of shares of Company stock on vesting of RSU and performance share awards. Deferred amounts are payable upon the executive’s retirement or other termination of employment. See pages 91–92 for more information on our deferred compensation plans.
During the past four years, our CEO has made proactive, irrevocable elections under our deferred compensation program to defer 100% of his long-term incentives granted in the form of RSUs and performance shares. These deferred equity awards had an aggregate value of more than $61 million as of March 7, 2025 (assuming payout at 100% of target for his outstanding awards), are payable only in Equifax common stock if earned and are not payable until after Mr. Begor leaves the Company. As a result of his deferral elections, our CEO will continue to be invested in Equifax for more than ten years following his tenure at the Company. See page 71 for more information.
Other Benefits
We provide our NEOs with benefits generally available to our U.S. employees, including participation in our employee stock purchase program and medical, dental, vision, life insurance and disability insurance benefits.
Limited Perquisites
We offer limited perquisites to our executive officers. Perquisites for our executives have the following objectives:
•
maximizing the value of Company-provided compensation through provision of a financial planning and tax services allowance in an annual amount of up to $50,000 for the CEO and $10,000 for other NEOs ($12,500 in their first year for newly-hired and newly-promoted executives);

•
supporting executives’ continued health and ability to render services to the Company through an annual physical program;

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•
to allow the CEO’s travel time to be used productively, providing the CEO with private aircraft usage for personal purposes, up to an annual limit of $200,000 in 2024; and

•
providing monthly relocation living allowances under certain circumstances, as approved by the Compensation Committee.

The attributed costs of perquisites are included in the “All Other Compensation” column of the Summary Compensation Table on page 79 and Note 7 thereto. We do not provide tax reimbursement on the value of the applicable perquisite other than certain relocation and foreign tax expenses.
CEO Employment Agreement
On November 7, 2024, the Company entered into a letter agreement (the “2024 Letter Agreement”) with our CEO which amends certain terms of the employment agreement between the Company and Mr. Begor dated March 27, 2018 (as amended by the letter agreement between the Company and Mr. Begor dated February 4, 2021 and the 2024 Letter Agreement, the “Employment Agreement”).
Under the Employment Agreement, Mr. Begor’s annual base salary is $1.5 million, subject to increase but not decrease, by the Board or the Compensation Committee. Mr. Begor’s target annual cash incentive award opportunity is 120%, subject to increase but not decrease, of his annual base salary and is determined exclusively based upon achievement measured against specified Company financial goals.
Under the Employment Agreement, Mr. Begor’s long-term incentive award target grant date value is $10.1 million, subject to increase but not decrease. The components of Mr. Begor’s annual long-term incentive award consist of (i) 60% performance shares, (ii) 20% premium-priced stock options and (iii) 20% time-based RSUs. Each award of premium-priced options will be split evenly into two equally-weighted tranches, based on fair value on the grant date, with exercise prices set at premiums of 110% and 120% to the fair market value of a share of our common stock on the applicable grant date.
As a result of the above, 80% of Mr. Begor’s annual long-term incentive award is subject to substantive performance requirements and only 20% being subject to time-based vesting. Mr. Begor’s annual long-term incentive awards are subject to the Company’s enhanced clawback policy whereby the Board may recover incentive compensation awarded to employees in the event of misconduct or failure of oversight that results in significant financial or reputational harm, irrespective of whether there has been a financial restatement.
Mr. Begor participates in the Company’s incentive, savings, retirement and welfare benefit plans and programs made available to senior executives. The Employment Agreement provides for perquisites that include an annual physical and a financial planning allowance. These perquisites serve the important business purposes of ensuring that our CEO is aware of his personal health and receives adequate assistance in managing his personal finances, each of which enables him to focus his time on managing our business.
If Mr. Begor is (i) terminated by the Company without “cause,” (ii) resigns for “good reason” or (iii) on or after December 31, 2027, voluntarily terminates his employment (each as defined in the Employment Agreement), provided he signs a release of claims against the Company and complies with applicable restrictive covenants, any then outstanding equity awards will vest in accordance with the applicable award agreement.
If Mr. Begor is terminated by the Company without cause (other than due to disability or death) or resigns for good reason within the period six months prior to and two years after a “change in control” (as defined in the Employment Agreement), he will be entitled to receive, provided he signs a release of claims against the Company and complies with applicable restrictive covenants, (i) a lump sum payment equal to three times the sum of (x) his annual base salary and (y) his target annual incentive opportunity for the year of termination, (ii) any accrued but unpaid annual incentive plus a pro rata annual incentive for the year of termination, (iii) full vesting of any outstanding equity awards (subject, in the case of performance-based awards, to the determination of achievement of the performance measures in accordance with the applicable award agreement and incentive plan) and (iv) access to the Company’s health plan for
75

two years or the lesser period permitted by the Company’s general benefits plans and applicable law and monthly payments of or an amount equal to premiums for continuation of healthcare coverage under Section 4980B of the Internal Revenue Code (“Code”) or comparable law (“COBRA”) for 24 months.
Mr. Begor is required to own and hold Company stock having a value equal to six times his annual base salary.
The Employment Agreement contains confidentiality, non-competition and non-solicitation restrictions during the term of the Employment Agreement and for certain specified periods thereafter, that are comparable to the restrictions applicable to other senior executives.
Except for Mr. Begor’s Employment Agreement, employment agreements are not used with respect to any other executive officer, each of whom is employed on an “at will” basis.
Change in Control Arrangements
The Equifax Inc. 2019 Change in Control Severance Plan (the “CIC Plan”) applies to each of our NEOs and senior executives, except our CEO. The severance benefits applicable to Mr. Begor in the event of a change of control are contained in his employment agreement with the Company, as described above. See “Change in Control Severance Plan” on pages 99–100 for more information on the CIC Plan.
Subject to the discretion of the Compensation Committee, under our 2008 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan (which replaced the 2008 Omnibus Incentive Plan effective May 4, 2023) and applicable award agreements, equity awards granted to our NEOs include a “double-trigger” change in control provision to limit accelerated vesting in the event of a change in control of Equifax to those situations where an executive is terminated without cause, the executive terminates for good reason or the acquirer fails to assume the awards.
Consideration of Certain Tax Effects
The Company’s annual tax deduction for compensation paid to each of the NEOs and certain other current or former officers who are subject to the compensation limits of Code Section 162(m) is capped at $1 million. The Compensation Committee considers these implications, including the potential lack of deductibility under Section 162(m), among several factors when making compensation decisions, but the Compensation Committee has provided and reserves the right to provide compensation that does not qualify as deductible under Section 162(m).
Management of Compensation-Related Risk
In establishing and reviewing the Company’s executive compensation program, the Compensation Committee annually considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. The Committee reviewed our material compensation programs and noted numerous ways in which risk is effectively managed or mitigated. This evaluation for 2024, which was conducted with the assistance of management and the Committee’s independent compensation consultant (FW Cook), covered a wide range of practices and policies. All plans were deemed to have substantial risk mitigators which, in the most material incentive plans, include a balanced mix of fixed and variable pay and short and long-term incentives; use of multiple performance measures including corporate, business unit and individual performance weightings in incentive plans; a portfolio of long-term equity incentives including time-based and performance-based measures; caps, discretion in payment, decelerators, clawbacks, oversight by non-plan participants, significant stock ownership guidelines, pre-approval requirements for executive stock transactions; and the existence of policies prohibiting Company stock hedging and pledging and requiring executive incentive compensation recoupment in specified circumstances.
The Compensation Committee has also reviewed the Company’s overall enterprise risks and how compensation programs for employees generally impacted individual behavior that could exacerbate these enterprise risks. Board and management processes are in place to oversee risk associated with global compensation programs and practices, including, but not limited to, regular business reviews; alignment of compensation plan goals with our annual and long-term strategic goals and performance expectations; review of enterprise risk management by the Board as part
76	2025 Proxy Statement

of the annual strategy and budget reviews; and other appropriate internal controls. The Committee concluded that the Company’s compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company.
Policies on Clawback of Incentive Compensation
We have a clawback policy that covers all employees, including executive officers, and applies to equity awards and other incentive compensation awarded to such employees. The Compensation Committee has discretion to apply the policy to recover and recoup incentive compensation in all of the events described below:
Events that Trigger Action	Covered Persons	Covered Awards
Material restatement with misconduct	Current and former employees	Annual and long-term incentives awarded within three-year period preceding the date the misconduct is discovered
Material restatement without misconduct	Current and former executives	Excess amount of annual and long-term incentives awarded within three-year period preceding the restatement date
Materially inaccurate financial statements or performance metrics with misconduct	Current and former employees	Annual and long-term incentives awarded within three-year period preceding the date the misconduct is discovered
Materially inaccurate financial statements or performance metrics without misconduct	Current and former employees	Excess amount of annual and long-term incentives awarded within three-year period preceding the date the inaccuracy is discovered
Misconduct resulting in significant financial and/or reputational harm and the employee either engaged in the misconduct or failed to fulfill his or her supervisory responsibility to prevent another employee from engaging in such misconduct
	Current and former employees	Annual and long-term incentives awarded within three-year period preceding the date the misconduct is discovered
The policy also provides that the Company will disclose its decision to take action, the number of employees impacted and their seniority, and the aggregate amount of the clawback/forfeiture if the underlying circumstances of the misconduct are publicly disclosed. The policy provides that the Committee may limit or eliminate disclosure if the events are not publicly disclosed or if disclosure would be likely to result in or exacerbate any litigation or other proceeding against the Company or its officers or directors, violate applicable law with respect to privacy, violate legal privilege or breach a contractual obligation.
Under the terms of award agreements issued under our 2008 Omnibus Incentive Plan and our 2023 Omnibus Incentive Plan (which replaced the 2008 Omnibus Incentive Plan effective May 4, 2023), employees, including our NEOs, who violate the agreement’s non-compete, non-solicitation and non-disclosure restrictions or who engage in certain other activities detrimental to the Company may be subject to financial consequences, including cancellation of their outstanding equity awards or recovery by the Company of all gains from exercised stock options and vested shares received during the period beginning six months prior to the date of the violation. In addition, these recovery means are also applicable to the incentive equity awards of any employee who is terminated for cause, as determined in the sole discretion of the Committee.
We also have a clawback policy that complies with SEC rules and NYSE listing standards related to clawbacks.
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Stock Ownership Requirements
The Compensation Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy, under which our CEO and our other senior executives are required to acquire and hold Equifax common stock with a market value of six times base salary and three times base salary, respectively, within five years of assuming their respective positions. As of the most recent annual measurement date, all of our executive officers were in compliance with our stock ownership requirements.
Insider Trading Policy
We have an insider trading policy that governs the purchase, sale and other disposition of our securities by our directors, officers and employees. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. In addition, it is our policy to comply with applicable securities and state laws, including insider trading laws, when engaging in transactions in our securities.
Mandatory Trading Plans for Senior Executives
Our insider trading policy also prohibits our CEO and other senior executives from purchasing or selling Equifax securities except pursuant to a Rule 10b5-1 trading plan in a form that has been approved by the Office of Corporate Secretary.
Hedging and Pledging Policies
Under our insider trading policy, our employees, officers and directors are prohibited from purchasing or selling financial instruments (including prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivative securities), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Equifax securities. We also prohibit our directors, officers and employees from holding our stock in a margin account or pledging our stock as collateral for a loan.
Compensation Committee Interlocks and Insider Participation
Tom Hough, Mark Feidler, Rob Marcus and Melissa Smith were members of the Compensation Committee during 2024. None of these individuals is or has been an executive officer of the Company, or had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or a member of the Compensation Committee during 2024.
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Summary Compensation Table
The following table presents information regarding compensation of the NEOs for services rendered during 2024, 2023 and 2022. The table includes values for contingent compensation such as unvested or unpaid stock awards and unexercised stock options. The executives may never realize the value of certain items included in the column headed “Total,” or the amounts realized may differ materially from those listed in the table.
Name and Principal Position	Year	Salary ($)1	Bonus ($)	Stock Awards ($)2,3	Option Awards ($)4	Non-Equity Incentive Plan Compensation ($)5	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)6	All Other Compensation ($)7	Total ($)8
Mark W. Begor Chief Executive Officer	2024	1,500,000	0	8,986,294	2,019,906	1,712,415	0	579,284	14,797,899
	2023	1,500,000	0	8,080,418	2,019,634	944,110	0	505,646	13,049,808
	2022	1,500,000	0	28,080,015	7,019,934	223,078	0	422,826	37,245,853
John W. Gamble, Jr. EVP, Chief Financial Officer and Chief Operations Officer	2024	800,000	0	3,299,235	999,995	1,114,630	47,300	23,006	6,284,167
	2023	794,231	0	3,000,373	999,658	650,955	650,500	18,888	6,114,604
	2022	750,000	0	2,437,902	812,138	318,206	134,600	17,150	4,469,995
Chad M. Borton EVP, President, Workforce Solutions	2024	460,096	0	9,070,775	870,340	818,367	0	409,430	11,629,008
Todd Horvath EVP, President, U.S. Information Solutions	2024	697,115	0	2,886,703	874,996	907,716	0	203,483	5,570,013
	2023	495,865	0	6,550,408	849,687	758,721	0	241,787	8,896,469
	2022	0	0	0	0	0	0	0	0
Jamil Farshchi EVP, Chief Technology Officer and Chief Information Security Officer	2024	687,692	0	2,062.694	624,980	798,461	0	166,625	4,340,453
Rodolfo O. Ploder Former EVP, President, Workforce Solutions	2024	651,924	0	2,886,703	874,996	479,018	0	63,565	4,956,206
	2023	744,231	0	2,625,456	874,579	386,217	411,800	48,465	5,090,748
	2022	700,000	0	2,250,367	749,644	399,748	0	43,030	4,142,789

1
Salary represents base salary paid to each of the NEOs for each year shown. Amounts shown are not reduced to reflect the individuals’ election, if any, to defer receipt of salary under the Equifax 2005 Executive Deferred Compensation Plan or the Equifax Inc. Employee Deferred Compensation Plan (2022). For Mr. Ploder, this amount also includes a payment of $72,116 for unused vacation paid upon retirement.

2
The grant date for annual equity awards to each of the NEOs except Chad Borton was February 9, 2024; the closing stock price on such date was $249.18. The grant date for the annual equity award to Mr. Borton was his new hire date of May 6, 2024; the closing stock price on such date was $231.34. Mr. Farshchi received an annual equity award on February 9, 2024 in his capacity as Chief Information Security Officer and an additional grant on February 20, 2024 to recognize his promotion to Chief Technology Officer; the closing stock price on such date was $257.85.

3
For each NEO, the amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 without regard to estimated forfeitures related to service-based vesting conditions. Amounts shown are not reduced to reflect the individuals’ election, if any, to defer receipt of stock awards under the Equifax Director and Executive Stock Deferral Plan or the Equifax Inc. Employee Deferred Compensation Plan (2022). Stock awards in 2024 included time-vested RSUs, TSR performance shares and Adjusted EBITDA performance shares. For the 2024 TSR performance share awards, the grant date fair value was determined using a Monte Carlo valuation model consistent with the estimated full cost to be recognized over the three-year performance period based on the probable outcome of the performance conditions, then applying an illiquidity discount to reflect the 12-month post-vesting holding period.

The calculations reflect an accounting value for the 2024 TSR performance share grants to our NEOs other than Mr. Borton of $295.83 per share, which was 118.72% of our closing stock price on the February 9, 2024 grant date. Mr. Farshchi received an additional grant on February 20, 2024 in connection with his promotion to Chief Technology Officer; the calculations for his promotion grant reflect an accounting value for the 2024 TSR performance share grants of $306.12 per share, which was 118.72% of our closing stock price on the grant date. For Mr. Borton, who joined the Company on May 6, 2024, the calculations reflect an accounting value for the 2024 TSR performance share grants of $235.16 per share, which was 101.65% of our closing stock price on the May 6, 2024 grant date. Assumptions used in the calculation of the amounts in this column are described in Note 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2024, in our 2024 Form 10-K.
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For the 2024 Adjusted EBITDA performance share awards, the grant date fair value was determined based on our closing stock price on the grant date, then applying an illiquidity discount to reflect the 12-month post-vesting holding period. The calculations reflect an accounting value for the 2024 Adjusted EBITDA performance share grants to our NEOs other than Mr. Borton of $227.75 per share for the awards, which was 91.4% of our closing stock price of $249.18 on the February 9, 2024 grant date. Mr. Farshchi received an additional grant on February 20, 2024 in connection with his promotion to Chief Technology Officer; the calculations for his promotion grant reflect an accounting value for the 2024 Adjusted EBITDA performance share grants of $235.67 per share, which was 91.4% of our closing stock price on the grant date. For Mr. Borton, the calculations reflect an accounting value for the 2024 Adjusted EBITDA performance share grant of $210.08, which was 90.8% of closing price on the May 6, 2024 grant date.
The value of the 2024 time-vested RSU awards, TSR performance share awards and Adjusted EBITDA performance share awards, based on the closing price of our common stock on the grant date and assuming the highest level of performance under the performance share awards would be achieved (200% of the target), are as follows: Mr. Begor, $15,281,462; Mr. Gamble, $5,376,806; Mr. Borton, $14,606,114; Mr. Horvath, $4,704,518; Mr. Farshchi, $3,361,728; and Mr. Ploder, $4,704,518. The NEOs may never realize any value from the performance shares, and to the extent they do, the amounts realized may have no correlation to the amounts reported above.
4
The amount in this column shows the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. For NEOs (excluding Mr. Begor), the amount is based on the fair value of the stock option award as estimated using the binomial model multiplied by the number of shares subject to the option award. For Mr. Begor, who received premium priced stock option awards, the amount is based on the fair value of the stock option award as estimated using the Monte Carlo model multiplied by the number of shares subject to the option award. Assumptions used in the binomial and Monte Carlo models for calculation of the amounts in this column are described in Note 8 to our audited consolidated financial statements for the fiscal year ended December 31, 2024, in our 2024 Form 10-K.

5
Represents annual incentive awards paid under the Annual Incentive Plan for services performed in 2024, 2023 and 2022, respectively. Amounts shown are not reduced to reflect the NEO’s election, if any, to defer receipt of awards under the Equifax 2005 Executive Deferred Compensation Plan or the Equifax Inc. Employee Deferred Compensation Plan (2022).

6
For Messrs. Gamble and Ploder, the amounts in this column reflect the aggregate increase (or decrease), if any, of accumulated pension benefit accruals at the earliest unreduced retirement age for such NEOs under the SERP in the applicable fiscal year. For Mr. Ploder, amounts also reflect accruals under the Equifax Inc. U.S. Retirement Income Plan (“USRIP”). There are no above-market or preferential earnings on compensation deferred on a basis that is not tax-qualified, including such earnings on non-qualified contribution plans. The pension accrual amounts represent the difference in present value liability (measured at the respective fiscal year-end dates shown in the table) based on the assumptions shown in the text following the “Pension Benefits at 2024 Fiscal Year-End” table on page 89. Year-over-year changes in pension value generally are driven in large part by changes in actuarial pension assumptions as well as increases in service, age and compensation. The increase in pension values for Mr. Gamble is due to one additional year of service under the SERP offset partially by an increase in the discount rate. The decrease in pension values for Mr. Ploder is due to an increase in the discount rate as well as Mr. Ploder’s post-retirement benefit selection, which has a lesser value than our pre-retirement benefit assumptions. The decrease in value more than offsets the value of an additional year of service. See “Pension Benefits at 2024 Fiscal Year-End” on page 89 for more information on pension benefits.

7
The “All Other Compensation” column for 2024 includes the following:

Name	Perquisites and Personal Benefitsa ($)	Relocation and Living Expensesb ($)	Tax Reimbursementsc ($)	Company Contributions to Defined Contribution Plansd ($)	Insurance Premiumse ($)	Total ($)
M. Begor	240,792	0	0	338,491	0	579,284
J. Gamble	12,656	0	0	10,350	0	23,006
C. Borton	760	197,177	83,646	127,846	0	409,430
T. Horvath	5,096	14,491	6,163	177,733	0	203,483
J. Farshchi	760	0	0	165,865	0	166,625
R. Ploder	21,985	0	0	10,350	31,230	63,565

a
The amounts in this column are based on the aggregate incremental cost to the Company, if any, with respect to tax and financial planning services, annual medical examinations, event tickets and private aircraft usage, none of which exceeded $25,000 as a category for any NEO except for Mr. Begor, whose total includes $50,000 for tax and financial planning services and $183,342 for private aircraft usage.

b
The amounts for Messrs. Borton and Horvath reflect reimbursement for relocation and/or temporary living expenses associated with their Company-required moves.

80	2025 Proxy Statement

c
The Company does not provide any additional tax reimbursements on the value of perquisites and personal benefits received by the NEOs other than those provided to other employees. The Company’s standard policy for employees is to provide a tax gross-up for certain relocation assistance.

d
For Messrs. Begor, Borton, Horvath and Farshchi, the amounts in this column reflect a Company contribution to the Supplemental Contribution Program (part of the non-qualified deferred compensation plan) for the applicable fiscal year as well as a Company match of 100% of the first 5% of compensation (subject to the government limit on compensation of $345,000 in 2024) contributed on a pre-tax and/or after-tax basis to the tax-qualified 401(k) Plan. For Messrs. Gamble and Ploder, the amounts reflect a Company match of 50% of the first 6% of compensation (subject to the government limit on compensation of $345,000 in 2024) contributed on a pre-tax and/or Roth after-tax basis to the tax-qualified 401(k) Plan. See “401(k) Plan” on page 83 and “Supplemental Contribution Program” on page 90.

e
Represents imputed income for the cost of $3,000,000 in life insurance coverage. Mr. Ploder has this coverage as a participant in the Equifax Inc. Executive Life and Supplemental Retirement Benefit Plan, which was closed to new participants in 2005. Existing participants at time of closure were grandfathered under the plan. Post-retirement, Mr. Ploder asked the Company to cancel his life insurance policy; the policy was cancelled in January 2025.

8
The 2022 amounts for Mr. Begor include the July 2022 performance-oriented equity award of TSR performance shares, Adjusted EBITDA performance shares, premium-priced stock options and RSUs, with an aggregated grant date fair value of $25 million. The 2023 amounts for Mr. Horvath include a new hire “make whole” grant of RSUs and TSR performance shares with an aggregated grant date fair value of $4 million. The 2024 amounts for Mr. Borton include a new hire “make whole” grant of RSUs, TSR performance shares and Adjusted EBITDA performance shares with an aggregated grant date fair value of $6.2 million.

81

2024 Grants of Plan-Based Awards
Set forth below is information regarding awards provided to the NEOs in 2024. The non-equity incentive awards were made under the AIP which is part of our shareholder-approved amended and restated 2023 Omnibus Incentive Plan (the “2023 Omnibus Incentive Plan”). The equity awards were also made under the 2023 Omnibus Incentive Plan.
Name1	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards2			Estimated Future Payouts Under Equity Incentive Plan Awards3			All Other Stock Awards: Number of Shares of Stock or Units4 (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards5 ($/Sh)	Grant Date Fair Value of Stock and Option Awards6 ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
M. Begor
AIP		450,000	1,800,000	3,600,000
PS-TSR	2/9/2024				6,653	13,305	26,610				3,935,972
PS-EBITDA	2/9/2024				6,653	13,305	26,610				3,030,221
RSU	2/9/2024							8,107			2,020,102
PPSO	2/9/2024								14,097	274	1,009,899
PPSO	2/9/2024								15,662	299	1,010,008
J. Gamble
AIP		384,000	960,000	1,920,000
PS-TSR	2/9/2024				2,196	4,391	8,782				1,298,974
PS-EBITDA	2/9/2024				2,196	4,391	8,782				1,000,053
RSU	2/9/2024							4,014			1,000,209
MPSO	2/9/2024								12,904	249	999,995
C. Borton
AIP		319,000	797,500	1,595,000
PS-TSR	5/6/2024				2,217	4,434	8,868				1,042,687
PS-EBITDA	5/6/2024				2,217	4,434	8,868				931,494
RSU	5/6/2024							4,053			937,621
MPSO	5/6/2024								12,097	231	870,340
PS-TSR (N)	5/6/2024				3,548	7,095	14,190				1,668,440
PS-EBITDA (N)	5/6/2024				3,548	7,095	14,190				1,490,517
RSU (N)	5/6/2024							12,968			3,000,017
T. Horvath
AIP		306,731	766,827	1,533,653
PS-TSR	2/9/2024				1,921	3,842	7,684				1,136,565
PS-EBITDA	2/9/2024				1,921	3,842	7,684				875,017
RSU	2/9/2024							3,512			875,120
MPSO	2/9/2024								11,291	249	874,996
J. Farshchi
AIP		275,077	687,692	1,375,384
PS-TSR	2/9/2024				934	1,867	3,734				552,308
PS-EBITDA	2/9/2024				934	1,867	3,734				425,210
RSU	2/9/2024							1,706			425,101
MPSO	2/9/2024								5,484	249	424,982
PS-TSR (P)	2/20/2024				425	849	1,698				259,895
PS-EBITDA (P)	2/20/2024				425	849	1,698				200,088
RSU (P)	2/20/2024							776			200,092
MPSO (P)	2/20/2024								2,494	258	199,997
R. Ploder
AIP		231,923	579,808	1,159,616
PS-TSR	2/9/2024				1,921	3,842	7,684				1,136,565
PS-EBITDA	2/9/2024				1,921	3,842	7,684				875,017
RSU	2/9/2024							3,512			875,120
MPSO	2/9/2024								11,291	249	874,996

1
AIP = cash incentive award under 2024 Annual Incentive Plan (AIP); PS-TSR = TSR performance shares granted under 2024 Annual LTI program; PS-EBITDA = Adjusted EBITDA performance shares granted under 2024 Annual LTI program; RSU = time-vested RSUs granted under 2024 Annual LTI program; PPSO = premium-priced stock options granted under 2024 Annual LTI program; MPSOs =

82	2025 Proxy Statement

market-priced stock options granted under 2024 Annual LTI program; PS-TSR (N) = new hire grant of TSR performance shares; PS-EBITDA (N) = new hire grant of Adjusted EBITDA performance shares; RSUs (N) = new hire grant of time-vested RSUs; PS-TSR (P) = promotion grant of TSR performance shares; PS-EBITDA (P) = promotion grant of Adjusted EBITDA performance shares; RSUs (P) = promotion grant of time-vested RSUs; and MPSOs (P) = promotion grant of market-priced stock options.
2
The amounts shown represent the range of possible dollar payouts that could have been earned under the 2024 AIP. With respect to Mr. Begor, the amount in the “Threshold” column assumes the Company achieved the minimum performance level required for the granting of AIP awards for each component of the AIP award, resulting in an award equal to 25% of Mr. Begor’s award target. With respect to our other NEOs, the amount in the “Threshold” column assumes the Company achieved the minimum performance level required for the granting of AIP awards for each component of the AIP award, and that the NEO was rated “achieves expectations” for the individual performance portion of the award (100% of target), resulting in an award equal to 40% of each such NEO’s award target.

3
Represents grants to each NEO during 2024 of performance shares under our 2023 Omnibus Incentive Plan. TSR performance shares granted are earned, if at all, based on our TSR performance after a three-year period relative to the TSR after the same period for the companies in the S&P 500 Index as of the grant date. Adjusted EBITDA performance shares granted are earned, if at all, based on Adjusted EBITDA for each of the three years of the performance period. Performance shares accrue dividend equivalent units which vest at the same time and at the same level of award attainment as the underlying shares. Performance share awards require the recipient to hold the shares for a period of 12 months following vesting. Information regarding performance targets, vesting and additional performance share award details is set forth under “2024 Long-Term Equity Incentive Compensation” beginning on page 68.

4
Represents the number of RSUs granted to each NEO during 2024. The RSUs will vest, subject to continued employment, on the third anniversary of the grant date, except Mr. Borton’s new hire RSU award, which vests in three equal increments beginning on the first anniversary of the grant date. Dividend equivalents accrue on unvested shares. Additional information regarding RSUs is set forth under the heading “2024 Long-Term Equity Incentive Compensation” beginning on page 68.

5
For Mr. Begor, represents premium-priced stock options issued with an exercise price equal to 110% or 120% of the closing price of Equifax stock ($249.18) on the February 9, 2024 grant date. For Messrs. Gamble, Horvath, Farshchi and Ploder, represents market-priced stock options issued with an exercise price equal to the closing price of Equifax stock ($249.18) on the February 9, 2024 grant date. For Mr. Borton, represents market-priced stock options issued with an exercise price equal to the closing price of Equifax stock ($231.34) on the May 6, 2024 grant date. For Mr. Farshchi, represents market-priced stock options issued in connection with his promotion to Chief Technology Officer with an exercise price equal to the closing price of Equifax stock ($257.85) on the February 20, 2024 grant date.

6
Represents full grant date fair value of stock and option awards granted to each NEO in 2024 computed in accordance with FASB ASC Topic 718, excluding the estimated effect of forfeitures. The premium-priced stock options granted in 2024 to our CEO cliff vest on February 9, 2027, subject to continued employment, and have a seven-year term. The market-priced stock options granted in 2024 to NEOs other than the CEO vest, subject to continued employment, one-third annually for three years following the grant date and have a ten-year term.

Additional Discussion of Material Items in Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described under “Compensation Discussion and Analysis” beginning on page 52. A summary of certain material terms of our compensation plans and arrangements is set forth below.
2024 Annual Incentive Plan
Annual incentive opportunities awarded to our NEOs are earned based on Company performance against one-year operating objectives and individual performance metrics. The actual amount of annual incentive earned by each NEO pursuant to the individual performance portion is reported in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. Annual incentive plan thresholds, targets and maximums are identified for each NEO in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of the “2024 Grants of Plan-Based Awards” table on page 82. Additional information regarding the design of the annual incentive plan is included in the CD&A.
401(k) Plan
We sponsor a tax-qualified 401(k) Plan in which eligible salaried employees may participate in either a basic plan or an enhanced plan put into place following the 2008 freeze of certain benefits payable to non-grandfathered employees
83

under the USRIP. For 2024, we matched either 50% of the first 6% of eligible pay, or 100% of the first 5% of eligible pay an employee contributed on a pre-tax or Roth after-tax basis to the plan (subject to the government limit on compensation, or $345,000 in 2024).
Supplemental Retirement Plan and U.S. Retirement Income Plan
Descriptions of the SERP and USRIP are set forth under “Pension Benefits at 2024 Fiscal Year-End” on page 89.
Executive Life and Supplemental Retirement Benefit Plan
The Executive Life and Supplemental Retirement Benefit Plan provides executive life insurance benefits. The plan was amended and restated effective July 2002 to provide that executive officers will receive only life insurance benefits and no retirement benefits under the plan.
84	2025 Proxy Statement

Outstanding Equity Awards at 2024 Fiscal Year-End
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable1 (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)2	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)2
M. Begor	62,246	0	0	112.46	5/4/2028
	88,919	0	0	112.46	5/4/2028
	44,321	0	0	175.48	2/21/2026
	55,919	0	0	191.44	2/21/2026
	0	26,751	0	194.91	2/12/2028
	0	30,596	0	212.63	2/12/2028
	0	17,522	0	247.50	2/11/2029
	0	19,652	0	270.00	2/11/2029
	0	43,440	0	229.80	7/29/2030
	0	48,281	0	250.69	7/29/2030
	0	16,580	0	226.78	2/10/2031
	0	18,346	0	247.39	2/10/2031
	0	14,097	0	274.10	2/9/2031
	0	15,662	0	299.02	2/9/2031
						9,1683	2,336,465
						24,3483	6,205,088
						9,9283	2,530,151
						8,1543	2,078,047
								10,8749	2,771,277
								9,65110	2,459,573
								25,37811	6,467,583
								33,92012	8,644,512
								13,38313	3,410,658
								13,38314	3,410,658
								123,58015	31,494,363
J. Gamble	10,385	0	0	129.93	2/16/2027
	11,128	0	0	121.35	3/5/2028
	16,196	0	0	123.49	7/27/2028
	9,877	0	0	177.19	2/12/2031
	9,624	4,814	0	225.00	2/11/2032
	5,154	10,311	0	206.16	2/10/2033
	0	12,904	0	249.18	2/9/2034
						3,6884	939,887
						4,9144	1,252,333
						4,0374	1,028,829
								2,9159	742,988
								2,58810	659,498
								8,37611	2,134,624
								11,19412	2,852,791
								4,41613	1,125,418
								4,41614	1,125,418
85

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable1 (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)2	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)2
C. Borton	0	12,097	0	231.34	5/7/2034
						13,0245	3,319,166
						4,0705	1,037,240
								11,57813	2,950,653
								11,57814	2,950,653
T. Horvath	4,398	8,798	0	205.39	5/1/2033
	0	11,291	0	249.18	2/9/2034
						6,5676	1,673,600
						4,1856	1,066,547
						3,5326	900,130
								12,16411	3,100,008
								7,13211	1,817,590
								9,53212	2,429,230
								3,86413	984,740
								3,86414	984,740
J. Farshchi	6,182	0	0	121.35	3/5/2028
	5,544	0	0	138.45	2/22/2025
	13,367	0	0	149.53	2/22/2025
	4,925	0	0	175.48	2/21/2026
	6,213	0	0	191.44	2/21/2026
	5,643	0	0	177.19	2/12/2031
	4,144	2,074	0	225.00	2/11/2032
	2,190	4,382	0	206.16	2/10/2033
	0	5,484	0	249.18	2/9/2034
	0	2,494	0	257.85	2/9/2034
						1,5887	404,702
						2,0897	532,382
						2,4967	636,106
								1,2559	319,925
								1,11510	284,082
								3,56011	907,266
								4,75612	1,212,067
								2,73213	696,250
								2,73214	696,250
86	2025 Proxy Statement

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable1 (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)2	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)2
R. Ploder	6,019	0	0	175.48	2/21/2026
	7,594	0	0	191.44	2/21/2026
	8,468	0	0	177.19	9/30/2029
	8,883	4,444	0	225.00	9/30/2029
	4,509	9,021	0	206.16	9/30/2029
	0	11,291	0	249.18	9/30/2029
						3,4048	867,509
						4,3008	1,095,855
						3,5328	900,130
								2,6919	685,727
								2,38910	608,792
								7,32811	1,867,541
								9,79612	2,496,511
								3,86413	984,740
								3,86414	984,740

1
Options granted in 2022 to Mr. Begor vest on December 31, 2025. Options granted in 2022 to Messrs. Gamble, Farshchi and Ploder vest one-third annually over three years following the grant date. Options granted in 2023 to Mr. Begor vest on February 10, 2026. Options granted in 2023 to Messrs. Gamble, Horvath, Farshchi and Ploder vest one-third annually over three years following the grant date. Options granted in 2024 to Mr. Begor vest on February 9, 2027. Options granted in 2024 to Messrs. Gamble, Borton, Horvath, Farshchi and Ploder vest one-third annually over three years following the grant date.

2
Based on the closing price of Equifax common stock ($254.85) on December 31, 2024.

3
RSUs vest on February 11, 2025 (9,168), December 31, 2025 (24,348), February 10, 2026 (9,928), and February 9, 2027 (8,154).

4
RSUs vest on February 11, 2025 (3,688), February 10, 2026 (4,914), and February 9, 2027 (4,037).

5
New hire LTI award of 13,024 RSUs vests one-third annually over three years: May 6, 2025 (4,339), May 6, 2026 (4,342) and May 6, 2027 (4,343). Annual LTI award granted to Mr. Borton of 4,070 RSUs cliff vests on May 6, 2027.

6
New hire LTI award of 9,832 RSUs vests one-third annually over three years: May 1, 2024 (3,265 vested), May 1, 2025 (3,279) and May 1, 2026 (3,288). Annual LTI award of 4,185 RSUs cliff vests on May 1, 2026 and 3,532 RSUs vest on February 9, 2027.

7
RSUs vest on February 11, 2025 (1,588), February 10, 2026 (2,089) and February 9, 2027 (2,496). The RSUs that vest on February 9, 2027 include an annual grant (1,716) and a promotion grant (780).

8
RSUs vest on February 11, 2025 (3,404), February 10, 2026 (4,300), and February 9, 2027 (3,532).

9
TSR performance shares granted during 2022 that were earned based on Equifax’s performance for the three-year performance period ended December 31, 2024; the TSR performance shares did not vest until performance was approved by the Compensation Committee in February 2025 and therefore were unvested as of December 31, 2024.

10
Adjusted EBITDA performance shares granted during 2022 that were earned based on Equifax’s performance for the three-year performance period ended December 31, 2024; the EBITDA performance shares did not vest until performance was approved by the Compensation Committee in February 2025 and therefore were unvested as of December 31, 2024.

11
Maximum (200%) of TSR performance shares granted in February 2023 that may be earned based on Equifax’s performance, as determined by the Compensation Committee, following the completion of the three-year performance period ending December 31, 2025.

12
Maximum (200%) of Adjusted EBITDA performance shares granted in February 2023 that may be earned based on Equifax’s performance, as determined by the Compensation Committee, following the completion of the three-year performance period ending December 31, 2025.

87

13
Target (100%) of TSR performance shares granted in February 2024 that may be earned based on Equifax’s performance, as determined by the Compensation Committee, following the completion of the three-year performance period ending December 31, 2026. Amount for Mr. Farshchi includes 1,878 TSR performance shares granted on February 9, 2024 (annual grant) and 854 TSR performance shares granted on February 20, 2024 (promotion grant).

14
Target (100%) of Adjusted EBITDA performance shares granted in February 2024 that may be earned based on Equifax’s performance, as determined by the Compensation Committee, following the completion of the three-year performance period ending December 31, 2026. Amount for Mr. Farshchi includes 1,878 Adjusted EBITDA performance shares granted on February 9, 2024 (annual grant) and 854 Adjusted EBITDA performance shares granted on February 20, 2024 (promotion grant).

15
Maximum (200%) of TSR performance shares granted in July 2022 that may be earned based on Equifax’s performance, as determined by the Compensation Committee, following the completion of the 3.4-year performance period ending December 31, 2025.

Option Exercises and Stock Vested in Fiscal Year 2024
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)1	Number of RSU Shares Acquired on Vesting (#)	Value of RSUs Realized on Vesting ($)2	Number of Performance Shares Acquired on Vesting (#)	Value of Performance Shares Realized on Vesting ($)3
M. Begor	233,204	27,576,044	11,651	2,980,093	39,822	10,185,671
J. Gamble	79,109	9,332,088	2,523	645,333	5,750	1,470,735
C. Borton	0	0	0	0	0	0
T. Horvath	0	0	3,265	720,488	0	0
J. Farshchi	14,716	1,874,746	1,442	368,835	3,286	840,493
R. Ploder	32,619	3,281,792	2,162	552,996	4,928	1,260,484

1
The value realized upon stock option exercises is calculated based on the difference between the market price of Equifax common stock at the time of exercise and the exercise price of the option.

2
The value realized for RSUs for Messrs. Begor, Gamble, Farshchi and Ploder was determined by multiplying the number of units that vested during 2024 by the market price of Equifax common stock on February 12, 2024 ($255.78). The value realized for RSUs for Mr. Horvath was determined by multiplying the number of units that vested during 2024 by the market price of Equifax common stock on May 1, 2024 ($220.67).

3
The value realized for performance shares was determined by multiplying the number of units that vested (target award times the payout percentage earned of 103.3%) by the market price of Equifax common stock on February 12, 2024 ($255.78).

Retirement Plans
The following table shows the present value at December 31, 2024 of accumulated benefits payable to each of our NEOs at the earliest unreduced retirement age (age 60 or current age for executives over the age of 60), including the number of years of service credited to each NEO, under the USRIP and the SERP. Age 60 is the earliest age at which a participant can begin receiving an unreduced early retirement benefit under the SERP. No pre-retirement mortality was assumed. Mr. Gamble is currently eligible for retirement under the SERP. Mr. Ploder retired on September 30, 2024 and is currently eligible to start payments under the USRIP and SERP.
88	2025 Proxy Statement

Pension Benefits at 2024 Fiscal Year-End
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit1 ($)	Payments During Last Fiscal Year(s) ($)
M. Begor2	USRIP	N/A	0	0
	SERP	N/A	0	0
J. Gamble2	USRIP	N/A	0	0
	SERP	11	5,906,200	0
C. Borton2	USRIP	N/A	0	0
	SERP	N/A	0	0
T. Horvath2	USRIP	N/A	0	0
	SERP	N/A	0	0
J. Farshchi2	USRIP	N/A	0	0
	SERP	N/A	0	0
R. Ploder	USRIP	5	189,600	3,800
	SERP	21	7,806,100	0

1
These values were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements.

2
Messrs. Begor, Borton, Horvath and Farshchi do not participate in the USRIP or the SERP. Mr. Gamble does not participate in the USRIP.

U.S. Retirement Income Plan
The USRIP is a tax-qualified defined benefit plan that covers eligible salaried U.S. employees. The USRIP is fully frozen for all U.S. employees, including for Mr. Ploder who is the only NEO who is a participant in the USRIP. For Mr. Ploder, service credit was frozen as of December 31, 2008, and salary increase was frozen as of December 31, 2012. Other grandfathered participants who were still employed on December 31, 2014 had their pension benefits fully frozen on such date.
Supplemental Retirement Plan
The SERP covers certain NEOs (Messrs. Gamble and Ploder) as designated by the Compensation Committee. Messrs. Begor, Borton, Horvath and Farshchi do not participate in the SERP. The plan provides benefits that supplement the USRIP benefits. The SERP provides an annual benefit equal to 2.5% of “average annual compensation” times years of service as a senior executive officer (up to 10 years), plus 1.67% of average annual earnings multiplied by years of service as a senior executive officer in excess of 10 years (up to 20 years). “Average annual compensation” for this purpose is generally determined by taking the monthly average of the participant’s compensation (including base salary and annual incentives) over the 36 consecutive month period during the participant’s employment with the Company in which he or she was paid the greatest amount of compensation, and multiplying such monthly average by 12. For service as a senior executive officer in excess of 20 years or in a position other than as a senior executive officer, a participant receives a “restoration benefit” using a formula similar to that of the USRIP, without the IRS limits on compensation. In general, only actual years of service with the Company are credited for purposes of determining the SERP benefit. The SERP was closed to new participants after January 1, 2016.
The benefit under the SERP is reduced by the benefit payable under the USRIP and is paid without regard to the limitations under Code Sections 401(a) and 415. However, the maximum aggregate benefit from both the SERP and the USRIP cannot exceed 50% of the executive’s average total earnings.
The normal retirement age under the SERP is age 65. However, participants can retire early once they reach age 55 if they have five years of service under the plan. The benefit would be reduced to reflect the early commencement of the benefit.
89

The benefit for senior executive officer service is unreduced at age 60, with reductions from age 60 for those who retire prior to age 60. The “restoration benefit” is reduced from normal retirement age to the participant’s early retirement age in the same manner as the USRIP. The normal form of benefit and optional forms of benefit are the same as those in the USRIP.
Non-Qualified Deferred Compensation
The following table sets forth information regarding the NEOs’ participation in our non-qualified deferred compensation plans in 2024. All of the balances relate to executives’ own deferred amounts. Cash deferrals are invested in investment funds available to the general public. Stock deferrals are deferred as stock equivalent units with earnings and losses solely attributable to changes in our stock price. We do not make any additional contributions to such plans, except as explained below with respect to the Supplemental Contribution Program.
During the past four years (2021-2024), our CEO made proactive, irrevocable elections under our deferred compensation program to defer 100% of his long-term incentives granted in the form of RSUs and performance shares. As a result of his voluntary, irrevocable deferral elections, our CEO will continue to be invested in Equifax for more than ten years following his tenure at the company. See “CEO Equity Deferrals” on page 71 for more information.
	Non-Qualified Deferred Compensation for 2024 Fiscal Year
Name	Executive Contributions in Last FY1 ($)	Registrant Contributions in Last FY2 ($)	Aggregate Earnings in Last FY3 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE4 ($)
M. Begor	15,396,914	313,692	1,292,924	0	22,876,564
J. Gamble	0	0	17,562	0	250,320
C. Borton	0	127,846	0	0	127,846
T. Horvath	0	160,483	12,508	0	298,449
J. Farshchi	0	145,123	123,889	0	910,196
R. Ploder	0	0	0	0	0

1
These amounts include salary, annual incentive plan and stock contributions made by NEOs and deferred into the Equifax Inc. Employee Deferred Compensation Plan (2022) and the Director and Executive Stock Deferral Plan. Accordingly, cash deferral amounts are included in the amounts reported in the “Salary” and the “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table on page 79. Amounts in this table do not include equity subject to a deferral election but not yet vested. See page 71 for more information regarding our CEO’s irrevocable elections to defer $61 million of equity over a 10-year period following his retirement from Equifax.

2
These amounts represent the Company’s contribution on behalf of the NEO under the Supplemental Contribution Program funded in February 2025 based on base salary and incentives earned in 2024. Participants in the SERP are not eligible to participate in the Supplemental Contribution Program.

3
Aggregate earnings in the last fiscal year are not reported in the Summary Compensation Table because earnings were neither preferential nor above-market. These amounts include earnings (losses), dividends and interest provided on current contributions and existing balances, including the change in value of the underlying investment options in which the NEO is deemed to be invested.

4
These amounts represent each NEO’s aggregate balance in the Equifax Inc. Employee Deferred Compensation Plan (2022) (including amounts earned under the 2024 AIP that were deferred in February 2025) and the Director and Executive Stock Deferral Plan and/or the Supplemental Contribution Program (including the Supplemental Contribution Program contributions made in February 2025 relating to 2024 eligible compensation) as of December 31, 2024. Amounts in this table do not include equity subject to a deferral election but not yet vested.

Supplemental Contribution Program
After the SERP was closed to new participants on January 1, 2016, the Company amended the Equifax 2005 Executive Deferred Compensation Plan to add provisions to permit senior executive officers designated by the Compensation Committee to receive supplemental retirement contributions (the “Supplemental Contribution Program”). NEOs and senior executive officers who participate in the SERP are not eligible to participate in the Supplemental Contribution Program. Messrs. Begor, Borton, Horvath and Farshchi participate in the Supplemental Contribution Program.
90	2025 Proxy Statement

The Supplemental Contribution Program provides for an annual contribution equal to 10% of the sum of the eligible executive’s base salary and annual cash incentive earned for the year. The Company’s contributions are credited to an account for the executive and the executive directs the investments of the account among designated investment alternatives. The account fully vests upon the executive’s completion of three years of service after the date the executive becomes a participant in the plan. The account also fully vests upon the executive’s termination of employment as a result of death or disability.
For Supplemental Contribution Program contributions credited for years prior to 2022, and upon the executive’s termination of employment after age 55 (or in the event of death or disability), the vested amount credited to the account is payable in a lump sum or in annual installments over a period of up to 15 years. If the executive terminates employment prior to age 55 (except for death or disability), the vested account is not payable until the executive attains age 55 and is paid in a lump sum.
For Supplemental Contribution Program contributions credited for 2022 and beyond, and upon the executive’s termination of employment at any age, the vested amount credited to these accounts are payable in a lump sum or in annual installments over a period of up to 10 years, beginning in the seventh month following termination of employment.
Deferred Compensation Plans
We maintain two frozen deferred compensation plans that, prior to their freezing, allowed for certain management employees to defer the receipt of compensation (such as salary, incentive compensation and/or stock from vested shares) until a later date based on the terms of the plans. These plans, the Director and Executive Stock Deferral Plan and the Equifax 2005 Executive Deferred Compensation Plan, were frozen, effective as of December 31, 2021, as described below. The Board adopted a new deferred compensation plan in 2021, the Equifax Inc. Employee Deferred Compensation Plan, which allows for certain management employees to defer the receipt of compensation earned for services performed in calendar years commencing on or after January 1, 2022, as described below. The benefits under our deferred compensation plans are represented by the assets of a grantor trust which, through our funding, makes investments in certain mutual funds. The purpose of this trust is to ensure the distribution of benefits to participants in the deferred compensation plans. However, all benefits under the plan are non-funded obligations of the Company and are subject to the claims of creditors in the event of bankruptcy.
Director and Executive Stock Deferral Plan (frozen December 31, 2021)
This nonqualified plan was frozen by the Board, effective as of December 31, 2021, and no deferral elections may be made under the plan in respect of compensation earned for services performed after such date. Prior to the freezing of the plan, it permitted the directors, NEOs and other senior leadership team members to defer receipt of compensation and taxes upon the vesting of RSUs and performance shares. Participants could defer 25%, 50%, 75% or 100% of the portion of the grant that is vesting. Stock deferrals track the performance of our common stock, with credit for dividends beginning with grants made in 2020. The participant receives the right to a number of shares of deferred stock. In general, amounts deferred under the plan are not paid until the participant retires. However, participants may also establish sub-accounts from which amounts are to be paid on specific pre-retirement timetables established by the director or executive officer, referred to as a scheduled withdrawal. Amounts deferred are paid in our common stock, either in a lump sum or in annual installments over a period of two years up to five years for retirement distributions, or up to five years for a scheduled withdrawal.
Equifax 2005 Executive Deferred Compensation Plan (frozen December 31, 2021)
This nonqualified plan was frozen by the Board, effective as of December 31, 2021, and no deferral elections may be made under the plan in respect of compensation earned for services performed after such date. This plan is a tax deferred compensation program for a limited number of executives, including NEOs, and provides a tax-favorable vehicle for deferring annual compensation, including base salary and annual or periodic incentives. Prior to the freezing of the plan, an executive could defer up to 75% of his or her base salary and up to 100% of any incentive payment. Amounts
91

deferred are credited with gains or losses which mirror the performance of benchmark investment funds selected by the participant from among several publicly-available investment funds. The plan does not offer any above-market or preferential rates of return to the NEOs. Amounts deferred are paid, at the participant’s option, either in a lump sum or in annual installments over a period of up to 15 years for retirement or termination distributions, or up to five years for a scheduled withdrawal.
Equifax Inc. Employee Deferred Compensation Plan (2022)
The Equifax Inc. Employee Deferred Compensation Plan was adopted by the Board, effective as of November 4, 2021. This nonqualified plan allows for certain management or highly compensated employees, including NEOs, to defer the receipt of compensation earned for services performed in calendar years commencing on or after January 1, 2022. The plan is a tax deferred compensation program and provides a tax favorable vehicle for deferring annual compensation, including base salary and annual or periodic incentives, and long-term incentive compensation, including RSUs and performance shares. Under the plan, a participant may defer up to 75% of his or her base salary and up to 100% of any cash or stock-based incentive compensation, including RSUs and performance shares. Any cash-based compensation that is deferred under the plan is credited with gains or losses which mirror the performance of benchmark investment funds selected by the participant from among several publicly-available investment funds. The plan does not offer any above-market or preferential rates of return to the NEOs. Any RSUs or performance shares that are deferred under the plan are credited in shares of deferred stock, which are notional shares equal in value to one share of our common stock. If any cash dividends or other distributions are paid with respect to our common stock between the date the deferred stock is credited to the participant’s account under the plan and the date the deferred stock is delivered to the participant, dividend equivalent units will be credited in respect of the participant’s deferred stock and will be deemed reinvested in additional deferred stock. Deferred stock credited to the plan is paid in shares of our common stock.
Amounts deferred under the Equifax Inc. Employee Deferred Compensation Plan are paid, at the participant’s option, either in a lump sum or in annual installments over a period of up to 10 years for distributions upon a termination of employment, or up to five years for a scheduled withdrawal. The Supplemental Contribution Program is continued under the Equifax Inc. Employee Deferred Compensation Plan on substantially the same terms as set forth in the frozen Equifax 2005 Executive Deferred Compensation Plan, except that payment of a participant’s vested supplemental contribution amounts will be made following his or her termination of employment either in a lump sum or in annual installments over a period of up to 10 years, as elected by the participant. Participants in the Equifax Inc. Employee Deferred Compensation Plan will be charged a proportionate share of the administrative fees incurred in connection with its administration.
92	2025 Proxy Statement

Potential Payments Upon Termination or Change In Control
The following tables summarize the value of potential payments and benefits that our NEOs would receive if they had terminated employment on December 31, 2024 under the circumstances shown. The tables exclude amounts that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual cash incentive for 2024, and vested account balances in our 401(k) Plan that are generally available to all of our active U.S. salaried employees. Actual amounts to be paid can only be determined at the time of such executive’s termination of service.
M. Begor
Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)	Termination by us without cause or by the NEO with good reason ($)	Termination by us without cause or by the NEO with good reason following a change in control ($)	Retirement ($)	Disability ($)	Death ($)
Severance payments	0	01	02	9,900,0003	0	0	0
Pension/supplemental retirement plan4	2,094,532	2,094,532	2,094,532	2,094,532	2,094,532	2,408,225	2,408,225
Executive compensation deferral program6	7,824,362	7,824,362	7,824,362	7,824,362	7,824,362	7,824,362	7,824,362
Life insurance benefits	0	0	0	0	0	0	250,0007
Disability benefits	0	0	0	0	0	317,5008	0
Healthcare benefits	0	0	0	36,5209	0	0	4,50011
Perquisites and other personal benefits12	50,000	0	50,000	50,000	50,000	50,000	50,000
Tax gross-up	0	0	0	0	0	0	0
Market value of stock options vesting on termination	0	0	1,289,02113	4,915,28713	0	4,915,28713	4,915,28713
Market value of restricted stock units and performance shares vesting on termination	6,944,643	0	6,205,00414	49,513,50214	6,944,643	35,552,18514	35,552,18514
TOTAL	16,913,537	9,918,894	17,462,919	74,334,203	16,913,537	51,067,558	51,004,558
93

J. Gamble
Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)	Termination by us without cause or by the NEO with good reason ($)	Termination by us without cause or by the NEO with good reason following a change in control ($)	Retirement ($)	Disability ($)	Death ($)
Severance payments	0	01	369,2312	3,520,0003	0	0	0
Pension/supplemental retirement plan4	5,906,200	5,906,200	5,906,200	5,906,200	5,906,200	5,906,200	2,629,8005
Executive compensation deferral program6	250,320	250,320	250,320	250,320	250,320	250,320	250,320
Life insurance benefits	0	0	0	0	0	0	1,250,0007
Disability benefits	0	0	0	0	0	493,6008	0
Healthcare benefits	0	0	0	34,379 9	0	14,90010	4,50011
Perquisites and other personal benefits12	10,000	0	10,000	10,000	10,000	10,000	10,000
Tax gross-up	0	0	0	0	0	0	0
Market value of stock options vesting on termination	0	0	0	718,906 13	0	718,90613	718,90613
Market value of restricted stock units and performance shares vesting on termination	0	0	0	9,701,245 14	0	10,117,58814	10,117,58814
TOTAL	6,166,520	6,156,520	6,535,751	20,141,050	6,166,520	17,511,514	14,981,114
C. Borton
Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)	Termination by us without cause or by the NEO with good reason ($)	Termination by us without cause or by the NEO with good reason following a change in control ($)	Retirement ($)	Disability ($)	Death ($)
Severance payments	0	01	55,7692	3,045,0003	0	0	0
Pension/supplemental retirement plan4	0	0	0	0	0	127,846	127,846
Executive compensation deferral program6	0	0	0	0	0	0	0
Life insurance benefits	0	0	0	0	0	0	250,0007
Disability benefits	0	0	0	0	0	893,5008	0
Healthcare benefits	0	0	0	48,2019	0	29,80010	4,50011
Perquisites and other personal benefits12	0	0	10,000	10,000	0	10,000	10,000
Tax gross-up	0	0	0	0	0	0	0
Market value of stock options vesting on termination	0	0	0	284,40013	0	284,40013	284,40013
Market value of restricted stock units and performance shares vesting on termination	0	0	6,951,02414	9,177,76914	0	10,257,70514	10,257,70514
TOTAL	0	0	7,016,793	12,565,370	0	11,603,251	10,934,451
94	2025 Proxy Statement

T. Horvath
Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)	Termination by us without cause or by the NEO with good reason ($)	Termination by us without cause or by the NEO with good reason following a change in control ($)	Retirement ($)	Disability ($)	Death ($)
Severance payments	0	01	80,7692	2,933,6533	0	0	0
Pension/supplemental retirement plan4	0	0	0	0	0	298,449	298,449
Executive compensation deferral program6	0	0	0	0	0	0	0
Life insurance benefits	0	0	0	0	0	0	250,0007
Disability benefits	0	0	0	0	0	1,036,8008	0
Healthcare benefits	0	0	0	53,9959	0	29,90010	4,50011
Perquisites and other personal benefits12	0	0	10,000	10,000	0	10,000	10,000
Tax gross-up	0	0	0	0	0	0	0
Market value of stock options vesting on termination	0	0	0	499,16913	0	499,16913	499,16913
Market value of restricted stock units and performance shares vesting on termination	0	0	3,795,18014	11,091,13914	0	9,855,21714	9,855,21714
TOTAL	0	0	3,885,949	14,587,956	0	11,729,535	10,917,335
J. Farshchi
Payment or benefit	Voluntary termination by the NEO ($)	Termination by us for cause ($)	Termination by us without cause or by the NEO with good reason ($)	Termination by us without cause or by the NEO with good reason following a change in control ($)	Retirement ($)	Disability ($)	Death ($)
Severance payments	0	01	215,3852	2,775,3843	0	0	0
Pension/supplemental retirement plan4	681,102	681,102	681,102	681,102	681,102	826,225	826,225
Executive compensation deferral program6	0	0	0	0	0	0	0
Life insurance benefits	0	0	0	0	0	0	750,0007
Disability benefits	0	0	0	0	0	1,180,9008	0
Healthcare benefits	0	0	0	51,7949	0	30,00010	4,50011
Perquisites and other personal benefits12	0	0	10,000	10,000	0	10,000	10,000
Tax gross-up	0	0	0	0	0	0	0
Market value of stock options vesting on termination	0	0	0	306,36313	0	306,36313	306,36313
Market value of restricted stock units and performance shares vesting on termination	0	0	0	4,690,68714	0	4,951,60114	4,951,60114
TOTAL	681,102	681,102	906,486	8,515,330	681,102	7,305,089	6,848,689

1
The broad-based Equifax Inc. Severance Plan as described on page 97 does not pay a benefit for termination for cause by the Company.

95

2
For Mr. Begor, severance benefits for a termination without cause or for good reason were eliminated under the November 2024 Letter Agreement to Mr. Begor’s employment agreement. For NEOs other than Mr. Begor, reflects the amount payable to such executives under the broad-based Equifax Inc. Severance Plan.

3
For Mr. Begor, reflects the amount payable under the terms of his employment agreement. For NEOs other than Mr. Begor, reflects the value of lump-sum severance payment to a Tier I participant in the CIC Plan.

4
For Messrs. Begor, Borton, Horvath and Farshchi, reflects the account balance as of December 31, 2024 under the Supplemental Contribution Program as described under “Non-Qualified Deferred Compensation” on page 90, including a company contribution for 2024 made in February 2025 in the event of disability or death. For Mr. Gamble, reflects pension benefits as described under the “Pension Benefits at 2024 Fiscal Year-End” table on page 89, including commencement at the earliest age for unreduced retirement (age 60 or current age of executives over 60), and determined using interest and mortality rate assumptions consistent with those used in the Company’s financial statements under FASB ASC Topic 715.

5
Reflects the present value of the death benefit payable under the SERP to Mr. Gamble’s surviving spouse at the executive’s earliest retirement age (age 55 or current age, if older).

6
Reflects amounts previously earned but deferred by the NEO, as described in the “Non-Qualified Deferred Compensation” table on page 90.

7
Reflects one-times annual base salary (limited to $250,000) of basic life insurance coverage. In addition, Mr. Gamble elected two-times base annual salary supplemental life coverage limited to $1 million and Mr. Farshchi elected $500,000 of supplemental coverage. The Company also maintains a travel and accidental death insurance policy for most employees, including executive officers that would provide an additional $1 million benefit payable to the executive’s estate if the executive’s death occurred during Company-related travel.

8
Reflects the present value of the executive’s disability income benefits of $120,000 per annum as of December 31, 2024 determined by (a) assuming full disability at December 31, 2024 and continuing until age 65 for those under age 60, for 60 months for those between ages 60 and 65, and to age 70 for those over age 65, (b) assuming mortality according to the Pri-2012 disabled retiree mortality table with fully generational projections using scale MP-2021 published by the Society of Actuaries, and (c) applying a discount rate of 5.72% per annum.

9
Reflects 24 months of health, dental and vision coverage using our COBRA premium rate.

10
Reflects the actuarial present value of the employer cost of providing continuing medical coverage assuming disablement at December 31, 2024, with coverage until the earlier of 36 months and age 65, determined using interest and mortality rate assumptions consistent with those used in the Company’s financial statements under FASB ASC Topic 715.

11
Reflects the actuarial present value of the employer cost of providing surviving spouse or domestic partner continuing medical coverage for a period of 12 months from the employee’s date of death, or, if earlier, employee’s age 65, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements under FASB ASC Topic 715.

12
Reflects the estimated cost to us of continuing financial planning and tax services for one year.

13
Pursuant to the applicable award agreement, executive would become immediately vested in all outstanding stock options. This value reflects the difference between the closing market price of the Company’s common stock ($254.85) on December 31, 2024, the last trading date of the year, as reported on the NYSE and the exercise price of all outstanding unvested options.

14
Pursuant to our 2008 Omnibus Incentive Plan, 2023 Omnibus Incentive Plan, the applicable grant agreements and Mr. Begor’s employment agreement, executives would generally become immediately vested in all outstanding RSUs and performance shares upon death, disability or termination following a change in control. This excludes Mr. Begor’s July 2022 TSR performance shares, which continue to vest in the event of disability or death. The amount reported represents, based on the closing market price of the Company’s common stock reported on the NYSE on December 31, 2024 ($254.85):

(a)
the value of unvested RSUs;

(b)
(i) for a termination by us without cause or by the NEO with good reason, the value of the unvested performance shares for Mr. Begor’s July 2022 TSR performance shares and Mr. Borton and Mr. Horvath’s new hire performance share grants, which would be paid at the target award level (100%);

(ii) for a termination following a change in control, the value of the unvested performance shares, determined for each outstanding award as follows: (A) the value of TSR performance shares based on the Company’s cumulative TSR percentile rank at December 31, 2024 (except for Mr. Begor’s July 2022 TSR performance shares, which would be paid at the target award level (100%)), and (B) the value of Adjusted EBITDA performance shares based upon the Adjusted EBITDA performance multiplier calculated at December 31, 2024; and
(iii) for a termination as a result of death or disability, the value of the unvested performance shares at December 31, 2024, based on the target award payout level (100%). This excludes Mr. Begor’s July 2022 TSR performance shares, which would continue to vest at the original vesting date.
96	2025 Proxy Statement

Ploder Retirement
Mr. Ploder stepped down from his role as Executive Vice President, President, Workforce Solutions, on May 6, 2024 and retired from Equifax on September 30, 2024. Mr. Ploder and the Company entered into a transition agreement and general release related to his retirement whereby, in recognition of his service, the Company agreed to amend the terms of certain equity awards excluded from retirement vesting eligibility such that the awards will continue to vest in accordance with the original vesting schedule after Ploder’s termination date ($1.76 million value as of September 30, 2024).
Payments Made Upon Termination
Regardless of the manner in which an NEO’s employment terminates, the executive is entitled to receive amounts earned during the executive’s term of employment. The amounts include:
•
annual incentive compensation earned during the fiscal year for termination due to retirement, job elimination, death or disability;

•
vested shares awarded under the Omnibus Incentive Plan;

•
amounts contributed under the 401(k) Plan for termination due to retirement, job elimination, death or disability;

•
amounts contributed under executive compensation deferral programs for termination due to death or disability; and

•
accrued but unused vacation pay and amounts accrued and vested under the USRIP and the SERP.

Equifax Inc. Severance Plan
Under this plan, our full-time U.S. salaried employees are eligible for a severance benefit in the event: (i) their employment is terminated because of the elimination of their position, unless they were offered replacement employment as defined in the plan; (ii) their office is relocated to a place requiring a commute more than 35 miles longer than their prior commute; or (iii) they are terminated due to inability or failure to meet job expectations, provided the employee signs a general release of claims. The amount of the severance benefit is determined based on the employee’s length of service and base salary. In general, for job elimination or relocation, an eligible exempt employee is entitled to receive four weeks of severance for any portion of their first year of service plus two weeks for each year of completed service, up to 52 weeks. Termination for inability or failure to meet job expectations of eligible exempt employees entitles the employee to four weeks of severance for less than five years of service, eight weeks of severance for at least five but less than 10 years of service, and 12 weeks of severance for 10 or more years of service.
97

Payments Made Upon Retirement
In the event of the retirement of an NEO, in addition to the items identified above, outstanding and unvested equity awards will be treated as followed:
Equity Award Type	Treatment
Premium-priced stock options granted under 2022-2024 annual LTI program to our CEO (exercise price equal to 110% and 120% of closing stock price on grant date)	Award will continue to vest and remain exercisable for the remainder of the outstanding 7-year or 8-year term, as applicable
Market-priced stock options	Award will continue to vest and remain exercisable for the lesser of five years following the executive’s retirement or the remainder of the outstanding 10-year term
Market-priced stock options granted to NEOs other than our CEO under 2022 annual LTI program
A portion of the award will continue to vest and remain exercisable for the lesser of five years following the executive’s retirement or the remainder of the outstanding 10-year term, and a portion of the award will be forfeited

TSR performance shares	Award will remain eligible to vest, subject to completion of the performance milestones
TSR performance shares granted to NEOs other than our CEO under 2022 annual LTI program	A portion of the award will remain eligible to vest, subject to completion of the performance milestones, and a portion of the award will be forfeited
Adjusted EBITDA performance shares granted to our CEO	Award will remain eligible to vest, subject to completion of the performance milestones
Adjusted EBITDA performance shares granted to NEOs other than our CEO under 2022 annual LTI program	A portion of the award will remain eligible to vest, subject to completion of the performance milestones, and a portion of the award will be forfeited
Time-based RSUs	Award will continue to vest (except for RSUs granted to Mr. Begor, which would immediately vest)
Time-based RSUs granted to NEOs other than our CEO under 2022 annual LTI program	A portion of the award will continue to vest, and a portion of the award will be forfeited
TSR performance shares, premium-priced stock options and time-based RSUs granted to our CEO in July 2022	Award will be forfeited
In addition, in the event of retirement, our NEOs will receive reimbursement by the Company for:
•
an executive physical in the year of retirement; and

•
up to $10,000 of financial planning and tax services incurred in the year of retirement and the subsequent year ($50,000 for the CEO).

Payments Made Upon Death or Disability
In the event of the death or disability of an NEO, in addition to the benefits listed above, the executive will receive benefits under our disability plan or payments under our group life insurance plan, as appropriate. In addition, pursuant to our 2008 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan, upon death or disability, the executive would become immediately vested in all outstanding RSUs, performance shares and stock options.
98	2025 Proxy Statement

Payments Made Upon a Change in Control
Change in Control Severance Plan
In February 2019, the Compensation Committee adopted the CIC Plan. The CIC Plan applies to each of our NEOs, except Mr. Begor whose severance benefits upon a change in control are contained in his employment agreement (see “CEO Employment Agreement” on page 75).
The Compensation Committee adopted the CIC Plan to ensure a uniform set of provisions among participating NEOs that is aligned with best practices. The CIC Plan supports the creation of shareholder value by mitigating economic anxiety that could arise due to uncertainty about future job continuity, which is intended to ensure the delivery of an intact leadership team to the successor organization and focus the team on shareholder objectives rather than how the outcome may affect them personally. The CIC Plan is not intended to replace or affect other compensation elements.
The CIC Plan provides the participating NEOs with severance benefits in the event that (i) a “change in control” of the Company occurs, and (ii) within 6 months prior to or within 24 months after the change in control, a participating NEO is terminated by the Company without “cause” or by the NEO for “good reason” (referred to as a “CIC Qualifying Termination”). If a CIC Qualifying Termination occurs, the NEO is eligible to receive:
•
a cash payment equal to two times the NEO’s current base salary and target annual incentive for the year of termination;

•
a pro rata target annual incentive for the year of termination;

•
a cash payment equal to 24 months of the cost of COBRA coverage for the NEO and his or her dependents; and

•
full vesting of any unvested supplemental retirement benefits.

Severance payments to an NEO are generally capped such that the payments will be reduced to satisfy the “parachute payment” limits of Code Section 280G.
Pursuant to the CIC Plan, a “change in control” is deemed to occur upon:
•
an accumulation by any person, entity or group of 20% or more of the Company’s common stock;

•
a business combination resulting in shareholders immediately prior to the combination owning less than two-thirds of the Company’s common stock;

•
the members of the current Board of Directors ceasing to constitute a majority of the Board of Directors, except for new directors that are regularly elected; or

•
shareholder approval of a plan of complete liquidation or dissolution of the Company or an agreement for the sale of disposition of all or substantially all of the Company’s assets.

Under the terms of the CIC Plan, the participating NEOs become subject to standard definitions of “Cause” and “Good Reason” that align with contemporary best practices and severance benefits become subject to the Company’s compensation clawback policy. An NEO can be terminated for “cause” as a result of: (i) conviction or plea of guilty or nolo contendere to a felony or other serious crime involving moral turpitude; (ii) willful misconduct that is materially injurious to the Company or any of its subsidiaries (whether financially, reputationally, or otherwise); (iii) willful and continued failure of an NEO to perform his or her duties and responsibilities (other than as a result of physical or mental illness or injury) after receipt of written notice of such failure, provided that the NEO shall have 30 days after the date of receipt of such notice in which to cure such failure (to the extent cure is possible); (iv) gross negligence in managing the material risks of the Company or its subsidiaries; (v) material breach of the CIC Plan or of the restrictive covenants after receipt of written notice of such breach, provided, that the NEO shall have 30 days after the date of receipt of such notice in which to cure such breach (to the extent cure is possible); or (vi) material violations of law or the Company’s Code of Conduct or insider trading policy, any of which results in material financial or reputational harm to the Company. An NEO can terminate his or her employment for “good reason” based upon (i) a material adverse change in the NEO’s
99

duties, authority, or responsibilities; (ii) a material reduction in the NEO’s base salary (which for purposes of the CIC Plan shall mean a reduction of 10% or more) or the target percentage of base salary under the Annual Incentive Plan; (iii) a material reduction in the value of the NEO’s annual equity or long term incentive award opportunity; (iv) a relocation of the NEO’s primary work location of more than 35 miles; or (v) the material breach by the Company of the terms of the CIC Plan.
In order to be eligible to receive severance benefits, the NEO must execute a release of claims against the Company and comply with confidentiality, non-competition and non-solicitation restrictive covenants. In addition, severance benefits are subject to the Company’s clawback policy.
Change in Control and Termination Provisions of Other Plans
Annual Incentive Plan
Under the AIP, which is established under the 2023 Omnibus Incentive Plan, an NEO would forfeit his or her award if he or she voluntarily terminated his or her employment other than for “good reason” (as defined in the plan) prior to year-end or if he or she is terminated by us for “cause” (as defined in the plan). However, the executive would receive a pro rata award under the plan if the executive’s employment is terminated prior to year-end as a result of death, disability, retirement or job elimination. If there is a change in control event and an NEO is terminated without cause or terminates for “good reason,” payments for annual incentive opportunities would be made to the executive in the manner described under “Payments Made Upon a Change in Control” on page 99.
Omnibus Incentive Plans
Although subject to the discretion of the Compensation Committee, under the 2008 Omnibus Incentive Plan, 2023 Omnibus Incentive Plan and applicable award agreements, equity awards to our NEOs include a “double-trigger” change in control provision to limit accelerated vesting in the event of a change in control of Equifax to those situations where an executive is terminated without cause, the executive terminates for good reason or the acquirer fails to assume the awards.
Rabbi Trust
We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants (including participating NEOs) under our SERP. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the IRS as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the trust or at the discretion of the Company. If there is a change in control, the grantor trust must be fully funded, within 10 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plan as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plan). “Change in Control” is defined in substantially the same manner as in the CIC Plan described under “Payments Made Upon a Change in Control,” except that (i) there is no “double trigger,” (ii) a business combination resulting in shareholders immediately prior to the combination owning equal to or less than two-thirds of the Company’s common stock constitutes a change in control, (iii) a business combination in which there is not a change in at least a majority of the members of the Board of Directors does not constitute a change in control and (iv) a change in a majority of the members of the Board of Directors does not constitute a change in control. The assets of the grantor trust are required to be held separate and apart from the other funds of Equifax and its subsidiaries, but remain subject to the claims of general creditors under applicable state and federal law.
100	2025 Proxy Statement

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information concerning the ratio of the pay of our CEO to the median pay of all other employees.
•
For fiscal 2024: (i) the annual total compensation of our median employee (excluding our CEO) was $73,777 (comprised of base salary, paid time off, an award from a points-based employee recognition program and a company match to the 401(k) Plan); and (ii) the annual total compensation of our CEO was $14,797,899 as reported on the Summary Compensation Table on page 79. Based on this information, the ratio of the annual total compensation of our CEO to the median employee is 201 to 1.

•
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below.

–
We chose November 30th as the determination date to identify our median employee.

–
Our employee population on November 30, 2024 consisted of 14,640 individuals. Our median employee is a full time employee located in the United States. No employee groups were excluded from the employee population.

–
To identify our median employee, we used annual base salary as of November 30, 2024, which was annualized for all permanent employees who did not work the entire fiscal year, plus short-term incentives at target in the 12-month period ended November 30, 2024.

101

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for PEO1 ($)	Compensation Actually Paid to PEO1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs1 ($)	Average Compensation Actually Paid to Non-PEO NEOs1,2,3 ($)	Value of Initial Fixed $100 Investment based on:4		Net Income5 ($ Millions)	Adjusted EBITDA6 ($ Millions)
					TSR ($)	Peer Group TSR ($)
2024	14,797,899	13,122,570	6,559,117	6,944,842	181.88	117.82	607	1,836
2023	13,049,808	32,135,116	6,197,654	8,375,169	176.48	97.78	552	1,694
2022	37,245,853	(19,023,223)	3,705,930	(4,976,312)	138.71	96.11	700	1,722
2021	16,065,575	84,901,421	3,997,020	13,836,953	208.96	115.44	749	1,670
2020	13,701,224	50,134,364	3,470,581	8,371,189	137.62	88.19	526	1,495

1
Mark W. Begor was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year are listed below.

2020-2021	2022	2023	2024
John W. Gamble, Jr.	John W. Gamble, Jr.	John W. Gamble, Jr.	John W. Gamble, Jr.
Rodolfo O. Ploder	Rodolfo O. Ploder	Rodolfo O. Ploder	Chad M. Borton
Sid Singh	Sid Singh	Bryson R. Koehler	Todd Horvath
Bryson R. Koehler	Bryson R. Koehler	Todd Horvath	Jamil Farshchi
	John J. Kelley III		Rodolfo O. Ploder

2
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.

3
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2024	14,797,899	—	(11,006,200)	—	9,330,871	13,122,570
Year	Average Summary Compensation Table Total for Non- PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non- PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	6,559,117	(9,460)	(4,890,283)	117,960	5,170,656	6,944,842
102	2025 Proxy Statement

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2024	10,356,930	(1,470,945)	0	444,886	0	0	9,330,871
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	4,977,863	210,382	0	(17,589)	0	0	5,170,656

4
The Peer Group TSR set forth in this table utilizes the S&P 500 Banks Index (Industry Group), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P 500 Banks Index (Industry Group), respectively. Historical stock performance is not necessarily indicative of future stock performance.

5
This column presents the Company’s consolidated net income as reported in our Form 10-K for each covered year.

6
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. Adjusted EBITDA is a non-GAAP financial measure defined in Annex A to this Proxy Statement.

103

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, and the Peer Group TSR over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
TSR (FYE 2019 Indexed to $100)
100
80
60
40
20
0
-20
250
200
150
100
50
0
84.9
208.96
181.88
176.48
138.71
50.1
137.62
115.44
117.82
100.00
96.11
97.78
100.00
88.19
32.1
13.8
8.4
8.4
13.1
6.9
-5.0
-19.0
2019
2020
2021
2022
2023
2024
Fiscal Year
Mark W. Begor Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Equifax Inc. TSR
S&P 500 Banks Index (Industry Group) TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Consolidated Net Income during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
100
80
60
40
20
0
-20
Net Income ($ Millions)
1000
800
600
400
200
0
50.1
8.4
526
84.9
13.8
749
-19.0
-5.0
700
32.1
8.4
552
13.1
6.9
607
2020
2021
2022
2023
2024
Fiscal Year
Mark W. Begor Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Equifax Inc. Net Income

104	2025 Proxy Statement

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Adjusted EBITDA

100
80
60
40
20
0
-20
Compensation Actually Paid ($ Millions)
2,500
2,000
1,500
1,000
500
0
Adjusted EBITDA ($ Millions)
50.1
8.4
84.9
13.8
-19.0
-5.0
32.1
8.4
13.1
6.9
1,495
1,670
1,722
1,694
1,836
2020
2021
2022
2023
2024
Fiscal Year
Mark W. Begor Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Adjusted EBITDA

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2024 to Company performance. The measures in this table are not ranked.
Adjusted EBITDA
Revenue
TSR
Relative TSR
105

Equity Compensation Plan Information
The following table shows information, as of December 31, 2024, concerning shares of the Company’s common stock authorized for issuance under the Company’s equity compensation plans.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights1,2 (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	2,630,8003	$194	4,207,654
Equity compensation plans not approved by shareholders	0	$0	0
Total Equity Compensation Plans	2,630,800	$194	4,207,654

1
The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and performance shares, which have no exercise price.

2
The weighted-average remaining contractual term of the Company’s outstanding options as of December 31, 2024 was 5.2 years.

3
This number includes 2,630,800 shares for issuance under the 2023 Omnibus Incentive Plan, of which 1,396,920 shares were subject to outstanding options, 521,458 shares were subject to outstanding RSU awards and 712,422 shares were subject to outstanding performance share awards (assumes the maximum 200% of target award payout is realized and includes dividend equivalent units).

See Part II, Item 8, “Financial Statements and Supplementary Data,” of our 2024 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements at Note 8, “Stock-Based Compensation,” for further information regarding our equity compensation plans.
Compensation Committee Report
The Compensation, Human Resources and Management Succession Committee (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Submitted by the Compensation Committee:
Robert D. Marcus (Chair)	Mark L. Feidler	G. Thomas Hough	Melissa D. Smith
106	2025 Proxy Statement

Director Compensation
The table below sets forth the compensation received by our non-management directors during 2024:
Name	Fees Earned or Paid in Cash ($)	Stock Awards1 ($)	All Other Compensation2 ($)	Total ($)
Mark L. Feidler	272,500	200,030	359	472,889
Karen L. Fichuk	105,000	200,030	5,000	310,030
G. Thomas Hough	132,500	200,030	10,359	342,889
Barbara A. Larson3	70,096	400,059	218	470,373
Robert D. Marcus	125,000	200,030	20,359	345,389
Scott A. McGregor	120,000	200,030	20,359	340,389
John A. McKinley	135,000	200,030	5,359	340,389
Melissa D. Smith	112,500	200,030	0	312,530
Audrey Boone Tillman	115,000	200,030	7,859	322,889

1
Represents the grant date fair value for RSU awards made on May 2, 2024 (891 RSUs for each director then serving), computed in accordance with FASB ASC Topic 718. For Ms. Larson, the amount also reflects the grant date fair value for the initial new director RSU award she received on May 2, 2024 (891 RSUs), computed in accordance with FASB ASC Topic 718.

2
Reflects the market price of annual membership to certain of our credit monitoring products and Company-matching charitable contributions under the Equifax Matching Gift Program. Under this program, the Company will match contributions to eligible non-profit organizations, up to a maximum of $20,000 per director per calendar year. In 2024, the Company made or committed to make matching contributions on behalf of our outside directors as follows: Ms. Fichuk ($5,000); Mr. Hough ($10,000); Mr. Marcus ($20,000); Mr. McGregor ($20,000); Mr. McKinley ($5,000); and Ms. Tillman ($7,500).

3
Ms. Larson was elected to the Board on May 1, 2024.

Director Fees
Director cash compensation in 2024 consisted of an annual cash retainer of $90,000 and an annual cash retainer of $30,000 for the Audit Committee Chair, $25,000 for the Compensation Committee Chair, $20,000 for the Governance Committee Chair and $30,000 for the Technology Committee Chair. An annual cash retainer is also paid, in the amount of $15,000 for Audit Committee members, $12,500 for Compensation Committee members, $10,000 for Governance Committee members and $15,000 for Technology Committee members. An annual cash retainer of $150,000 was paid to Mr. Feidler as Independent Chairman. Effective January 1, 2025, the annual cash retainer increased to $100,000.
By paying directors an annual retainer, the Company compensates each non-management director for his or her role and judgment as an advisor to the Company, rather than for his or her attendance or effort at individual meetings. Directors with added responsibility are recognized with higher cash compensation as noted above.
107

Equity Awards
Upon joining our Board, each independent director receives a one-time grant of RSUs with a grant date fair value of $200,000 under our shareholder-approved Omnibus Incentive Plan. In addition, each independent director receives an annual long-term incentive grant of RSUs with a grant date fair value of $200,000 on the date of the annual meeting of shareholders. The initial and annual grants vest three years and one year, respectively, after the grant date, with accelerated vesting in the event of the director’s death, disability, retirement or a change in control of the Company. These equity grants are designed to further align the interests of our directors with those of our shareholders and to attract and retain highly-qualified directors through equity ownership. RSUs granted to directors accrue dividend equivalent units. Effective January 1, 2025, the annual grant value increased to $220,000.
On May 2, 2024, Barbara Larson received a one-time grant of RSUs with a grant date fair value of $200,030 in connection with her election to the Board. On May 2, 2024, each independent director then serving received an annual long-term incentive grant of RSUs with a grant date fair value of $200,030.
Stock Ownership Requirement
Each independent director is required to own Equifax common stock with a market value of at least five times his or her annual cash retainer. New directors have five years to achieve the ownership requirement. Under our insider trading policy, our directors are prohibited from purchasing or selling financial instruments (including prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivative securities), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Equifax securities. We also prohibit our directors from holding our stock in a margin account or pledging our stock as collateral for a loan.
Equifax 2005 Director Deferred Compensation Plan (frozen December 31, 2021)
The Equifax 2005 Director Deferred Compensation Plan was frozen by the Board, effective as of December 31, 2021, and no deferral elections may be made under the plan in respect of compensation earned for services performed after such date. Prior to the freezing of the plan, each director could elect to defer receipt of up to 100% of his or her stock-based or cash retainer fees. A director who elected to defer his or her fees is credited with a number of share units having an equivalent value at the end of each quarter based on his or her advance deferral election, with credit for dividends beginning with grants made in 2020. Share units are equivalent to shares of the Company’s common stock, except that share units have no voting rights. In general, amounts deferred are not paid until the director retires from the Board. However, directors may also establish sub-accounts from which amounts are to be paid on specific pre-retirement timetables established by the director. At the end of the applicable deferral period, the director receives a share of common stock for each share unit awarded. Such shares are received either in a lump sum or over a period not to exceed 15 years for retirement distributions, or up to five years for a scheduled withdrawal, as elected in advance by each director.
Director and Executive Stock Deferral Plan (frozen December 31, 2021)
The Director and Executive Stock Deferral Plan was frozen by the Board, effective as of December 31, 2021, and no deferral elections may be made under the plan in respect of compensation earned for services performed after such date. Prior to the freezing of the plan, each director could elect to defer up to 100% of his or her annual and/or new director RSU grant, including dividend equivalent units, plus taxes otherwise due upon the vesting of RSUs. A director who elected to defer his or her annual and/or new director RSU grant is credited with a number of share units as of the vesting date based on his or her advance deferral election. In general, amounts deferred under the plan are not paid until the director retires from the Board. However, directors may also establish sub-accounts from which amounts are to be paid on specific pre-retirement timetables established by the director. Amounts deferred are paid in shares of our common stock, at the director’s option, either in a lump sum or in annual installments over a period of up to 15 years for retirement distributions, or up to five years for a scheduled withdrawal.
108	2025 Proxy Statement

Equifax Inc. Board of Directors Deferred Compensation Plan (2022)
The Equifax Inc. Board of Directors Deferred Compensation Plan was adopted by the Board, effective as of November 4, 2021. This nonqualified plan allows for non-employee members of the Board to defer the receipt of compensation earned for services performed in calendar years commencing on or after January 1, 2022. The plan is a tax deferred compensation program and provides a tax favorable vehicle for deferring stock-based and cash retainer fees. Under the plan, a director may defer up to 100% of his or her stock-based and/or cash retainer fees. Any compensation that is deferred by a director is credited in shares of deferred stock, which are notional shares equal in value to one share of our common stock. If any cash dividends or other distributions are paid with respect to our common stock between the date the deferred stock is credited to the director’s account under the plan and the date the deferred stock is delivered to the director, dividend equivalent units will be credited in respect of the director’s deferred stock and will be deemed reinvested in additional deferred stock. Deferred stock credited to the plan is paid in shares of our common stock.
Amounts deferred under the Equifax Inc. Board of Directors Deferred Compensation Plan are paid, at the director’s option, either in a lump sum or in annual installments over a period of up to 10 years for distributions upon a termination of services as a member of the Board, or up to five years for a scheduled withdrawal. Participants in the Equifax Inc. Board of Directors Deferred Compensation Plan will be charged a proportionate share of the administrative fees incurred in connection with its administration.
109

Security Ownership of Management and Certain Beneficial Owners
Securities Owned by Certain Beneficial Owners
The table below contains information as of March 7, 2025, unless otherwise indicated, with respect to the beneficial ownership of the Company’s common stock by each person the Company believes beneficially holds more than 5% of the outstanding shares of the Company’s common stock, based solely on the Company’s review of SEC filings.
	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares	% of Class1
The Vanguard Group2	13,895,487	11.3%
Capital International Investors3	9,093,568	7.3%
BlackRock, Inc.4	8,547,536	6.9%

1
Based upon 124,798,692 shares of common stock outstanding as of March 7, 2025. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

2
Based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group (“Vanguard”), which listed its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, Vanguard possesses sole voting power with respect to 0 shares of common stock, shared voting power with respect to 160,793 shares of common stock, sole dispositive power with respect to 13,368,143 shares of common stock and shared dispositive power with respect to 527,344 shares of common stock.

3
Based on a Schedule 13G/A filed on February 14, 2025 by Capital International Investors (“CII”), which listed its address as 333 South Hope Street, 55th Fl, Los Angeles, California 90071, CII possesses sole voting power with respect to 9,048,505 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 9,093,568 shares of common stock and shared dispositive power with respect to 0 shares of common stock.

4
Based on a Schedule 13G/A filed on February 5, 2025 by BlackRock, Inc. (“BlackRock”), which listed its address as 50 Hudson Yards, New York, NY 10001, BlackRock possesses sole voting power with respect to 7,628,013 shares of common stock, shared voting power with respect to 0 shares of common stock, sole dispositive power with respect to 8,547,536 shares of common stock and shared dispositive power with respect to 0 shares of common stock.

110	2025 Proxy Statement

Securities Owned by Directors and Management
The table below contains information as of March 7, 2025 (except where otherwise indicated), concerning the beneficial ownership of Company common stock by (i) each director and nominee, (ii) each NEO listed in the Summary Compensation Table, and (iii) all directors, nominees and other executive officers as a group. Except as otherwise noted, the named individuals had sole voting and investment power with respect to such securities. In accordance with our insider trading policy, none of these shares were pledged or hedged. All persons named in the table can be reached at 1550 Peachtree Street, N.W., Atlanta, Georgia 30309.
Name	Number of Shares Owned1	Exercisable Stock Options2	Number of Deferred Share Equivalent Units3	% of Common Stock Outstanding4
Mark W. Begor	132,2845	229,244	78,0966	*
Chad M. Borton	0	4,033	0	*
Jamil Farshchi	30,960	36,220	0	*
Mark L. Feidler	24,0357	0	5,899	*
Karen L. Fichuk	9308	0	907	*
John W. Gamble, Jr.	53,259	76,634	0	*
Todd M. Horvath	2,006	12,560	0	*
G. Thomas Hough	5,330	0	7,980	*
Barbara A. Larson	0	0	0	*
Robert D. Marcus	13,459	0	3,622	*
Scott A. McGregor	8,340	0	0	*
John A. McKinley	14,940	0	23,321	*
Rodolfo O. Ploder9	68,546	34,577	0	*
Melissa D. Smith	5,42010	0	0	*
Audrey Boone Tillman	0	0	3,678	*
All directors, nominees and executive officers as a group (22 persons including those named above)11	994,302	491,937	123,740	1.4%

*
Less than one percent.

1
Includes shares held of record and Company shares owned through a bank, broker, trust or other nominee. It also includes all shares owned through our 401(k) Plan, Employee Stock Purchase Plan, vested RSUs and related dividend equivalent units. Excludes unvested RSUs and related unvested dividend equivalent units for: Mr. Begor (55,953); Mr. Borton (21,543); Mr. Farshchi (8,292); Mr. Feidler (894); Ms. Fichuk (1,878); Mr. Gamble (13,894); Mr. Horvath (14,220); Mr. Hough (894); Ms. Larson (1,789); Mr. Marcus (894); Mr. McGregor (894); Mr. McKinley (894); Mr. Ploder (7,832); Ms. Smith (894); and Ms. Tillman (894). The RSUs represent a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.

2
This column lists the number of shares that the directors, nominees and executive officers had a right to acquire as of or within 60 days after March 7, 2025 through the exercise of director or employee stock options, as applicable.

3
Reported in this column are share equivalent units credited to a director or executive officer account under the Company’s Director and Executive Stock Deferral Plan and/or Director Deferred Compensation Plan. The units track the performance of Company common stock but do not confer on the holder voting or investment power over shares of common stock. The units are payable in shares on final distribution and include the reinvestment of dividends for compensation deferred in 2020 and thereafter.

4
Based upon 124,798,692 shares of common stock outstanding as of March 7, 2025. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

5
Includes 124,090 shares held in grantor retained annuity trusts for which Mr. Begor is the sole trustee.

6
Amount does not include equity subject to a deferral election but not yet vested. See “CEO Equity Deferrals” on page 71 for more information regarding our CEO’s irrevocable elections to defer $61 million of equity over a 10-year period following his retirement from Equifax.

7
Includes 7,823 shares held in a 501(c)(3) charitable family foundation in which Mr. Feidler has no pecuniary interest.

8
Includes 415 shares held in a trust.

111

9
Mr. Ploder stepped down from his role as Executive Vice President, President, Workforce Solutions, on May 6, 2024 and retired from Equifax on September 30, 2024.

10
Includes 1,586 shares held in a trust.

11
Includes 600,000 shares (0.5% of the shares outstanding on March 7, 2025) as to which beneficial ownership is disclaimed by executive officers of the Company who, in their capacity as investment officers and/or plan administrators for certain Company employee benefit plans, have shared voting and/or investment power with respect to shares of Company common stock held in such benefit plans.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of securities ownership and changes in such ownership with the SEC. Directors, executive officers and greater than ten percent shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of copies of such forms furnished to the Company and written representations provided by the reporting persons, the Company believes that all Section 16(a) filing requirements were timely met in 2024, except for one Form 4 reporting a transaction for Todd Horvath that was filed late due to an administrative error.
112	2025 Proxy Statement

Audit Committee Report
The Audit Committee consists of the five directors named below. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is reviewed annually by the Audit Committee. The Board has determined that each member of the Audit Committee is independent and qualified to serve in accordance with the NYSE listing standards, applicable SEC rules and the Audit Committee charter.
The Audit Committee assists the Board in its oversight of: (i) the integrity of the Company’s financial statements and other financial information provided to its shareholders; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of the Company’s independent auditor; (iv) the performance of the Company’s internal audit function; (v) and the integrity of the Company’s internal control over financial reporting and its financial reporting processes. The Audit Committee also oversees risk management with respect to cybersecurity in coordination with the Technology Committee.
Management of the Company is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting, and maintaining procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Ernst & Young the audited financial statements for the fiscal year ended December 31, 2024. The Audit Committee has reviewed and discussed with management and Ernst & Young the quarterly financial statements for each quarter in such fiscal year, management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, Ernst & Young’s evaluation of the Company’s internal control over financial reporting as of that date, and audit plans and results. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed with the independent auditor by the applicable requirements of the PCAOB.
The Audit Committee has received from Ernst & Young the written disclosures required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence. The Audit Committee has also considered whether the provision of specific non-audit services by Ernst & Young is compatible with maintaining its independence and determined that the services provided by Ernst & Young for fiscal year 2024 were compatible with, and did not impair, its independence.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Submitted on February 18, 2025 by the Audit Committee:
G. Thomas Hough (Chair)	Karen L. Fichuk	Barbara A. Larson	Scott A. McGregor	John A. McKinley
113

Proposal 3
Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2025
The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for fiscal year 2025, and the Board is asking shareholders to ratify that selection. Although current laws, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the Company’s independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of Ernst & Young for ratification by shareholders as a matter of good corporate practice. Additionally, in conjunction with the mandated rotation of the Audit Firm’s lead engagement partner, the Audit Committee and its chair are directly involved in the selection of Ernst & Young’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young is in the best interests of the Company and its shareholders. If the shareholders do not ratify the selection of Ernst & Young, the Audit Committee will review the Company’s relationship with Ernst & Young and take such action as it deems appropriate, which may include continuing to retain Ernst & Young as the Company’s independent registered public accounting firm.
Ernst & Young has served as our independent registered public accounting firm since 2002. A representative of Ernst & Young will be available during the 2025 Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees
The following table sets forth the fees of Ernst & Young for services rendered to the Company for the fiscal years ended December 31, 2024 and 2023:
Fee Category	2024	2023
Audit Fees1	$6,287,020	$7,103,720
Audit-Related Fees2	0	331,250
Tax Fees3	769,060	853,690
All Other Fees4	19,700	8,890
TOTAL	$7,075,780	$8,297,550

1
Services normally provided by the Company’s independent registered public accounting firm consists of fees and expenses for professional services rendered for: (i) the integrated audit of our annual consolidated financial statements and internal control over financial reporting; (ii) review of the interim consolidated financial statements included in our quarterly reports to the SEC; (iii) statutory and regulatory filings or engagements; (iv) accounting consultations on matters addressed during the audit or interim reviews; and (v) SEC filings, including comfort letters, consents and comment letters.

2
Consists of fees and expenses for services that reasonably are related to the performance of the audit, review of our consolidated financial statements or diligence-related efforts and are not reported under “Audit Fees.”

3
Consists of fees and expenses for professional services related to tax planning and tax advice.

4
Consists of fees for products and services provided by Ernst & Young which are not included in the first three categories above.

114	2025 Proxy Statement

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm
The Company maintains a pre-approval policy that mandates that the Audit Committee approve the audit and non-audit services in advance. All audit and non-audit services for the fiscal year ended December 31, 2024 were either pre-approved by the Audit Committee or were approved pursuant to the Audit Committee’s pre-approval policy. The Audit Committee has authorized its Chair to pre-approve certain permissible audit and non-audit services that arise between Audit Committee meetings, provided the Audit Committee is informed of the decision to pre-approve the services at its next scheduled meeting. In its pre-approval of non-audit services and fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence. The Audit Committee has determined that performance of services other than audit services is compatible with maintaining the independence of the Company’s independent registered public accounting firm. See “Audit Committee Report” on page 113.
To avoid potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. In 2023 and 2024, we did not obtain any of these prohibited services from Ernst & Young. The Company uses other accounting firms for these types of non-audit services.
Board Recommendation
The Board recommends a vote “FOR” Proposal 3.
115

Proposal 4
Approval of Amendments to our Articles of Incorporation to Eliminate the Supermajority Voting Requirements
Our Board regularly considers a broad range of corporate governance topics and is committed to adopting governance practices that are beneficial to the Company and our shareholders. After careful consideration of shareholder feedback, current market practice and the recommendation of the Governance Committee, the Board has unanimously determined that it would be in the best interests of Equifax and our shareholders to amend the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to remove supermajority voting thresholds.
The Articles of Incorporation currently require the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast in order to amend certain provision of the Articles of Incorporation. If shareholders approve these amendments to the Articles of Incorporation, the Company’s governing documents will provide that the voting standard for all matters, except for contested elections of directors or as required by applicable law or regulation, is a majority of the votes cast favoring the action. As required by the Georgia Business Corporation Code, this proposal requires the approval of a majority of the votes entitled to be cast on the proposal.
The Board is now asking the Company’s shareholders to approve the amendments to the Articles of Incorporation as described below.
Equifax’s Current Supermajority Standards
The Articles of Incorporation currently require the affirmative vote of the holders of not less than two-thirds (2/3) of the votes entitled to be cast to make, alter, amend, change, add to or repeal any provision of the Articles of Incorporation or the bylaws of the Company inconsistent with Article IV of the Articles of Incorporation, unless such action is recommended by a majority of the Board.
Article IV of the Articles of Incorporation relates to, among other things, the Company’s prior classified board structure which was declassified over ten years ago, the size of the Board, vacancies on the Board and the amendment, repeal and adoption of bylaws.
Proposed Amendments
The amendments to the Articles of Incorporation (the “Amendments”) remove the supermajority voting provision and inoperative language related to the Company’s prior classified board structure and declassification.
If shareholders approve the Amendments, the Company’s governing documents will provide that the voting standard for all matters, except for contested elections of directors or as required by applicable law or regulation, is a majority of the votes cast favoring the action.
Rationale for Proposed Amendments
In December 2024, the Board voted to approve the Amendments and to recommend that the Company’s shareholders approve the Amendments at the 2025 Annual Meeting.
The Board is committed to strong corporate governance practices and regularly assesses ways to improve the Company’s practices. In determining whether to propose the Amendments, the Board carefully considered various arguments in support of and against the Amendments. The Board recognizes that a supermajority threshold for certain governing
116	2025 Proxy Statement

document provisions, such as the amendment, repeal or adoption of bylaws may promote continuity and stability in the Company’s corporate governance practices. While the Board continues to believe that these are important benefits, the Board has also considered that supermajority requirements may have the effect of reducing the accountability of directors to shareholders, and recognizes the benefit of providing shareholders an opportunity to participate in corporate governance. The Board also recognizes that a growing number of public companies have proposed eliminating supermajority voting requirements and these proposals have generally received strong support from shareholders. Further, the Board recognizes that the supermajority voting threshold in the Articles of Incorporation was more beneficial when the Company had a classified board structure, which is now no longer relevant.
In view of the considerations described above, the Board, upon the recommendation of the Governance Committee, has unanimously determined to eliminate the supermajority voting threshold as proposed.
Text and Effectiveness of the Proposed Amendments
The complete text of the amendments to Article IV of the Articles of Incorporation is set forth below with deletions indicated by strike-throughs and additions indicated by underlining:
ARTICLE IV
(a)   Subject to the rights of the holders of any outstanding series of Preferred Stock or any other outstanding class or series of shares of the Corporation as may be specified in or authorized by these Amended and Restated Articles of Incorporation, the business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:
1.   The Board of Directors of the Corporation shall consist of not less than nine nor more than 20 Directors, the exact number of Directors to be determined from time to time by a resolution of the Board of Directors.
2.   ~~Subject to the provisions of Section 3 of this Article IV, the Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board of Directors. At each Annual Meeting of Shareholders, successors to the class of Directors whose term expires at that Annual Meeting of Shareholders shall be elected for a three-year term. If the number of Directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to the Board of Directors to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall coincide with the remaining term of that class, unless otherwise required by law, but in no case shall a decrease in the number of Directors for a class shorten the term of an incumbent Director.~~ A Director shall hold office until the Annual Meeting of Shareholders for the year in which such Director’s term expires and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
3.   ~~Notwithstanding anything contained in Section 2 of this Article IV to the contrary, beginning at the 2010 Annual Meeting of Shareholders, Directors shall be elected annually for terms of one year, except that any Director whose term expires at the 2011 Annual Meeting of Shareholders or the 2012 Annual Meeting of Shareholders shall continue to hold office until the end of the term for which such Director was elected or appointed and until such Director’s successor shall have been elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Accordingly, (i) at the 2010 Annual Meeting of Shareholders, the Directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2011 Annual Meeting of Shareholders; (ii) at the 2011 Annual Meeting of Shareholders, the Directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2012 Annual Meeting of Shareholders; and (iii) at the 2012 Annual Meeting of Shareholders, the Directors whose terms expire at that meeting shall be elected to~~
117

~~hold office for a one-year term expiring at the 2013 Annual Meeting of Shareholders.~~ Directors shall be elected annually for terms expiring at the next Annual Meeting of Shareholders.
4.   Except as otherwise required by law, any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other reason and any newly created directorships resulting from an increase in the authorized number of Directors or any other reason may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director so chosen shall hold office until the next Annual Meeting of the Shareholders and until his or her successor has been duly elected and qualified. No decrease in the number of authorized Directors shall shorten the term of any incumbent Director.
(b)   Except as may be prohibited by law or by these Amended and Restated Articles of Incorporation, the Board of Directors shall have the right to make, alter, amend, change, add to, or repeal the By-laws of the Corporation, and have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors, each of its members, including without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors’ powers to manage the business and affairs of the Corporation. No By-law shall be adopted by shareholders that shall impair or impede the implementation of the foregoing.
(c)   ~~Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage for separate class vote for certain actions may be permitted by law, by these Amended and Restated Articles of Incorporation or by the By-laws of the Corporation), the affirmative vote of the holders of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to make, alter, amend, change, add to or repeal any provision of these Amended and Restated Articles of Incorporation or the By-laws of the Corporation inconsistent with this Article IV; provided, however, that this Article IV(c) shall not apply to, and such two-thirds (2/3) vote shall not be required to alter, amend, change, add to or repeal any provisions of the By-laws relating to this Article IV, or this Article IV of these Amended and Restated Articles of Incorporation, recommended by a majority of the Board of Directors.~~
~~(d)~~   The invalidity or unenforceability of this Article IV, or any portion hereof, or of any action taken pursuant to this Article IV shall not affect the validity or enforceability of any other provision of these Amended and Restated Articles of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article IV.
VOTE REQUIRED
The affirmative vote of shareholders holding a majority of the votes entitled to be cast on the proposal is required to approve the proposed amendments.
Board Recommendation
The Board recommends a vote “FOR” Proposal 4.
118	2025 Proxy Statement

Questions and Answers about the
Annual Meeting
How do I attend the 2025 Annual Meeting?
Only Equifax shareholders as of the March 7, 2025 record date are entitled to attend the 2025 Annual Meeting in person. Our 2025 Annual Meeting will be held using a “hybrid” in-person and virtual format. Shareholders of record can attend the meeting in person or virtually using the meeting webcast, as described below:
•
Attend in person. To attend the meeting in person, you must be a shareholder as of the record date. In addition, you will be required to present proof of stock ownership and a valid government-issued photo ID. If your shares are held in the name of a bank, broker or other holder of record (also known as “street name”) and you wish to attend the meeting, you must present proof of ownership as of the record date, such as the voting instruction card that is sent to you or a current bank or brokerage account statement.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.
•
Attend virtually via meeting webcast. Shareholders as of the record date can attend the meeting virtually by accessing www.virtualshareholdermeeting.com/EFX2025 and entering the 16-digit control number included in the proxy card, voting instruction form or the notice. Non-shareholders may access the live webcast, but will not be eligible to vote or submit questions.

The meeting website will be active beginning approximately 15 minutes before the meeting start time, to allow time for you to log-in and test your device. We encourage you to access the website in advance of the designated start time.
How do I ask questions at the 2025 Annual Meeting?
Shareholders as of the March 7, 2025 record date will be able to submit questions during the meeting by (i) attending in person or (ii) by accessing the meeting at www.virtualshareholdermeeting.com/EFX2025 using their 16-digit control number, typing the question into the “Ask a Question” field, and clicking submit.
Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, products and services or individual disputes, are not pertinent to meeting matters and therefore will not be answered.
Who may vote at the 2025 Annual Meeting?
Shareholders as of the close of business on March 7, 2025 may vote at the 2025 Annual Meeting. As of such date, there were 124,798,692 shares of Company common stock outstanding, each entitled to one vote.
How do I vote shares at the 2025 Annual Meeting?
Shareholders who have not voted their shares prior to the meeting or who wish to change their vote will be able to vote their shares at the 2025 Annual Meeting by: (i) attending in person; or (ii) by accessing the meeting at www.virtualshareholdermeeting.com/EFX2025, entering their 16-digit control number and clicking “Vote Here” on the meeting website.
Whether or not shareholders plan to attend the meeting, they are encouraged to vote their shares prior to the meeting by one of the methods described in the proxy materials. Shareholders may continue to use the proxy materials to vote their shares in connection with the meeting.
Shareholders who have already voted do not need to vote again unless they wish to change their prior vote.
119

How can I review the list of shareholders entitled to vote?
For those attending in person, a printed copy of the shareholders of record will be available for examination by shareholders at the physical meeting location in Atlanta, Georgia. For those attending virtually, an electronic list of the shareholders of record as of the record date will be available for examination by shareholders at www.virtualshareholdermeeting.com/EFX2025 during the meeting. Shareholders attending virtually will need to enter their 16-digit control number to access the shareholder list.
Can I attend the meeting if I am not a shareholder?
Only Equifax shareholders as of the record date are entitled to attend the 2025 Annual Meeting. Non-shareholders may access the live meeting webcast, but will not be eligible to vote or submit questions. If you do not have a 16-digit control number, you may still attend the meeting as a guest in listen-only mode. To attend as a guest, please access www.virtualshareholdermeeting.com/EFX2025 and enter the information requested on the screen to register as a guest. Please note that you will not have the ability to ask questions, vote or examine the list of shareholders during the meeting if you participate as a guest.
A replay of the virtual annual meeting webcast will be available on our investor relations website through June 30, 2025.
What if during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
On the morning of the Annual Meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting please call the toll-free number that will be available on the morning of the meeting.
What is the difference between holding shares as a registered shareholder and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the “registered stockholder” of those shares. We mail the proxy materials and our Annual Report to you directly.
If your shares are held in street name with a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the proxy materials and our Annual Report will be forwarded to you by your broker, bank, or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the voting instructions included in the materials.
Employees with shares allocated in an employee benefit plan account will vote shares allocated to their benefit plan account electronically and will not receive a paper mailing for those shares. Such employees should review the information on procedures for voting by employees on page 122.
What am I voting on and what are the Board’s voting recommendations?
Agenda Item		Board Voting Recommendation	Page Reference (for more detail)
Proposal 1	Election of Ten Director Nominees	FOR EACH NOMINEE	22
Proposal 2	Advisory Vote to Approve Named Executive Officer Compensation	FOR	50
Proposal 3	Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2025	FOR	114
Proposal 4	Approval of Amendments to our Articles of Incorporation to Eliminate Supermajority Voting Requirements	FOR	116
120	2025 Proxy Statement

Can other matters be decided at the 2025 Annual Meeting?
The Company is not aware, as of the date of this Proxy Statement, of any other matters to be voted on at the 2025 Annual Meeting. If any other matters are properly brought before the meeting for a vote, the persons named as proxies on the proxy card will vote all shares represented at the meeting (other than shares that are voted by the holder during the meeting) on such matters in accordance with the Board’s recommendation.
What is the procedure for voting?
Shareholders of record
Shareholders of record may attend and cast their votes by attending the 2025 Annual Meeting in person or virtually, as described on page 119.
In addition, shareholders of record may cast their vote by proxy and participants in the Company’s benefit plans may submit their voting instructions by:
•
Using the internet at the web address noted in the proxy materials email or proxy card you received (if you have access to the internet, we encourage you to vote in this manner);

•
Using the toll-free telephone number listed on the proxy card (if you received one); or

•
Signing, completing and returning a proxy card (if you received one) in the provided postage-paid envelope.

Votes cast through internet and telephone voting procedures are authenticated by use of a personal identification number. This procedure allows shareholders to appoint a proxy (or Company benefit plan participants to provide voting instructions) and to confirm that their actions have been properly recorded. Specific instructions to be followed are set forth on the proxy materials email or proxy card (if you received one).
Beneficial owners
If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by them, or by following their instructions for voting through the Internet or by telephone. In the alternative, you may attend and cast your vote during the meeting as described on page 119. If you are a beneficial owner but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials. In order for your shares to be voted on all matters presented at the meeting, we urge all shareholders whose shares are held in street name by a bank, brokerage firm or other nominee to provide voting instructions to your bank, brokerage firm or other nominee.
Can I change my proxy vote?
Yes. If you are a registered shareholder, you can change your proxy vote or revoke your proxy at any time before the 2025 Annual Meeting by:
•
Authorizing a new vote electronically through the Internet or by telephone up until 11:59 p.m., Eastern Time, on May 7, 2025;

•
Delivering a written revocation of your proxy to Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, before your original proxy is voted at the Annual Meeting;

•
Returning a signed proxy card with a later date; or

•
Voting during the Annual Meeting.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You can also vote during the 2025 Annual Meeting as described above.
121

Your attendance at the 2025 Annual Meeting does not revoke your proxy. Unless you vote during the meeting, your last valid proxy prior to or at the 2025 Annual Meeting will be used to cast your vote.
What if I return my proxy card but do not provide voting instructions?
Proxies that are signed and returned but do not contain voting instructions will be voted:
•
FOR the election of the ten director nominees listed in Proposal 1.

•
FOR the advisory vote to approve the compensation of our NEOs (Proposal 2).

•
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2025 fiscal year (Proposal 3).

•
FOR the approval of amendments to our Articles of Incorporation to eliminate supermajority voting requirements (Proposal 4).

In accordance with the Board’s recommendation by the individuals named as proxy holders in the proxy card, if any other matters are properly brought before the 2025 Annual Meeting.
How do I vote if I participate in one of the Company’s 401(k) or defined contribution plans?
Participants in the Equifax Inc. 401(k) Plan and the Equifax Canada Retirement Savings Program for Salaried Employees (collectively, the “Company Plans”) may instruct the applicable plan trustee how to vote all shares of Company common stock allocated to their accounts. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions no later than 11:59 p.m., Eastern Time, on May 6, 2025. The 401(k) Plan trustee will vote shares for which it has not received instructions in the same proportion as the shares for which it has received instructions. The Canada Retirement Savings Program trustee will only vote those plan shares for which voting instructions are received prior to this deadline. Participants in the Company Plans may not vote the shares owned through such plans after this deadline, including at the Annual Meeting.
How many shares must be present to hold the 2025 Annual Meeting?
In order for us to lawfully conduct business at our 2025 Annual Meeting, a majority of the shares outstanding and entitled to vote as of March 7, 2025 must be present or represented by proxy. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the 2025 Annual Meeting and vote during the meeting or if you properly return a proxy by Internet, by telephone, or by mail in advance of the meeting and do not revoke the proxy. If a quorum is not present, the meeting may be adjourned from time to time until a quorum is present.
Will my shares be voted if I do not provide my proxy or instruction card?
Registered Shareholders
If your shares are registered in your name, your shares will not be voted unless you provide a proxy by internet, telephone or mail, or vote during the 2025 Annual Meeting.
Plan Participants
If you are a participant in one of our employee 401(k) or defined contribution plans and you do not provide timely instructions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements.
Beneficial Owners
If you hold shares through an account with a broker and you do not provide voting instructions, under NYSE rules, your broker may vote your shares on routine matters only. The ratification of the appointment of Ernst & Young LLP (Proposal  3) is considered a routine matter, and your nominee can therefore vote your shares on that proposal even if
122	2025 Proxy Statement

you do not provide voting instructions. Proposals 1, 2 and 4 are not considered routine matters, and your nominee cannot vote your shares on these proposals unless you provide voting instructions. Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”
Multiple Forms of Ownership
The Company cannot provide a single proxy or instruction card for shareholders who own shares in different forms of accounts (employee benefit plan shares, registered shares, and beneficially-owned shares). As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.
What is the vote required for each proposal?
For Proposal 1, Election of Director Nominees, each director nominee for whom more shares are voted “for” than “against” his or her election will be elected as a director at the meeting. Under our Bylaws, if more votes are cast “against” than are cast “for” a nominee, the nominee shall offer his or her resignation. The independent members of the Board will determine and promptly publicly announce the action to be taken with respect to acceptance or rejection of the resignation offer.
For each of Proposal 2, Advisory Vote to Approve Named Executive Officer Compensation, and Proposal 3, Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2025, the proposal will be approved if more votes are cast “for” than are cast “against” the proposal. Proposals 2 and 3 are advisory and nonbinding. The Board will review the voting results on these proposals and take the results into account when making future decisions regarding these matters. “Votes cast” exclude abstentions and broker non-votes. For Proposal 4, Approval of Amendments to our Articles of Incorporation to Eliminate Supermajority Voting Requirements, the proposal will be approved if a majority of the votes entitled to be cast on the proposal vote “for” the proposal.
What is the effect of an abstention?
A shareholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the 2025 Annual Meeting, but an abstention is not counted as a vote cast. An abstention has no effect for the vote on any proposal.
What is the effect of a broker non-vote?
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2025 Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors, and will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal.
Who will count the votes?
A representative of Broadridge Financial Services will tabulate the votes and act as independent inspector of election for the 2025 Annual Meeting.
Where can I find the voting results of the 2025 Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and disclosed by the Company in a Current Report on Form 8-K filed with the SEC within four business days following the 2025 Annual Meeting.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible shareholders who share a single address, unless we have received
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instructions to the contrary from any shareholder at that address. The practice is designed to reduce our printing and postage costs. Shareholders who participate in householding will continue to be able to separately vote their proxies. We do not use householding for any other shareholder mailings, such as dividend checks, Form 1099s, or account information statements.
If you are eligible for householding, but received multiple copies of our Annual Report and Proxy Statement and prefer to receive only a single copy for your household, please contact Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, telephone (404) 885-8000. If you are a registered shareholder residing at an address with other registered shareholders and wish to receive a separate Annual Report or Proxy Statement at this time or in the future, we will provide you with a separate copy. To obtain this copy, please contact the Office of Corporate Secretary. If you own shares through a broker, bank or other nominee, you should contact the nominee concerning householding procedures.
The Company cannot provide a single proxy or voting instruction card for shareholders who own shares in different forms of accounts (employee benefit plan shares, registered shares, and beneficially-owned shares). Accordingly, you will receive a separate solicitation and proxy for each type of account in which shares are held and you must submit your votes for each type of account in accordance with the instructions received for that account.
Can I receive a copy of the Annual Report?
Yes. We will provide a copy of our Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the 2025 Annual Meeting. Requests should be made in writing addressed to the Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, or by calling (404) 885-8000.
Can I view the Proxy Statement and Annual Report on the Internet?
Yes. The Proxy Statement and Annual Report are available on the internet at https://investor.equifax.com/financial-information/annual-reports-and-proxy-statements. Most shareholders will receive their annual meeting materials via electronic delivery. The SEC also maintains a website at https://www.sec.gov that contains reports, proxy statements and other information regarding Equifax.
Can I choose to receive the Proxy Statement and Annual Report on the internet instead of receiving them by mail?
Yes. If you are a registered shareholder or beneficial owner, you can elect to receive future annual reports and proxy statements on the internet only and not receive copies in the mail by following the instructions on your proxy card or voting instruction form. Your request for electronic transmission will remain in effect for all future annual reports and proxy statements, unless withdrawn. Most active employees who participate in the Company’s savings plans will receive an online notification announcing Internet availability of the annual report and proxy statement; a paper copy will not be provided unless requested by following the instructions in the email notification.
Who pays the cost of this proxy solicitation?
The Company has retained Innisfree M&A Incorporated to assist in soliciting proxies for an annual fee of $25,000 plus expenses, and will bear the cost of soliciting proxies. Directors, officers and other Company associates also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
How do I recommend a director nominee or submit a proposal or director nominee for the 2026 Annual Meeting of Shareholders?
The Governance Committee will consider for possible nomination qualified Board candidates that are submitted by our shareholders using the same process that applies to candidates identified by other sources. Shareholders wishing to make such a submission may do so by sending the following information to the Governance Committee no later than
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November 18, 2025 and no earlier than October 19, 2025, c/o Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302: (1) a nomination notice in accordance with the procedures set forth in Section 1.12 of our Bylaws; (2) a request that the Governance Committee consider the shareholder’s candidate for inclusion in the Board’s slate of nominees for the applicable meeting; and (3) along with the shareholder’s candidate, an undertaking to provide all other information the Committee or the Board may request in connection with their evaluation of the candidate. A copy of our Bylaws is available on our website at www.equifax.com/about-equifax/corporate-governance or by writing to the Corporate Secretary.
Any shareholder’s nominee must satisfy the minimum qualifications for any director described above in the judgment of the Governance Committee and the Board. In evaluating shareholder nominees, the Governance Committee and the Board may consider all relevant information, including the factors described above, and additionally may consider the size and duration of the nominating shareholder’s holdings in the Company; whether the nominee is independent of the nominating shareholder and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.
Shareholders may also submit proposals and director nominations through our proxy access procedures for consideration at the 2026 Annual Meeting, including proposals submitted for inclusion in the Company’s proxy materials for the 2026 Annual Meeting. Notice of such proposals or director nominations must be delivered to us no later than November 18, 2025 (and, in the case of a director nomination pursuant to proxy access, no earlier than October 19, 2025). The proposal or director nomination must satisfy the information and other requirements specified in our Bylaws and, if to be included in our proxy materials for the 2026 Annual Meeting, must comply with SEC Rule 14a-8 and other applicable rules and interpretations of the SEC.
Any shareholder proposal or director nomination submitted to the Company in connection with the 2026 Annual Meeting should be addressed to the Corporate Secretary at the address above. In addition, the shareholder proponent or a duly authorized representative must appear in person at the 2026 Annual Meeting to present the proposal.
In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934.
How can I contact the Company’s directors?
Shareholders and other interested parties who wish to communicate with our directors, a committee of the Board of Directors, the Independent Chairman, the non-management directors as a group, or the Board generally should address their correspondence accordingly and send by mail to Equifax Inc., c/o Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302. Correspondence will be forwarded as directed by the shareholder. The Company may first review such communications and screen out solicitations for goods and services and similar inappropriate communications unrelated to the Company or its business. All concerns related to audit or accounting matters will be referred to the Audit Committee.
Can I find additional information on the Company’s website?
Yes. Although information contained on our website is not part of this Proxy Statement, you will find information about the Company and our corporate governance practices at www.equifax.com/about-equifax/corporate-governance. Our website contains information about our Board, Board committees, Articles of Incorporation and Bylaws, Code of Ethics and Business Conduct, Governance Guidelines, and information about insider transactions. Shareholders may obtain, without charge, hard copies of the above documents by writing to Equifax Inc., Attn: Office of Corporate Secretary, P.O. Box 4081, Atlanta, Georgia 30302, telephone (404) 885-8000.
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ANNEX A:
Reconciliation of Non-GAAP Financial Measures
We refer in this Proxy Statement to Adjusted EPS and Adjusted EBITDA, which are non-GAAP financial measures.
Adjusted EPS attributable to Equifax is diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment and gain on sale of equity investments, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, adjustments to deferred tax balances, reversal of a valuation allowance for certain deferred tax assets, legal settlement, and aggregated tax impact of these adjustments.
Adjusted EBITDA is defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, fair market value adjustment and gain on sale of equity investments, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, Argentina highly inflationary foreign currency adjustment and legal settlement.
Adjusted EPS and Adjusted EBITDA are provided to show the performance of our core operations without the effect of the excluded items, consistent with how our management reviews and assesses our historical performance when measuring operating profitability, evaluating performance trends and setting performance objectives. This non-GAAP measure is not a measurement of financial performance under GAAP and should not be considered as an alternative to EPS, and may not be comparable to non-GAAP financial measures used by other companies.
The following table reconciles Adjusted EPS to net income attributable to Equifax, the most directly comparable financial measure calculated in accordance with GAAP:
	Twelve Months Ended December 31,
(In millions, except per share amounts)	2024	2023	$ Change	% Change
Net income attributable to Equifax	$604.1	$545.3	$58.8	11%
Acquisition-related amortization expense of certain acquired intangibles1	261.1	250.7	10.4	4%
Accrual for legal and regulatory matters related to the 2017 cybersecurity incident2	0.3	16.8	(16.5)	(98)%
Fair market value adjustment and gain on sale of equity investments3	0	(13.4)	13.4	nm
Pension mark-to-market fair value adjustment4	11.6	0.1	11.5	nm
Foreign currency impact of certain intercompany loans5	0.4	(1.0)	1.4	nm
Acquisition-related costs other than acquisition amortization6	68.4	103.2	(34.8)	(34)%
Realignment of resources and other costs7	48.0	34.6	13.4	39%
Income tax effects of stock awards that are recognized upon vesting or settlement8	(8.2)	(3.4)	(4.8)	141%
Argentina highly inflationary foreign currency adjustment9	1.1	3.8	(2.7)	(71)%
Adjustments to deferred tax balances10	0	(27.2)	27.2	nm
Reversal of valuation allowance for certain deferred tax assets11	(4.6)	0	(4.6)	nm
Legal Settlement12	15.0	0	15.0	nm
Tax impact of adjustments13	(87.1)	(78.0)	(9.1)	12%
Adjusted net income attributable to Equifax	$910.1	$831.5	$78.6	9%
Adjusted diluted EPS attributable to Equifax	$7.29	$6.71	$0.58	9%
Weighted-average shares used in computing diluted EPS	124.9	123.9
nm – not meaningful
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1
For the year ended December 31, 2024, we recorded acquisition-related amortization expense of certain acquired intangibles of $261.1 million ($207.5 million, net of tax). The $53.6 million of tax is comprised of $70.0 million of tax expense, net of $16.4 million of a cash income tax benefit. We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. For the year ended December 31, 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $250.7 million ($201.9 million, net of tax). The $48.8 million of tax is comprised of $65.1 million of tax expense, net of $16.3 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

2
For the year ended December 31, 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.3 million ($0.2 million, net of tax). For the year ended December 31, 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $16.8 million ($16.7 million, net of tax), primarily driven by our accrual for a penalty associated with resolution of the investigation of the incident by the Financial Conduct Authority in the United Kingdom. See the Notes to this reconciliation for additional detail.

3
For the year ended December 31, 2023, we recorded a $13.4 million ($8.8 million, net of tax) gain on the fair market value adjustment of an equity investment and gain on sale of equity method investments. The changes in fair value were recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

4
For the year ended December 31, 2024, we recorded an $11.6 million loss ($8.7 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. For the year ended December 31, 2023, we recorded a $0.1 million loss ($0.1 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

5
For the year ended December 31, 2024, we recorded a foreign currency loss on certain intercompany loans of $0.4 million. For the year ended December 31, 2023, we recorded a foreign currency gain of $1.0 million related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

6
For the year ended December 31, 2024, we recorded $68.4 million ($51.8 million, net of tax) for acquisition-related costs other than acquisition amortization. For the year ended December 31, 2023, we recorded $103.2 million ($79.5 million, net of tax) for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

7
During the year ended December 31, 2024, we recorded $48.0 million ($34.1 million, net of tax) of restructuring charges related to the realignment of resources and other costs. These restructuring charges predominantly relate to our ongoing efforts toward completion of our technology transformation in order to support the Company’s strategic objectives. For the year ended December 31, 2023, we recorded $34.6 million ($24.6 million, net of tax) of restructuring charges for the realignment of resources and other costs. These restructuring charges predominantly related to the reduction of headcount and contract terminations in order to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

8
For the year ended December 31, 2024, we recorded a tax benefit of $8.2 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. For the year ended December 31, 2023, we recorded a tax benefit of $3.4 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

9
Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. For the year ended December 31, 2024, we recorded a foreign currency loss of $1.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the year ended December 31, 2023, we recorded a foreign currency loss of $3.8 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

10
During the year ended December 31, 2023, we recorded a tax benefit of $27.2 million related to the write off of a deferred tax liability related to our original investment in Boa Vista Serviços as a result of our purchase of the remaining interest in Boa Vista Serviços in the third quarter of 2023. See Notes to this reconciliation for additional detail.

11
For the year ended December 31, 2024, we recorded a full reversal of a valuation allowance for certain deferred tax assets of $4.6 million that was initially recorded in 2020. See the Notes to this reconciliation for additional detail.

12
For the year ended December 31, 2024, we recorded a $15.0 million charge for a settlement associated with the resolution of a matter with the Consumer Financial Protection Bureau (“CFPB”). See the Notes to this reconciliation for additional detail.

13
For the year ended December 31, 2024, we recorded the tax impact of adjustments of $87.1 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $53.6 million ($70.0 million of tax expense, net of $16.4 million of a cash income tax benefit), (ii) a tax adjustment of $0.1 million related to an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, (iii) a tax adjustment of $2.9 million related to the fourth quarter mark-to-market fair value adjustment

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of our pension and postretirement benefit plans, (iv) a tax adjustment of $16.6 million related to acquisition-related costs other than acquisition amortization, and (v) a tax adjustment of $13.9 million related to the realignment of resources and other costs. For the year ended December 31, 2023, we recorded the tax impact of adjustments of $78.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $48.8 million ($65.1 million of tax expense, net of $16.3 million of a cash income tax benefit), (ii) a tax adjustment of $0.1 million related to an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, (iii) a tax adjustment of $4.6 million related to the gain on fair market value adjustment and gain on sale of equity investments, (iv) a tax adjustment of $23.7 million related to acquisition-related costs other than acquisition amortization, and (v) a tax adjustment of $10.0 million related to the realignment of resources and other costs.
The following table reconciles Adjusted EBITDA to net income attributable Equifax, the most directly comparable financial measure calculated in accordance with GAAP:
	Twelve Months Ended December 31,
(In millions)	2024	2023	$ Change	% Change
Revenue	$5,681.1	$5,265.2	$415.9	8%
Net income attributable to Equifax	604.1	545.3	58.8	11%
Income taxes	203.2	166.2	37.0	22%
Interest expense, net*	214.2	227.2	(13.0)	(6)%
Depreciation and amortization	669.8	610.8	59.0	10%
Accrual for legal and regulatory matters related to 2017 cybersecurity incident1	0.3	16.8	(16.5)	(98)%
Fair market value adjustment and gain on sale of equity investments2	0	(13.4)	13.4	nm
Pension mark-to-market fair value adjustment3	11.6	0.1	11.5	nm
Foreign currency impact of certain intercompany loans4	0.4	(1.0)	1.4	nm
Acquisition-related costs other than acquisition amortization5	68.4	103.2	(34.8)	(34)%
Realignment of resources and other costs6	48.0	34.6	13.4	39%
Argentina highly inflationary foreign currency adjustment7	1.1	3.8	(2.7)	(71)%
Legal Settlement8	15.0	0	15.0	nm
Adjusted EBITDA, excluding the items listed above	$1,836.1	$1,693.6	$142.5	8%
Adjusted EBITDA margin	32.3%	32.2%
nm – not meaningful
*
Excludes interest income of $14.9 million and $14.2 million for the years ended December 31, 2024 and 2023, respectively.

1
For the year ended December 31, 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.3 million ($0.2 million, net of tax). For the year ended December 31, 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $16.8 million ($16.7 million, net of tax), primarily driven by our accrual for a penalty associated with resolution of the investigation of the incident by the Financial Conduct Authority in the United Kingdom. See the Notes to this reconciliation for additional detail.

2
For the year ended December 31, 2023, we recorded a $13.4 million ($8.8 million, net of tax) gain on the fair market value adjustment of an equity investment and gain on sale of equity method investments. The changes in fair value were recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

3
For the year ended December 31, 2024, we recorded an $11.6 million loss ($8.7 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. For the year ended December 31, 2023, we recorded a $0.1 million loss ($0.1 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

4
For the year ended December 31, 2024, we recorded a foreign currency loss on certain intercompany loans of $0.4 million. For the year ended December 31, 2023, we recorded a foreign currency gain of $1.0 million related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

5
For the year ended December 31, 2024, we recorded $68.4 million ($51.8 million, net of tax) for acquisition-related costs other than acquisition amortization. For the year ended December 31, 2023, we recorded $103.2 million ($79.5 million, net of tax) for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

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6
During the year ended December 31, 2024, we recorded $48.0 million ($34.1 million, net of tax) of restructuring charges related to the realignment of resources and other costs. These restructuring charges predominantly relate to our ongoing efforts toward completion of our technology transformation in order to support the Company’s strategic objectives. For the year ended December 31, 2023, we recorded $34.6 million ($24.6 million, net of tax) of restructuring charges for the realignment of resources and other costs. These restructuring charges predominantly related to the reduction of headcount and contract terminations in order to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

7
Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. For the year ended December 31, 2024, we recorded a foreign currency loss of $1.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the year ended December 31, 2023, we recorded a foreign currency loss of $3.8 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

8
For the year ended December 31, 2024, we recorded a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB. See the Notes to this reconciliation for additional detail.

Notes to Reconciliation of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures
Acquisition-related amortization expense – For the years ended December 31, 2024 and 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $261.1 million ($207.5 million, net of tax) and $250.7 million ($201.9 million, net of tax), respectively. We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.
Accrual for legal and regulatory matters related to the 2017 cybersecurity incident – Accrual for legal and regulatory matters related to the 2017 cybersecurity incident includes legal fees to respond to subsequent litigation and government investigations for the periods presented. For the year ended December 31, 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.3 million ($0.2 million, net of tax). For the year ended December 31, 2023, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $16.8 million ($16.7 million, net of tax). Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
Fair market value adjustment and gain on sale of equity investments – For the year ended December 31, 2023, we recorded a $13.4 million ($8.8 million, net of tax) gain related to adjusting our investment in Brazil to fair value at the date of the acquisition and gain related to the sale of an equity method investment. On August 7, 2023, we purchased the remaining interest of our equity investment in Brazil. The investment in Brazil had a readily determinable fair value and the carrying value of the investment was adjusted to fair value as of the close date, resulting in a loss. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2023, since the non-operating gains or losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
129

Pension mark-to-market fair value adjustment – We utilize a mark-to-market method of accounting for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans. Under our accounting methodology for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans, remeasurement of projected benefit obligation and plan assets are immediately recognized in earnings through net periodic benefit cost within Other Income (Expense) on the Consolidated Statements of Income, with pension and postretirement plans to be remeasured annually in the fourth quarter, or on an interim basis as triggering events require remeasurement. For the year ended December 31, 2024, we recorded an $11.6 million ($8.7 million, net of tax) loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. For the year ended December 31, 2023, we recorded a $0.1 million ($0.1 million, net of tax) loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results, since the non-operating gains and losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
Foreign currency impact of certain intercompany loans – For the year ended December 31, 2024, we recorded a foreign currency loss related to certain intercompany loans of $0.4 million. For the year ended December 31, 2023, we recorded a $1.0 million foreign currency gain related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
Acquisition-related costs other than acquisition amortization – For the year ended December 31, 2024, we recorded $68.4 million ($51.8 million, net of tax) for acquisition-related costs other than acquisition amortization. For the year ended December 31, 2023, we recorded $103.2 million ($79.5 million, net of tax) for acquisition-related costs other than acquisition amortization. These costs primarily related to transaction and integration costs resulting from recent acquisitions and were recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.
Charge related to the realignment of resources and other costs – During the year ended December 31, 2024, we recorded $48.0 million ($34.1 million, net of tax) of restructuring charges related to the realignment of resources and other costs. These restructuring charges predominantly relate to our ongoing efforts toward completion of our technology transformation in order to support the Company’s strategic objectives. For the year ended December 31, 2023, we recorded $34.6 million ($24.6 million, net of tax) of restructuring charges for the realignment of resources and other costs. These restructuring charges predominantly related to the reduction of headcount and contract terminations in order to support the Company’s strategic objectives and increase the integration of our global operations. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2024 and 2023, since the charges are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
Income tax effects of stock awards that are recognized upon vesting or settlement – For the year ended December 31, 2024, we recorded a tax benefit of $8.2 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. For the year ended December 31, 2023, we recorded a tax benefit of $3.4 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2024, as compared to 2023, because these amounts are non-operating and relate to income tax benefits or deficiencies for
130	2025 Proxy Statement

stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
Argentina highly inflationary foreign currency adjustment – Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. For the year ended December 31, 2024, we recorded a $1.1 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the year ended December 31, 2023, we recorded a foreign currency loss of $3.8 million. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
Adjustments to deferred tax balances – During the year ended December 31, 2023, we recorded a tax benefit of $27.2 million related to the write off of a deferred tax liability related to our original investment in Boa Vista Serviços as a result of our purchase of the remaining interest in Boa Vista Serviços in the third quarter of 2023. We determined the deferred tax balance should no longer be recorded as a result of our purchase of the remaining interest in Boa Vista Serviços during the third quarter of 2023. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for both periods since this adjustment is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
Reversal of a valuation allowance for certain deferred tax assets – For the year ended December 31, 2024, we recorded a full reversal of a valuation allowance for certain deferred tax assets of $4.6 million. The valuation allowance was initially recorded in the first quarter of 2020 for deferred tax assets where the benefit was not expected to be realized. In the fourth quarter of 2024, we determined the benefit is expected to be realized for the deferred tax assets and therefore we fully reversed the valuation allowance initially recorded. The tax effect of the initial valuation allowance recorded was excluded from financial results in the first quarter of 2020, and therefore the tax effect of the reversal of the valuation allowance has been excluded from financial results in the fourth quarter of 2024. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2024 because this amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
Legal settlement – For the year ended December 31, 2024, we recorded a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2024, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.
Adjusted EBITDA and EBITDA margin – Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.
131

ANNEX B:
Forward-Looking Statements
This Proxy Statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “may” and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, including statements relating to future operating results, improvements in our information technology and data security infrastructure, including as a part of our cloud technology transformation, our strategy, the expected financial and operational benefits, synergies and growth from our acquisitions, changes in U.S. and worldwide economic conditions, such as changes in interest rates and inflation, that materially impact consumer spending, home prices, investment values, consumer debt, unemployment rates and the demand for Equifax’s products and services, our culture, our ability to innovate, the market acceptance of new products and services and similar statements about our business plans are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections, including without limitation our expectations regarding the Company’s outlook, long-term organic and inorganic growth, and customer acceptance of our business solutions referenced in “Item 1. Business” and in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation – Business Overview” of our Annual Report on Form 10-K for the year ended December 31, 2024. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024, and those described from time to time in our future reports filed with the United States Securities and Exchange Commission. As a result of such risks and uncertainties, we urge you not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
132	2025 Proxy Statement

Board of Directors

Mark W. Begor
Chief Executive Officer,
Equifax Inc.

Karen L. Fichuk
Former Chief Executive Officer, Randstad North America

Barbara A. Larson
Chief Financial Officer,
SentinelOne, Inc.

Scott A. McGregor
Former President and Chief Executive Officer, Broadcom Corporation

Melissa D. Smith
Chair and Chief Executive Officer,
WEX Inc.

Mark L. Feidler
Independent Chairman,
Equifax Inc. and Founding Partner, MSouth Equity Partners

G. Thomas Hough
Retired Americas Vice Chair,
Ernst & Young LLP

Robert D. Marcus
Former Chairman and Chief Executive Officer, Time Warner Cable Inc.

John A. McKinley
Founder, Great Falls Ventures

Audrey Boone Tillman
Senior Executive Vice President and General Counsel,
Aflac Incorporated

1550 Peachtree Street NW, Atlanta, GA 30309 • 404.885.8000 • equifax.com

SCAN TOVIEW MATERIALS & VOTE 1550 PEACHTREE STREET, N.W.VOTE BY INTERNETATLANTA, GEORGIA 30309Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of informationup until 11:59 p.m., Eastern Time, on May 7, 2025. Have your proxy card in hand whenyou access the website and follow the instructions to obtain your records and to create anelectronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EFX2025You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.,Eastern Time, on May 7, 2025. Have your proxy card in hand when you call and then followthe instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU VOTEBY INTERNET OR TELEPHONE.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V70473-P26472KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYEQUIFAX INC. The Board of Directors recommends that you vote "FOR" each of the following director nominees:1.Election of ten Director Nominees: Nominees: 1a. Mark W. Begor 1b. Mark L. Feidler 1c. Karen L. Fichuk 1d. G. Thomas Hough 1e. Barbara A. Larson 1f. Robert D. Marcus 1g. Scott A. McGregor 1h. John A. McKinley 1i. Melissa D. Smith 1j. Audrey Boone Tillman For Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! ! The Board of Directors recommends that you vote "FOR" Item 2.2.Advisory vote to approve named executive officer compensation ("say-on-pay"). The Board of Directors recommends that you vote "FOR" Item 3.3.Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2025. The Board of Directors recommends that you vote "FOR" Item 4.4.Approve amendments to the Company's Articles of Incorporation to eliminate supermajority voting requirements. The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting or any adjournment thereof. For Against Abstain! ! !For Against Abstain! ! !For Against Abstain! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.Notice to participants in the Equifax Inc. 401(k) Plan and the Equifax Canada Retirement Savings Program for Salaried Employees (the "Equifax Plans"):If you participate in the Equifax Plans, your proxy card includes shares that the relevant plan has credited to this account.To allow sufficient time for the Equifax Plans’ trustees to vote, the trustees must receive your voting instructions no later than 11:59 p.m., Eastern Time, on May 6, 2025. The Equifax Inc. 401(k) Plan trustee will vote those plan shares that are not voted by this deadline in the same proportion as the shares held by the trustees for which voting instructions have been received. The Equifax Canada Retirement Savings Program for Salaried Employees trustee will only vote those plan shares for which voting instructions are received prior to this deadline. Participants in the Equifax Plans may not vote the shares owned through such plans after this deadline, including at the Annual Meeting.TO CHANGE YOUR VOTEIf you vote again by any means prior to the meeting, it will cancel your prior vote. For example, if you voted by telephone, a later Internet vote will change your vote. The last vote received before 11:59 p.m., Eastern Time, on May 7, 2025 will be the one counted. You may also revoke your proxy by voting at the Annual Meeting.V70473-P26472EQUIFAX INC.Annual Meeting of Shareholders May 8, 2025, at 8:00 a.m., Eastern TimeTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EQUIFAX INC.This proxy, when properly executed, will be voted in the manner directed by the shareholder whose name appears on the reverse (the "Shareholder"). If no direction is given, this Proxy will be voted "For" the election of the ten director nominees, each for a one-year term, in Item 1; "For" an advisory vote to approve named executive officer compensation in Item 2; "For" the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2025 in Item 3; "For" the approval of amendments to the Company's Articles of Incorporation to eliminate supermajority voting requirements in Item 4; and with discretionary authority on all other matters that may properly come before the Annual Meeting.By this document, the Shareholder appoints Mark W. Begor and Mark L. Feidler, and each of them, with power of substitution in each, proxies to appear and vote all common stock of the Shareholder in Equifax Inc. at the Annual Meeting of Shareholders to be held at Equifax's Corporate Headquarters located at 1550 Peachtree Street, N.W., Atlanta, Georgia 30309 and virtually via our live webcast at www.virtualshareholdermeeting.com/EFX2025 on Thursday, May 8, 2025 at 8:00 a.m., Eastern Time, and at any adjournment thereof.Continued and to be signed on reverse side